SECURITIES AND EXCHANGE COMMISSION
                     Washington D.C. 20549

                           FORM N-lA


                   1940 Act File No. 811-4421



                REGISTRATION STATEMENT UNDER THE
                 INVESTMENT COMPANY ACT OF 1940

                        Amendment No. 16


               CO-OPERATIVE BANK INVESTMENT FUND
                   d/b/a Bank Investment Fund
       (Exact Name of Registrant as Specified in Charter)


                         75 Park Plaza
                Boston, Massachusetts 02116-3934
            (Address of Principal Executive Offices)

                         (617) 695-0415
                (Registrant's Telephone Number)


                      JAMES L. BURNS, JR.
             President and Chief Executive Officer
                      Bank Investment Fund
                         75 Park Plaza
                Boston, Massachusetts 02116-3934
            (Name and Address of Agent for Service)


                           Copies to:

                   ROBERT E. McLAUGHLIN, ESQ.
                       Steptoe & Johnson
                 1330 Connecticut Avenue, N.W.
                     Washington, D.C. 20036

Dated:   March   27, 1997




                 (267 Pages, including Exhibits)
PART A

Items 1-3.

         Not applicable, as this Registration Statement is filed only under the Investment Company Act of 1940 (the 1940 Act") and does not relate to the registration of any securities of the Registrant under the Securities Act of 1933.

Item 4.  General Description of Registrant; Risk Factors

         (a) (i) The Registrant is a corporation organized effective April 7, 1985 pursuant to a special act of the Commonwealth of Massachusetts (Massachusetts Acts of 1984, Chapter 482, as amended by Massachusetts Acts of 1986, Chapter 244, Massachusetts Acts of 1990, Chapter 277, Massachusetts
Acts of 1991, Chapter 285, and Massachusetts Acts of 1993, Chapter 147) (collectively, the "Charter"). The
Registrant's chartered name is the Co-operative Bank Investment Fund, and the Registrant does business under the name Bank Investment Fund. The Registrant commenced active operations on October 18, 1985. The Registrant was established to provide one or more mutual investment funds for Massachusetts cooperative banks and other institutions as described in Item 6(a). From October 18, 1985 through October 12, 1988, the Registrant's operations were performed through a single investment fund. On October 12, 1988, the Registrant organized a second fund as a money market fund. The Registrant is regulated by the Massachusetts Commissioner of Banks.

              The Registrant is an open-end management company. The Registrant operates as a diversified management company, but reserves the freedom of action to change its portfolio concentration to that of a nondiversified management company.

             (ii) The Registrant's current operation is performed through a no-load, diversified, open-end investment fund ("Fund One") and a no-load, diversified, open-end money market fund (the "Liquidity Fund") (Fund One and the Liquidity Fund are hereinafter referred to collectively as the "Funds"). The objective of each of the Funds is to maximize current income consistent with liquidity of assets and safety of principal. The fundamental restrictions and investment policies of the Registrant for Fund One and Liquidity Fund are described in the following two paragraphs.

             The Registrant has a policy of investing
         Fund One's assets principally in (A) cash on hand and due from banks, (B) balances payable upon demand or certificates of deposits due from a Massachusetts trust company or a national banking association or banking company, (C) bonds and other direct obligations of the United States or obligations unconditionally guaranteed as to principal and interest by the United States,
        (D)bonds and notes of the Commonwealth of Massachusetts or any political subdivision thereof, which when purchased was rated A-1 by Standard & Poor's
         Corporation ("Standard & Poor's) or Prime-1 by
         Moody's Investors Service, Inc.("Moody's") or, if not rated, have been determined under procedures adopted and supervised by the Registrant's Board of Directors to be of comparable high quality, (E) certain federal agency obligations which have unexpired terms of five years or less, to include obligations of, or instruments issued by and fully guaranteed by, the Federal National Mortgage Association, debentures, bonds or other obligations issued by a Federal Home
         Loan Bank or consolidated Federal Home Loan Bank debentures or bonds issued by the Federal Home Loan
         Bank Board under the Federal Home Loan Bank Act, debentures issued by the federal central bank for co-operatives, or consolidated debentures issued by said Central Bank and the 12 regional Banks for co-operatives under the Farm Credit Act of 1933 or any successors thereto, collateral trust debentures or other similar obligations issued by any federal intermediate credit bank or consolidated debentures or other similar obligations issued by the 12 federal intermediate credit banks under the Federal Farm Loan Act, farm loan bonds issued by any federal loan bank under the Federal Farm Loan Act, and promissory notes representing domestic farm labor housing loans authorized by Section 514 of the Federal Housing Act of 1949, as amended by the Federal Housing Act of 1961,(F) repurchase agreements involving government securities, (G) debt instruments, to include, Federal funds and/or deposits in the Federal Home
         Loan Bank, deemed eligible for state banks legal liquidity by the Commonwealth of Massachusetts or the Commissioner of Banks, and (H) certain short-term money market instruments. Fund One's portfolio of investments was comprised of items (A), (B), (E), and
        (F) as of December 31, 1996.

             The Registrant has a policy of investing the Liquidity Fund's assets principally in
         (A) cash on hand and demand deposits due from banks;(B)certificates of deposit due from any trust company, national banking association, banking company, or any federally insured savings bank, co-operative bank or savings & loan association
         (C) bankers, acceptances; (D) bonds and other direct obligations of the United States or obligations unconditionally guaranteed as to principal and interest by the United States, and issues of U.S. Government agencies and instrumentalities which are established under the authority of an act of Congress; (E) bonds and notes of the Commonwealth of Massachusetts or any political subdivision thereof; which when purchased, are rated A-1 by Standard & Poor's Corporation ("Standard & Poor's) or Prime-1 by Moody's Investors Service, Inc.("Moody's") or, if not rated, have been determined under procedures adopted and supervised by the Registrant's Board of Directors to be of comparable high quality,(F)repurchase agreements; (G) commercial paper which, when purchased, is rated A-1 by Standard & Poor's Corporation ("Standard & Poor's) or Prime-1 by Moody's Investors Service, Inc.("Moody's") or, if not rated, has been determined under procedures adopted and supervised by the Registrant's Board of Directors to be of comparable high quality, including variable amount master demand notes and short-term obligations of corporations; (H)Second Tier securities to the extent permissible by Rule
         2a-7 of the Investment Company Act of 1940
        (no more than 5% of the Funds assets, in the
         aggregate, may be invested in "second tier"
         securities, with no more than 1% of the Fund's assets or one million dollars, whichever is greater, invested in the second tier securities of any one issuer) including commercial paper which when purchased is rated A-2 by Standard
         & Poor's or Prime-2 by Moody's or if not rated, has been determined under procedures adopted, and supervised by the Fund's Board of Directors to be of comparable quality. Commercial paper obligations in the second tier category may include variable amount master demand notes and short-term obligations of corporations;
        (I) any other debt instrument to include, Federal funds and/or deposits in the Federal
         Home Loan Bank, deemed eligible for state banks legal liquidity by the Commonwealth of Massachusetts or the Commissioner of Banks or the Commissioner of Banks; and (J) certain short-term money market instruments. All of the investments for the Liquidity Fund must have a maturity or remaining maturities of 397 days or less; except for, variable rate instruments, which provide for adjustment of interest rates on set dates(currently daily or weekly) and which upon such adjustment is expected to have a market values that approximate their par values, may have a final maturity in excess of 397 days, but for purposes of calculating the average maturity will be deemed to have a maturity equal to (1) the period remaining until the next readjustment of the interest rate if it is an instrument issued or guaranteed by the United
         States Government or any agency thereof, or (2) the longer of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand. The Liquidity Fund will maintain a dollar-weighted average maturity of 90 days or less. The Liquidity
         Fund may invest more than 25% of its assets in the banking industry. The Liquidity Fund's portfolio of investments was comprised of items
         (A), (B), (D), (G), (I) and (J) as of December
         31, 1996.

             The Registrant's board of directors has
         established procedures designed to stabilize the per share net asset value of shares of the Liquidity Fund at $1,000.

             Under repurchase agreements entered into by the Registrant, the Registrant purchases government securities from a seller subject to an unconditional agreement to sell the same securities or other assets back to the seller at a higher price. If a purchaser under such a repurchase agreement does not assure its interest by taking possession of a sufficient amount of assets, or the market value of such assets does not remain sufficient, the purchaser is at risk in the event that the seller under such agreement does not fulfill its obligations under the agreement. It is the Registrant's policy to minimize risk under such agreements by (a) having its custodian take possession of securities purchased under such agreements and
         (b) determining that the market value of the securities purchased under such an agreement is adequate to secure its interest at the time of purchase and over the life of the agreement.

              The Funds may enter into reverse repurchase agreements to meet short term liquidity needs of the Funds. These agreements may not be in excess of three business days. Any such borrowing would be limited to borrowing allowable under Section 18 of the Investment Company Act of 1940 and applicable regulations promulgated thereunder.

              Because holders of the shares of beneficial interest issued by the Registrant do not have voting rights (see Item 4(c) below), the objectives of the Registrant's Funds may be changed without a vote of those holders.

              The Registrant may establish in the future other distinct investment funds with investment objectives different from those which the Registrant has adopted for the Funds. The Registrant's Charter, however, restricts the Registrant's authority to invest its assets to certain specified types of securities and other property. See Item 13 of Part B, "Investment Objectives and Policies."

         (b)  No response is required.

         (c) (i) Lack of Management Control of the Registrant by the Investors. The shares of beneficial interest issued by the Registrant do not provide holders of such shares with any voting rights. The Registrant's Board of Directors is elected by the Registrant's incorporators, who are the directors of The Co-operative Central Bank (the "Central Bank"), which is the statutory reserve bank and excess deposit insurer for Massachusetts co-operative banks. The Registrant operates pursuant to an exemption from those provisions of the 1940 Act which require that shares of stock issued by a registered investment management company be voting shares.*

              (ii) Limited Transferability of Shares.  The
         Registrant's shares may not be issued to any persons other than those certain institutions identified as eligible investors under Item 6(a) below. The Registrant's shares may not be transferred by such









    *On October 17, 1985 the Securities and Exchange Commission issued an order pursuant to Section 6(c) of the 1940Act exempting the Registrant from Sections 13(a), 15(a), 16(a), and (b), 18(I), 22(d) and (e), 24(d), and 32(a) (2) and (3) of the 1940Act (File)
No. 812-6154). This order was amended by the Commission on July 16, 1986. On September 30, 1992 and December 21, 1993, the Commission issued further orders exempting the Registrant from Sections 13(a), 15(a), 16(a) and (b), 18(I), 22(d), and 13(a) (2)
and (3) of the 1940 Act (File Nos. 812-7847 and 812-8616,
respectively.



         investors to any persons other than other eligible investors(except that the shares may be pledged to such other persons, or may be transferred to the Central Bank). See Item 6, "Capital Stock and Other Securities." See also the footnote accompanying Item 4(c)(I) above.

          (iii) Officers and Employees Not Full-Time. The executive officers of the Registrant have significant duties as officers and employees of the Central Bank, and are not full-time employees of the Registrant. However, these officers devote to the Registrant's affairs such time as is reasonably necessary to conduct its business.

Item 5.    Management of the Funds

         (a) The Registrant's charter provides that its Board of Directors shall have full control of the business of the Registrant, except for certain powers retained by the Registrant's incorporators. In particular, the Board of Directors has authority to invest the Registrant's assets, subject to the limitations of the Registrant's Charter.

         (b) The Registrant does not currently employ the services of an investment advisor. Investment decisions for the Registrant are made by authorized officers of the Registrant, pursuant to authority delegated by the Registrant's Board of Directors. The Registrant reserves the right to appoint an investment advisor at any reasonable and customary fee as may be agreed when, in the opinion of the Registrant's Board of Directors, the use of such services would improve the Funds' performance.

         (c) (i) The Registrant does not currently utilize the services of any person (other than its directors, officers or employees) to provide significant administrative or business affairs management services to the registrant.

            (ii) The primary investment officer of the Funds is James L. Burns, Jr., President. He has held this position since inception of the Registrant in 1985. For more than 15 years prior to the inception of the Registrant, he managed investment portfolios for the Co-operative Central Bank and the State Street Bank and Trust Company, Boston, Massachusetts.

         (d) The Registrant does not utilize the services of a transfer agent or a dividend paying agent.

         (e) The Registrant has reimbursed the Central Bank for its proportionate share of expenses for facilities or services used in common by both the Registrant and the Central Bank, such as office rent, furniture and equipment. All fees and expenses for the Registrant are estimated and accrued daily. Actual operating expenses for the year ended December 31, 1996 were
 .432% of average net assets for Fund One and .150% of average net assets for the Liquidity Fund. Operating expenses of $34,800 were paid or accrued by Fund One as reimbursement to the Central Bank during the year ended December 31, 1996.

         The Liquidity Fund paid $33,600 to Fund One for its proportionate share of office rent, employee compensation, equipment and data processing, insurance and other general expenses in the year ended December 31, 1996.

         Expenses directly related to the operation of one of the Funds are charged to that Fund. Common and indirect expenses are allocated between the Funds in accordance with the annual budget as determined by the Board of Directors of the Corporation to be fair and equitable or on such other basis as the board of Directors of the Corporation may determine from time to time to be fair and equitable.

         (f) The Registrant does not engage in, or contemplate engaging in, any of the practices referred to in subsection (f) of item 5 of Form N-lA.

Item 5A. Not applicable, as this Registration Statement is filed only under the 1940 Act and does not relate to the registration of any securities of the Registrant under the Securities Act of 1933.

Item 6.    Capital Stock and Other Securities

          (a) The Registrant has no capital stock; beneficial ownership of the Registrant is represented by shares of beneficial interest divided into two classes, the Fund One Class and the Liquidity Fund Class. Each share within each such class is equal in every respect to every other share of that class.
The shares of beneficial interest in the Registrant do not provide holders of such shares with any voting rights. The right to elect the Registrant's board of directors is vested in the Registrant's incorporators, who are the directors of the Central Bank.

         Under the Registrant's Charter, its shares may not be issued to any persons other than Massachusetts co-operative banks, Massachusetts savings banks, the Co-operative Banks Employees Retirement Association, the Central Bank, the Massachusetts Co-operative Bank League, The Savings Bank Life Insurance Company of Massachusetts, the National Consumer Co-operative Bank, Massachusetts trust companies, credit unions incorporated in Massachusetts and federally chartered credit unions, savings banks and savings and loan associations with their principal places of business in Massachusetts and affiliates of other eligible investors in the Registrant. Notwithstanding these charter provisions, the Registrant is not currently offering its shares to any credit unions, the Co-operative Banks Employees Retirement Association, or the Massachusetts League of Community Banks (formerly called the Massachusetts Co-operative Bank League), nor is it offering its shares to any affiliate of an eligible investor other than a wholly-owned subsidiary of an otherwise eligible investor. Moreover, shares of the Liquidity Fund are not being offered to any affiliate of any eligible investor, but rather is offered to eligible banking institutions only. The Registrant's shares may not be transferred by eligible investors to any persons other than such eligible investors (except that the shares may be pledged to such other persons by such investors, or may be transferred to the Central Bank). If the Registrant's shares are acquired by any other person by operation of law or by foreclosure upon the pledge of such shares (or through transfer in the case of the Central Bank), and if such condition is known to the Registrant, no dividend may be paid on such shares after 30 days from the date of such acquisition. Furthermore, the Registrant must offer to repurchase the shares from such person at net asset value of the shares, less any dividends paid thereon, after said thirty days. If such offer is refused, the redemption price which the holder of such shares may obtain in any subsequent repurchase of those shares by the Registrant is limited to the net asset value of the shares as last determined during said thirty days. See Item 8, "Redemption or Repurchase," as to eligible shareholders, redemption rights.

         (b) As of the date of filing of this Registration
Statement, no person controls the Registrant within the meaning of subsection (b) of Item 6 of Form N-lA.

         (c) There is no authority in the Registrant's charter or by-laws for modification of the rights of the holders of the Registrant's shares of beneficial interest.

         (d) The Registrant does not have any authority to issue any securities other than its shares of beneficial interest.

         (e) Shareholder inquiries may be made to the Registrant in writing addressed to Bank Investment Fund, 75 Park Plaza,
Boston, Massachusetts 02116-3934. Telephone inquiries may be made by calling (617) 695-0415.


         (f) The Registrant's policy is to declare dividends from net income on each day the Funds are open for business and to make payments thereof to shareholders on a monthly basis.
Distributions of realized net capital gains, if any, are declared and paid once a year.

         Unless an investor elects in writing to receive dividends on a cash basis, dividends and distributions are credited to each investor's investment account as additional shares in the Registrant of the same class as the shares on which the dividend was paid, at net asset value on the date of payment. An investor wishing to change the method by which it receives dividends and distributions must notify the Registrant in writing at least one week before the effective date of such change.

         (g) The Registrant has and intends to continue to meet the requirements of Subchapter M of the Internal Revenue Code for regulated investment companies with respect to Fund One and intends to meet such requirements with respect to the Liquidity Fund and, therefore, will not be liable for federal income taxes to the extent that its earnings are distributed.

         Each of the Funds must meet several requirements to maintain its status as a regulated investment company. Among these requirements are that at least 90% of its gross income be derived from dividends, interest, payment with respect to securities loans or other disposition of securities and certain other income; that at the close of each quarter of its taxable year at least 50% of the value of its assets consist of cash and cash items, government securities, securities of other regulated investment companies and, subject to certain diversification requirements, other securities; and that no more than 30% of its gross income be derived from sales of securities held for less than three months.

         Dividends derived from interest, together with distributions of any short-term capital gains, are taxable as ordinary income whether or not reinvested in shares of the Registrant. Dividends of the Registrant will not qualify for the 85% dividends received provisions of the Internal Revenue Code for corporations. Investors in the Registrant may be proportionately liable for taxes on income and gains of the Registrant. The Registrant will inform its shareholders of the amount and nature of any income or gains.


Item 7.    Purchase of Securities Being offered

         (a)  Not applicable.

         (b) (i) The Registrant continuously offers shares of each class to all eligible investors and such shares (except shares of which the redemption price has become fixed under special conditions set forth in the Charter, as described under Item 6(a), "Capital Stock and Other Securities") are sold and redeemed by each Fund only at prices equal to the net asset value of the shares of such Fund's class outstanding. The net asset value per share for each Fund is determined by adding the value of all securities and other assets held by the applicable Fund, deducting liabilities of such Fund and dividing by the number of shares of such Fund's class outstanding.


               With respect to Fund One, investments in United States debt securities and agency securities are normally valued on the basis of valuations provided by market makers. Such prices are believed to reflect the fair value of such securities and take into account appropriate factors such as institutional size, trading in similar groups of securities, yield quality, coupon rate, maturity, type of issue, and other market data. Prices for securities with respect to which market quotations are not readily available will be determined on the basis of fair market value as determined in good faith by the Registrant's Board of Directors. The Liquidity Fund's investment securities are valued based on their amortized cost without taking into account unrealized appreciation or depreciation. The Registrant's Board of Directors has established procedures to stabilize the net asset value per share of the Liquidity Fund at $1,000.00.

              (ii) The net asset value per share for each Fund is determined as of the close of the New York Stock Exchange on days when the Registrant's custodian bank is open for business. The price at which an order is effected is based on the next calculation of net asset value after the order is placed.

              (iii)-(v) No sales charge will be made and no sales load will be involved in the distribution of any class of the Registrant's shares.

         (c) There are no special purchase plans or methods contemplated by the Registrant.

         (d) The minimum initial investment in the Registrant is $50,000 (although in certain cases the Registrant may require a larger minimum investment in accordance with the requirements of applicable securities laws). Additional investments may be made in any amount in excess of $50,000.


(e) The Registrant does not pay any "trail fees" as defined in subsection (e) of Item 7 of Form N-lA.

         (f) (i) The Registrant, by action of its Board of Directors, has adopted a plan under Rule 12b-1 of the 1940 Act for the payment of distribution expenses for the Funds (the "Plan"). The Plan provides for quarterly review by the Registrant's Board of Directors of the amount of and purposes for which expenditures were made under the Plan and an additional, more extensive annual review in determining whether the Plan will be continued. By its terms, continuation of the Plan from year to year is contingent on an annual approval (1) by a majority of the Registrant's Directors and (2) by a majority of the Directors who are not "interested persons" as defined in the 1940 Act and who have no direct or indirect financial interest in the operation of the Plan or any related agreements (the Directors described in (1) and (2) being herein referred to as the "Plan Directors"). The Plan may be terminated at any time by vote of a majority of the Plan Directors.

          (ii) The principal types of activities for which payments will be made pursuant to the Plan are: (1) Fees for membership in trade associations, including associations in which investors eligible to invest in one or more of the Funds are members; (2) Sponsorship of program activities at conferences attended by eligible investors, or attendance at such conferences by the Registrant's personnel, and related travel, meal and other expenses; (3) meals and other expenses, including travel expenses, related to business meetings with investors and potential investors in one or more of the Funds; (4) Personal items marked with the name or logo of the Registrant for distribution to investors or eligible investors in the Registrant; (5) Printing and postage expenses for written materials to be sent to eligible investors who are not shareholders in the Registrant; (6) Subscription to publications for re-distribution to eligible investors of the Registrant; (7) Formulation and implementation of marketing and promotional activities; (8) compensation to officer responsible for sales and customer service and (9) any other activities of a substantially similar nature which may result in the sale of Shares, either directly or through other persons with which the Registrant may enter into agreements related to the Plan in accordance with Rule 12b-1.


          (iii) There are no unreimbursed expenses incurred in any previous plan year and carried over to future plan years.

         The Plan is applicable to both Fund One and the Liquidity Fund. Any expenses incurred pursuant to the Plan which directly relate to the sale or distribution of shares of either Fund, e.g., printing and mailing of offering materials, will be allocated to and paid by the applicable Fund. Expenses which do not directly relate to the sale and/or distribution of shares of either Fund will be allocated between the Funds in accordance with the annual budget as determined by the Board of Directors of the Corporation to be fair and equitable or on such other basis as the board of Directors of the Corporation may determine from time to time to be fair and equitable.

Item 8.     Redemption or Repurchase

           (a) The Registrant will redeem shares of either class from shareholders of record, without any charge, at the per share net asset value next determined for such class after a request for redemption is received. Redemption may be requested, if authorized in advance and in writing, by telephone request to the Registrant. Shareholders also may make redemption requests by signed written request addressed to the Registrant. When the amount to be redeemed is at least $5,000, the Registrant will wire transfer the amount redeemed to a bank account designated by the shareholder.

         Payment for shares redeemed will be made by the Registrant within one business day, except as noted in Item 8(d) below. Redemption of shares or payment may be suspended at times
(a) when the New York Stock Exchange is closed, (b) when trading on said Exchange is restricted, (c) when an emergency exists as a result of which disposal by the Registrant of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Registrant to fairly determine the value of the net assets of the Funds, or (d) during any period when the Securities and Exchange Commission, by order, so permits; provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions prescribed in (b) or (c) exist.

         The Liquidity Fund reserves the freedom of action to invest more than 25% of its assets in the banking industry through Certificates of Deposit and Federal Funds sold in the ordinary course of its business.

         (b) The Registrant has not established any procedure whereby a shareholder can sell its shares to the Registrant through a broker/dealer.

         (c) The Registrant has not established any procedure which would permit it to redeem shares involuntarily in accounts below a certain number or value of shares.

         (d) The Registrant reserves the right to delay payment upon request for redemption up to seven business days after any investment that has been made with uncollected funds.


Item 9.   Pending Legal Proceedings

There are no legal proceedings pending to which the Registrant is a party.



















                             PART B


               STATEMENT OF ADDITIONAL INFORMATION


               CO-OPERATIVE BANK INVESTMENT FUND
                   d/b/a Bank Investment Fund



         This Statement of Additional Information is not a prospectus, and should be read in conjunction with Part A of the Registrant's Registration Statement, dated March 27, 1997 under the Investment Company Act of 1940 of which this Statement of Additional Information is a part. A copy of the entire Registration Statement, including Part A, may be obtained upon request from the Bank Investment Fund, 75 Park Plaza, Boston, Massachusetts 02116-3934, (617) 695-0415.


         Dated:   March 27, 1997
Item 11.   Table of Contents


Item No.                            Title                Page No.

12                  General Information and History          16

13                  Investment objectives and Policies       16

14                  Management of the Fund                   20

15                  Control Persons and Principal Holders    24
                    of Securities

16                  Investment Advisory and Other Services   25

17                  Brokerage Allocation                     27

18                  Capital Stock and Other Securities       28

19                  Purchase, Redemption and Pricing of      29
                    Securities Being Offered

20                  Tax Status                               30

21                  Underwriters                             30

22                  Calculations of Yield Quotations of      30
                    Money Market Funds

23                  Financial Statements                     31

Item 12.  General Information and History

         The Registrant commenced active operations as an investment company on October 18, 1985. General information regarding the Registrant is included under Item 4 of Part A of the Registration Statement of which this Statement of Additional
Information is a part.

Item 13.  Investment Objectives and Policies

         (a) The fundamental investment policies and restrictions of the Registrant followed in connection with the Registrant's operations are described under Item 4(a) of Part A of the Registration Statement of which this Statement of Additional Information is a part.

         The Registrant may establish other distinct investment funds with investment policies which differ from the policies to be followed with regard to the Registrant's current operations through the Funds. The Registrant is, however, limited in its discretion to establish investment policies by certain provisions of its Charter, which restrict the Registrant's authority to invest its assets to the following powers:

              (1) to make and acquire loans insured by the Federal Housing Administrator which are secured by mortgages on real property located within Massachusetts, or to service such loans;

              (2) to invest in debt obligations of the United States and Massachusetts, certain debt obligations of other states, certain debt obligations of Canada, debt obligations of certain other nations (subject to an aggregate three percent limitation), most federal agency obligations, debt obligations of Massachusetts municipalities and certain debt obligations of the municipalities of other states;

              (3) to invest in bonds and other evidences of indebtedness registered on a national securities exchange, or for which price quotations are available through publications of The National Quotation Bureau, Inc. or a comparable service, or through a national securities market established in accordance with
         Section 11A of the Securities Exchange Act of 1934, or securities commonly known as 'money market" instruments, including, but not limited to, commercial paper, banker's acceptances, certificates of deposit, repurchase agreements entered into with a bank and repurchase agreements with entities other than banks, provided that the term of such agreements may not be in excess of three business days;

              (4) to invest in shares of common stock or preferred stock, provided that, as regards common stock, such stock is registered on a national securities exchange, and, as regards preferred stock, the common stock of the corporation issuing or having issued such preferred stock, is so registered;

              (5) to invest in any shares of common stock or preferred stock, other than those registered on a national securities exchange, for which quotations are available through publications of The National Quotation Bureau, Inc. or any comparable service, or through a national securities market.

          The Registrant is not authorized to, and does not, invest in shares of common or preferred stock as described in paragraph (4) and (5) above in either Fund One or Liquidity Fund.

          The Registrant's authority to invest in the shares of common or preferred stock described in paragraph (5) above is limited by its Charter to 10% of the Registrant's total assets.

          Furthermore, the Registrant's Charter provides that no more than 5% of the Registrant's assets may be invested in the securities of any one issuer except for: (i) direct obligations of the United States; (ii) obligations unconditionally guaranteed by the United States; (iii) obligations of, or instruments issued by and fully guaranteed by, the Federal National mortgage Association; (iv) debentures, bonds or other obligations issued by a Federal Home Loan Bank or consolidated Federal Home Loan Bank debentures or bonds issued by the Federal Home Loan Bank Board under the Federal Home Loan Bank Act; (v) debentures issued by the central bank for co-operatives, or consolidated debentures issued by said central bank and the 12 regional banks for co-operatives under the Farm Credit Act of 1933 or any successors thereto; (vi) collateral trust debentures or other similar obligations issued by any federal intermediate credit bank or consolidated debentures or other similar obligations issued by the 12 federal intermediate credit banks under the Federal Farm Loan Act; (vii) farm loan bonds issued by any federal loan bank under the Federal Farm Loan Act; and (viii) promissory notes representing domestic farm labor housing loans authorized by
Section 514 of the Federal Housing Act of 1949, as amended by the Federal Housing Act of 1961.

          The Liquidity Fund may invest more than 25% of its assets in the banking industry through Certificates of Deposits and Federal Funds sold in the ordinary course of its business.

          (b) (1) The Registrant does not have any authority to issue any securities, including senior securities, other than the shares of beneficial interest which will be sold to eligible investors pursuant to the Registrant's Charter.

               (2)  The Registrant has no power under its
Charter or otherwise to engage in short sales, purchases on margin, or the writing of put or call options.

               (3) The Registrant may borrow money under its Charter, provided that the term of such borrowing may not be in excess of three business days. This authority is designed to meet short-term liquidity needs of the Registrant which might otherwise require liquidation of portfolio assets. Any such borrowing, including reverse repurchase agreements, would be limited to borrowing allowable under Section 18 of the 1940 Act and applicable regulations promulgated thereunder.

               (4)  The Registrant has no power under its
Charter to underwrite securities of other issuers, or to acquire securities that must be registered under the Securities Act of 1933 before they may be offered or sold to the public.

               (5)  As described in Item 4 of Part A of the
Registration Statement of which this Statement of Additional Information is a part, the investment policy for the Registrant's operation of the Funds is to maintain investments principally in assets which are eligible for inclusion in the reserve account which must be maintained by Massachusetts co-operative banks under Section 22 of Chapter 170 of the Massachusetts General Laws.
               (6)  As indicated above under Item 13(a)(1)
"Investment Objectives and Policies," the Registrant's Charter allows the Registrant to make and acquire certain real estate mortgage loans. The Registrant does not currently intend to exercise such power.

               (7)  The Registrant has no power under its
Charter to engage in the purchase or sale of commodities or commodity contracts.

               (8) Other than the securities which are of the nature excepted from Item 13(b)(8) of Form N-lA, the Registrant does not make loans to other persons, except that the Registrant may make short-term loans of portfolio securities to broker/dealers collateralized by securities received from such broker/dealers of like quality and value of which the Registrant will take possession.

               (9)  Fundamental investment policies and
restrictions of the Registrant for Fund one and Liquidity Fund, followed in connection with the Registrant's operations, are described under Item 4(a) of Part A of the Registration Statement of which this Statement of Additional Information is a part. The Registrant does not treat any other policy as a matter of "fundamental policy" pursuant to Section 8(b)(3) of the 1940 Act.

         (c) The Registrant does not have any significant investment policies other than as described above and in Item 4 of Part A of the Registration Statement of which this Statement of Additional Information is a part.

         (d) The portfolio turnover ratio of Fund One for the year ended December 31, 1996 was 49.3%. Portfolio purchase and sale activity was lower in 1996 than in 1995. Portfolio transactions in 1996 were based upon yield curve opportunities in addition to reinvestment of maturities and called securities together with normal response to share investment and redemption activity. The portfolio turnover ratio of Fund One for the year ended December 31, 1995 was 84.5%. Portfolio purchase and sale activity was higher in 1995 than in 1994. The 1995 activity resulted primarily from the combination of (1)normal response to share investment and redemption activity through the year (2) normal portfolio maturities and reinvestment transactions and (3) managements first quarter 1995 restructuring of the portfolio to take advantage of the changing market conditions for the remainder of the year.

          As described in Item 4(a)(ii) of Part A of the Registration Statement of which this Statement of Additional Information is a part, all of the investments for the Liquidity Fund must have a remaining maturity of 397 days or less and the Liquidity Fund will maintain a dollar weighted average maturity of 90 days or less. Due to the short-term nature of such a portfolio, investments are expected to be held to maturity, in most instances, except when redemption, market conditions, or other liquidity needs warrant sales in advance of maturity, except for, variable rate instruments which provide for adjustment of interest rates on set dates (currently daily or weekly) and which upon such adjustment can reasonably be expected to have a market value that approximates its par value may have a final maturity in excess of 397 days, but for purposes of calculating the average maturity will be deemed to have a maturity equal to (1) the period remaining until the next readjustment of the interest rate if it is an instrument issued or guaranteed by the United States Government or any agency thereof, or (2) the longer of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand.

Item 14.  Management of the Fund

         (a)

         (1)             (2)                   (3)

                       Position(s)
          Name         Held with        Principal Occupation(s)
      and Address      Registrant       during past 5 years

James L. Burns, Jr.    President and    President and Chief
75 Park Plaza          Chief Execu-     Executive Officer of the
Boston, MA 02116-3934  tive officer     Registrant and President
                                        (since November 1991) and
                                        Executive Vice President
                                        (from February 1973 to
                                        October 1991) of The
                                        Co-operative Central
                                        Bank, Boston,
                                        Massachusetts

William F. Casey, Jr.  Executive        Executive Vice President
75 Park Plaza          Vice President   of the Registrant and
Boston, MA 02116-3934                   Executive Vice President
                                        (since November 1991),
                                        Financial vice President
                                        (from May 1980 to October
                                        1991) and Treasurer of
                                        The Co-operative Central
                                        Bank, Boston,
                                        Massachusetts

Susan L. Ellis         Vice President   Vice President of
75 Park Plaza          and Treasurer    The Co-operative Central
Boston, MA 02116-3934                   Bank, Boston,
                                        Massachusetts, and
                                        Vice President of the
                                        Registrant, and (since
                                        March 1990) Treasurer
                                        of the Registrant

Jeremiah J. Foley      Vice President   Vice President of the
75 Park Plaza          and Clerk of     Registrant and Vice
Boston, MA 02116-3934  the Corpora-     President, and (since
                       tion             October 1990) Clerk of
                                        The Co-operative Central
                                        Bank, Boston,
                                        Massachusetts






         (a) (Cont'd)

    (1)                   (2)             (3)

                        Position(s)
    Name                Held with       Principal Occupation(s)
and Address             Registrant        during past 5 years


Robert E. Haley         Vice President  Vice President of the
75 Park Plaza                           Registrant since August
Boston, MA 02116-3934                   1990


Annemarie Lee           Vice President  Vice President (since
75 Park Plaza                           December 1993) and
Boston, MA 02116-3934                   Assistant President of
                                        the Registrant,
                                        (1987-1993), and employed
                                        in various capacities
                                        since 1979 with The
                                        Co-operative Central
                                        Bank, Boston,
                                        Massachusetts

Claire R. Bothwell      Director        President and Chairman of
P.O. Box 849                            the Board of the Ware
Ware, MA 01082                          Co-operative Bank, Ware,
                                        Massachusetts

John T. Day             Director and    Chairman of the Board
430 W. Broadway         Chairman of     of Mount Washington
S. Boston, MA 02127     the Board       Co-operative Bank,
                                        S. Boston, Massachusetts

Robert F. Day           Director        President of The Needham
1063 Great Plain Ave.                   Co-operative Bank, Need-
Needham, MA 02192                       ham, Massachusetts

Charles P. Hooker       Director        Chairman of the Board of
70 South Street                         Pittsfield Co-operative
Pittsfield, MA 01202                    Bank,
                                        Pittsfield, Massachusetts


Frederic D. Legate      Director        President of The Sandwich
100 Old King's Highway                  Co-operative Bank,
Sandwich, MA 02563                      Sandwich, Massachusetts






         (a) (Cont'd)

   (1)                    (2)                      (3)

                        Position(s)
    Name                Held with      Principal Occupation(s)
and Address             Registrant       during past 5 years

Walter A. Murphy        Director and   Chairman of the Board of
P.O. Box 557            Clerk of the   Falmouth Co-Operative
Falmouth, MA 02541      Board          Bank,
                                       Falmouth, Massachusetts

Charles G. Peterson     Director       Member of the Board of The
1010 Washington St.                    Braintree Co-operative
S. Braintree, MA 02184                 Bank, S. Braintree,
                                       Massachusetts

         (b)   Not applicable.

         (c) The following table sets forth, for each of the three highest paid officers and directors of the Registrant whose total direct or indirect remuneration from the Registrant exceeded $60,000 and for all directors and officers of the Registrant as a group, all direct and indirect remuneration paid or accrued by the Registrant for services in all capacities during the year ended December 31, 1996.

     (1)               (2)               (3)             (4)
Name of Person,      Aggregate        Pension or       Estimated
Position             Compensation     Retirement       Annual
                     From Registrant  Benefits Accrued Benefits
                     (1)              As Part of       Upon(2)
                                      Fund Expenses    Retirement



Claire R. Bothwell
Director                  $  4,000             0                0

John T. Day
Director and Chairman
of the Board                 4,000             0                0

Robert F. Day
Director                     4,000             0                0

Charles P. Hooker
Director                     3,000*            0                0

Frederic D. Legate
Director                     4,000*            0                0

Walter A. Murphy
Director and Clerk of
the Board                    4,100             0                0

Charles G. Peterson
Director                     3,100             0                0

James L. Burns, Jr.
President and Chief
Executive Officer           93,949          3,742         103,855

William F. Casey, Jr.
Executive Vice President    57,500          3,692         100,271

Susan L. Ellis
Vice President              59,000          5,767         120,777


Robert E. Haley
Vice President             101,693         10,100          66,966

Officers and              $402,092        $29,694        $591,526
 Directors
 as a Group
 (thirteen
 persons
 including
 the above)



__________________________

(1) Includes Directors fees; does not include health and hospitalization insurance benefits provided to all salaried employees of the Registrant pursuant to plans which do not discriminate in favor of officers and directors; Does not include remuneration paid by the Co-operative Central Bank for services provided to such Bank.

(2) Includes all estimated benefits accrued with respect to the Co-operative Banks Employees' Retirement Association (the retirement association for the Central Bank, the Registrant, Massachusetts co-operative banks, and certain other institutions), whether attributable to the Central Bank or the Registrant.

 *  The above figures are deferred compensation totaling $7,000.

_______________________________

Item 15.   Control Persons and Principal Holders of Securities

         (a) No person is in a control relationship with the Registrant.


         (b) As of February 28, 1997 the following four (4) investors of Fund One and two (2) investor of Liquidity Fund owned of record 5% or more of the shares of beneficial interest. The shares of beneficial interest do not provide the holders of such shares with any voting rights.

                                              % of ownership,
                                              both beneficially
                         Holder                 and of record


Fund One

         The Co-operative Central Bank                 12.35%
         Boston, Massachusetts

         Needham Co-operative Bank
         Needham, Massachusetts                         8.40%

         Pittsfield Co-operative Bank
         Pittsfield, Massachusetts                      6.53%

         Mt. Washington Co-operative Bank
         S.Boston, Massachusetts                        5.25%




Liquidity Fund

         MassBank for Savings
         Melrose, Massachusetts                         11.23%

         Cambridge Savings Bank
         Cambridge, Massachusetts                        9.52%


     (c) The directors and officers of the Registrant are not eligible to hold the equity securities of the Registrant; the Registrant's Charter limits its eligible shareholders to certain Massachusetts banks and certain other institutions. The directors are also directors and/or officers of co-operative banks which own beneficial interests in shares of the Funds.

Item 16.  Investment Advisory and Other Services

         (a)-(b) The Registrant does not currently utilize the services of an investment advisor. Investment decisions for the Registrant are made by authorized officers of the Registrant, subject to authority delegated by the Registrant's Board of Directors. The Registrant reserves the right to appoint an investment advisor at any reasonable and customary fee as may be agreed when, in the opinion of the Registrant's Board of Directors, the use of such services would improve the Funds' performance.

         (c)-(d) See Item 5(e) of Part A of the Registration Statement of which this Statement of Additional Information is apart for a discussion of the Registrant's reimbursement arrangement with the Central Bank in connection with operating expenses paid by the Central Bank on behalf of the Registrant.

         (e) No person other than a director, officer or employee of the Registrant furnishes advice to the Registrant with respect to investments.

         (f) See Item 7(f) of Part A of the Registration Statement of which this Statement of Additional Information is a part for a discussion of the Plan adopted by the Registrant pursuant to which it will incur expenses related to the distribution of each class of Shares. The expenditures to be made pursuant to the Plan may not exceed an amount calculated at the rate of .12% per annum of the average daily net assets of each of the Funds with respect to direct expenses and of both of the Funds with respect to indirect expenses.


         (i)  The Registrant spent $236,234 ($153,741
              Fund One and $82,493 Liquidity Fund) in the year ended December 31, 1996 for the following activities indicated under the Plan:

                    (A)  $2,814 and $1,386 for advertising in
                    trade journals and similar publications for Fund One and Liquidity Fund which the Registrant determines are likely to be read by representatives of eligible investors;

                    (B)  $9,457 and $9,877 for printing and
                    mailing the offering materials for Fund
                    One and Liquidity Fund to eligible
                    investors which are not currently owners of shares of such Funds;

                    (C, D and F) No amounts were spent for the activities described in Item 16(f)(I) (C, D and F) of the instructions to Form N-lA; and

                    (E)  $82,807 and $40,785 for compensation,
                    payroll taxes and benefits to officer
                    responsible for sales and customer service;

                    (G-1) $15,038 and $7,407 for sponsorship of annual subscriptions on behalf of participating investors to IDC Financial
                    Publishing, Inc.;

                    (G-2) $16,035 and $7,898 for other
                    promotional material;

                    (G-3) $10,080 and $4,965 for sponsorship of and/or attendance at conferences and conventions of banking and other groups including eligible investors as members or participants; and

                    (G-4) $17,510 and $10,175 for other related expenses (telephone, travel, etc.).

         (ii) No interested person of the Registrant or director of the Registrant who is not an interested person of the Registrant has or will have any direct or indirect financial interest in the operation of the Plan, except that compensation, payroll taxes and other benefits to an officer responsible for sales and customer service are deemed by the Registrant to be expenses related to the distribution of the Registrant's shares and counted toward the limits of the Plan.

         (iii) The Registrant is required by applicable state statute to distribute offering materials and periodic reports to all entities which are eligible investors of the Funds. The
         Registrant believes that the investors in the Funds will benefit from expenditures made to ensure that the Funds are operated in accordance with applicable state law and from the spread of the Funds, operating expenses over a larger pool of Fund assets resulting from increased subscriptions to the Funds.

         (g) The portfolio securities of the Registrant are held by a commercial bank pursuant to a custodian agreement.

         (h) The Registrant's custodian is State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110. This custodian holds the securities owned by the Registrant and any money delivered by the Registrant's shareholders or due to the Registrant.

         The Registrant's independent public accountant is Parent, McLaughlin & Nangle, Certified Public Accountants, Inc., 176 Federal Street, Boston, Massachusetts 02110. This firm functions as the Registrant's auditors in the preparation of annual financial statements required by federal and state law, and provides general accounting services to the Registrant.

         (I) Not applicable.

Item 17.  Brokerage Allocation

         (a) Transactions in portfolio securities are effected, by or through broker/dealers chosen by the Registrant.
Securities are received, delivered or exchanged by the Registrant's custodian bank in connection with such transactions upon written instructions received from such brokers or representatives of the Registrant. The Registrant has to date purchased and sold securities at prices reflecting broker/dealer markup and for which no separate commission has been paid. Information regarding the amount of broker/dealer markups are not provided by broker/ dealers and it is not possible to calculate the aggregate amount of such markups; however, the Registrant monitors securities prices available from a number of broker/dealers to ensure that competitive prices for securities purchases are obtained.

          (b)  Not applicable.

          (c) The Registrant selects broker/dealers on the basis of prior experience of the Registrant's management with various broker/dealers and monitors the reliability and quality of their services to ensure that services rendered are comparable, and that securities prices paid and commissions paid, if any, are competitive, with those of other qualified broker/dealers.

          (d)  Not applicable.

          (e)  Not applicable.


Item 18.   Capital Stock and Other Securities

          (a) (i) Section 3 of the Registrant's Charter provides that the Registrant will have no capital stock; beneficial ownership of the Registrant is represented by shares of beneficial interest without par value divided into Fund One Class shares and Liquidity Fund Class shares. Such shares are referred to as the Registrant's shares.

              (ii) (A) The declaration of dividends is in the discretion of the Registrant's Board of Directors, subject to certain limitations specified in the Registrant's Charter.

             (B) For the reasons stated in the response to Item 6, "Capital Stock and other Surplus," of Part A of the Registration Statement of which this Statement of Additional Information is a part, there are no securities of the Registrant having voting rights.

             (C) All shares of each class of the Registrant's shares have equal rights upon any liquidation to the assets of the Fund for which such class of shares was issued.

             (D) Holders of the Registrant's shares do not have pre-emptive rights.

             (E) Holders of the Registrant's shares do not have any conversion rights.

            (F) See Item 8, "Redemption or Repurchase," of Part
          A of the Registration Statement of which this Statement of Additional Information is a part for a discussion of the redemption provisions applicable to the Registrant's shares.

            (G) There are no sinking fund provisions applicable to the Registrant's shares.

            (H) Holders of the Registrant's shares have no liability to further calls or to assessments by the Registrant.

        (b) Not applicable.


Item 19.  Purchase, Redemption and Pricing of Securities Being
          Offered

        (a) See Item 7(b) of Part A of the Registration
Statement of which this Statement of Additional Information is a part as to the manner in which the Registrant's shares are offered to eligible investors.

        (b) The Registrant's shares are offered and sold pursuant to a private offering to eligible investors. The offering price of the shares of each Fund's class is the net asset value per share of that Fund's shares as of the date of purchase of such shares. The net asset value per share for each class of the Registrant's shares is determined by the Registrant as of the close of trading on the New York Stock Exchange (currently 4:00 p.m. New York time) on days when the Registrant's custodian bank is open for business. The net asset value per share for each Fund is computed by taking the value of all assets of the applicable Fund, subtracting its liabilities, and dividing by the number of shares of such Fund's class outstanding.

           With respect to Fund One, investments in United States government and Federal agency debt securities held by the Registrant are normally valued on the basis of valuations provided by market makers. Such prices are believed to reflect the fair value of such securities and take into account appropriate factors such as institutional size, trading in similar groups of securities, yield quality, coupon rate, maturity, type of issue, and other market data.

          The Liquidity Fund's investment securities are valued based on their amortized cost without taking into account unrealized appreciation or depreciation. This method of valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Liquidity Fund would receive if it sold the instrument.

          The valuation of portfolio instruments based upon their amortized cost and the concomitant maintenance of the Liquidity Fund's per share net asset value of $1,000 is permitted in accordance with Rule 2a-7 of the 1940 Act, subject to the adherence by the Liquidity Fund to certain conditions. The Liquidity Fund must (I) maintain a dollar-weighted average maturity of 90 days or less, (ii) purchase only instruments having remaining maturities of one year or less, and (iii) invest only in securities determined by the Registrant's Board of directors to present minimal credit risks and which are of high quality as determined by a major rating service, or, in the case of any instrument which is not rated, which are of comparable quality as determined by the Registrant's Board of Directors. The Board of Directors has established procedures designed to stabilize the Liquidity Fund's net asset value per share at $1,000. Such procedures will include review of the Liquidity Fund's investments by the Board of Directors, at such intervals as they may deem appropriate, to determine whether the Liquidity Fund's net asset value calculated by using available market quotations deviates from $1,000 per share and, if so, whether such deviation may result in material dilution or is otherwise unfair to existing shareholders. In the event the Board of Directors determines that such a deviation exists, it will take such corrective action as it regards as necessary and appropriate, including (I) the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, (ii) withholding dividends, or (iii) establishing a net asset value per share by using available market quotations.

          The information requested in Instructions 2 and 4 of
Item 19 are not applicable to either of the Registrant's Funds and the information requested in Instruction 6 of Item 19 is not applicable to Fund One. A specimen price make up sheet, as requested by Instruction 5, is furnished as part of Exhibit 17.

          (c) The Registrant has not received an order of exemption from Section 18(f) of the 1940 Act from the Commission nor filed a notice of election pursuant to Rule 18f-1.

Item 20.  Tax Status

          See discussion under Item 6(g) of Part A of the Registration Statement of which this Statement of Additional
Information is a part.

Item 21.  Underwriters

          This item is not applicable to the Registrant because there are no underwriters currently distributing its securities nor is such a method of distribution contemplated.

Item 22.  Calculations of Yield Quotations

         (a) Yield. The yield for the Liquidity Fund for the seven-day period ended December 31, 1996 was 5.19%. Yield is calculated based on the 7-day period ending on the date of the most recent statement of Assets and Liabilities as included herein, using the formula prescribed by Item 22(a)(I) of Form N-lA. A schedule of the computation of yield is furnished as part of Exhibit 16.


         (b)(i) Total Return. The total return for Fund One for the year ended December 31, 1996 was 4.10%. Total return for the five years ended December 31, 1996 was 5.22%. Total return for the ten years ended December 31, 1996 was 6.83%.

         Fund One's total return for each of the foregoing periods was computed by finding, through the use of the formula prescribed by Item 22(b)(i) of Form N-lA, the average annual compounded rates of return over the period that equates an assumed $1,000 invested to the value of the investment at the end of the period. For purposes of computing total return, income dividends and capital gains distributions paid on shares of Fund One are assumed to have been reinvested when received. A schedule of the computation of total return is furnished as part of Exhibit 16.

         (ii) Yield. The yield for Fund One for the thirty-day period ended December 31, 1996 was 6.25%. Yield is calculated based on the 30-day period ending on the date of the most recent statement of Assets and Liabilities as included herein, using the formula prescribed by Item 22(b)(ii) of Form N-lA. A schedule of the computation of yield is furnished as part of
Exhibit 16.

Item 23.  Financial Statements

         Financial Statements of Fund One of the Registrant for the year ended December 31, 1996 and the report of the Registrant's independent certified public accountants thereon for the year ended December 31, 1996 are included herewith.
Financial Statements of the Liquidity Fund of the Registrant for the year ended December 31, 1996 and the report of the Registrant's independent certified public accountants thereon for the year ended December 31, 1996 are also included herewith.



                    BANK INVESTMENT FUND - FUND ONE


                         FINANCIAL STATEMENTS

                  For the year ended December 31, 1996
                     INDEPENDENT AUDITOR'S REPORT



TO THE SHAREHOLDERS AND BOARD OF DIRECTORS
   BANK INVESTMENT FUND - FUND ONE
      BOSTON, MASSACHUSETTS



   We have audited the accompanying statement of assets and liabilities of Bank Investment Fund - Fund One, including the schedule of portfolio investments, as of December 31, 1996, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the selected per share data and ratios for each of the ten years in the period then ended. These financial statements and per share data and ratios are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and per share data and ratios based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and per share data and ratios are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodians. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements and selected per share data and ratios referred to above present fairly, in all material respects, the financial position of Bank Investment Fund - Fund One as of December 31, 1996, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the selected per share data and ratios for each of the ten years in the period then ended, in conformity with generally accepted accounting principles.


                                  Parent McLaughlin & Nangle
                                 Certified Public Accountants


Member of the SEC Practice Section, American Institute of
Certified Public Accountants
January 21, 1997


                       BANK INVESTMENT FUND--FUND ONE

                     STATEMENT OF ASSETS AND LIABILITIES
                              December 31, 1996

ASSETS:
  INVESTMENTS IN SECURITIES, at value
   (Identified cost $132,822,428)..............................   $131,825,612

  REPURCHASE AGREEMENTS........................................     18,140,000

  INTEREST RECEIVABLE..........................................      2,249,594

  CASH.........................................................         86,511
                                                                  ------------

    TOTAL ASSETS...............................................    152,301,717
                                                                  ------------

LIABILITIES:
  DIVIDENDS PAYABLE............................................        535,115

  ACCRUED EXPENSES.............................................        175,360
                                                                  ------------

    TOTAL LIABILITIES..........................................        710,475
                                                                  ------------

NET ASSETS: (Equivalent to $974.8002 per share based on
 155,510.0645 shares of beneficial interest outstanding).......   $151,591,242
                                                                  ============

REPRESENTED BY:
  Paid-in Capital..............................................   $169,857,567
  Accumulated net losses on investments........................
(17,269,509)
  Unrealized depreciation of investments.......................
(996,816)
                                                                  ------------

    TOTAL NET ASSETS...........................................   $151,591,242
                                                                  ============

                     See notes to financial statements.


                                13






                       BANK INVESTMENT FUND--FUND ONE

                           STATEMENT OF OPERATIONS
                        Year Ended December 31, 1996

INVESTMENT INCOME:
  Interest income, net of interest expense of $1,045....           $10,237,558

EXPENSES:
  Compensation, payroll taxes and benefits--officers....   $225,148
  Compensation, payroll taxes and benefits--other.......     85,401
  Distribution expenses.................................    153,741
  Occupancy.............................................     63,612
  Professional fees.....................................     33,700
  Meetings and travel...................................     32,845
  Equipment and data processing.........................     22,100
  Directors' fees.......................................     17,600
  Postage and telephone.................................     15,000
  Other expenses........................................     11,763
  Insurance expense.....................................      4,400
                                                           --------
    TOTAL EXPENSES............................. .....                  665,310
                                                                   -----------
    INVESTMENT INCOME--NET...........................               $9,572,248
                                                                   -----------

REALIZED AND UNREALIZED GAIN (LOSS) ON
 INVESTMENTS:
  Net realized gain on investments...................                  119,293
  Change in net unrealized appreciation (depreciation) on investment
   securities.......................................               (3,497,470)
                                                                   -----------
    Net realized and unrealized gain (loss) on investments         (3,378,177)
                                                                   -----------
    NET INCREASE IN NET ASSETS RESULTING FROM
     OPERATIONS.......................................             $6,194.171
                                                                   ==========

                     See notes to financial statements.

                                14










                       BANK INVESTMENT FUND--FUND ONE

                     STATEMENT OF CHANGES IN NET ASSETS

                                                     Year Ended December 31,
                                                  ---------------------------
                                                       1996           1995
                                                  ---------------------------

INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS:
  Investment income--net.....................     $  9,572,248   $  9,093,939
  Net realized gain (loss) on investments....          119,293     (3,906,419)
  Unrealized appreciation (depreciation)--net.      (3,497,470)    10,741,902
                                                  ---------------------------

    Net increase in net assets resulting from
    operations                                       6,194,071     15,929,422

DIVIDENDS TO SHAREHOLDERS FROM:
  Investment income--net........................    (9,572,248)    (9,093,939)

TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST--NET
 INCREASE.......................................     8,414,388     10,389,168
                                                  ---------------------------

    TOTAL INCREASE IN NET ASSETS................     5,036,211     17,224,651

NET ASSETS:
  Beginning of year.............................   146,555,031    129,330,380
                                                  ---------------------------

  End of year..................................   $151,591,242   $146,555,031
                                                  ===========================

                     See notes to financial statements.


                                15













                       BANK INVESTMENT FUND--FUND ONE

                          PORTFOLIO OF INVESTMENTS
                              December 31, 1996

Obligations of Federal Agencies--86.9%

                                   Par      Coupon       Maturity Date       Value
                        ------------------------------------------------------------

Federal Farm Credit Banks      $  2,500,000   6.40%         07/25/00    $  2,487,500
                                  2,000,000   6.05          02/12/01       1,941,250
                                  5,000,000   6.19          03/19/01       4,968,750
                                  2,000,000   6.20          04/09/01       1,988,750
                                ------------                            ------------
                               $ 11,500,000     Cost $  11,500,000)     $ 11,386,250
                                ------------                            ------------

Federal Home Loan Bank         $  2,000,000   7.725%        01/27/97    $  2,003,750
                                  2,000,000   5.595         02/16/99       1,979,375
                                  3,000,000   7.16          09/01/99       3,028,125
                                  3,000,000   7.88          02/09/00       3,137,813
                                  2,000,000   6.58          12/04/00       1,996,250
                                  2,000,000   6.155         12/08/00       1,985,625
                                  1,000,000   6.00          12/14/00         989,688
                                  2,000,000   6.24          12/20/00       1,960,000
                                  1,000,000   6.00          12/29/00         989,062
                                  2,500,000   6.12          01/24/01       2,464,844
                                  1,985,000   5.745         01/25/01       1,957,706
                                  2,000,000   5.735         02/13/01       1,949,375
                                  2,000,000   6.04          02/14/01       1,958,750
                                  2,000,000   6.00          02/21/01       1,961,250
                                  5,000,000   5.945         03/05/01       4,909,375
                                  1,000,000   6.27          03/12/01         984,375
                                  5,000,000   6.09          03/21/01       4,954,687
                                  5,500,000   7.295         10/17/01       5,482,813
                               ------------                             ------------
                               $ 44,985,000    (Cost $ 44,985,000)      $ 44,692,863
                               ------------                             ------------

Federal Home Loan Mortgage
 Corporation                   $  2,000,000   7.42%         09/23/99    $  2,025,000
                                  2,000,000   7.98          01/19/00       2,096,875
                                  2,000,000   7.70          03/13/00       2,035,625
                                  2,000,000   7.28          05/08/00       2,025,625



                   See notes to financial statements

                                  16



                                  1,000,000   6.32          11/13/00         986,875
                                  2,000,000   5.99          03/06/01       1,961,875
                               ------------                             ------------
                               $ 11,000,000    (Cost $ 10,999,688)      $ 11,131,875
                               ------------                             ------------


Federal National Mortgage
 Association                   $  3,000,000   7.37%         02/06/97    $  3,005,625
                                  2,000,000   7.29          02/14/97       2,004,375
                                  5,000,000   7.85          09/10/98       5,146,875
                                  1,500,000   5.75          12/10/98       1,486,406
                                  2,500,000   6.34          07/17/00       2,475,781
                                  2,000,000   6.08          12/12/00       1,968,125
                                  1,000,000   6.06          12/22/00         986,875
                                  2,000,000   6.00          12/29/00       1,961,875
                                  2,000,000   5.84          01/19/01       1,958,750
                                  3,000,000   5.82          01/30/01       2,930,625
                                  1,000,000   5.85          02/06/01         977,188
                                  8,000,000   6.05          03/12/01       7,840,000
                                  2,500,000   6.37          03/22/01       2,480,469
                                  3,000,000   6.45          04/12/01       2,983,125
                                  4,500,000   6.40          05/02/01       4,502,812
                               ------------                             -----------
                               $ 43,000,000    (Cost $ 42,983,979)      $ 42,708,906
                               ------------                             ------------

Government National Mortgage
 Association                   $    617,271   6.50%         11/15/07    $    609,748
                                  3,768,339   6.50          07/15/08       3,722,413
                                  1,369,213   6.50          10/15/08       1,352,526
                                  2,106,668   6.50          11/15/08       2,080,993
                                    536,039   6.50          12/15/08         529,506
                                    767,780   5.50          12/15/08         720,753
                                  3,207,785   7.50          03/15/22       3,214,802
                                  3,884,550   7.00          10/15/22       3,806,859
                                  3,779,967   7.00          05/15/23       3,704,368
                               ------------                             ------------
                               $ 20,037,612    (Cost $ 20,266,261)      $ 19,741,968
                               ------------                             ------------




                   See notes to financial statements


                                  17










Student Loan Marketing
 Association                   $  2,000,000   7.723%        01/25/99    $  2,063,750
                               ------------                             ------------
                                               (Cost $  1,987,500)

Certificates of Deposit--0.0%

NCB Savings Association        $    100,000   5.45%         01/16/97    $    100,000
                               ------------                             ------------
                                               (Cost $    100,000)

                                               (Cost $132,822,428)      $131,825,612
                                                                        ------------

Repurchase Agreement--12.0%
$18,140,000   Repurchase Agreement dated December 31, 1996 with PaineWebber,
              Inc. due January 2, 1997 with respect to $17,810,000 U. S.
              Treasury Notes 6.50% due May 31, 2001--maturity value
              $17,970,988 for an effective yield of 6.00%; also, a Repurchase
              Agreement dated December 31, 1996 with State Street Bank and
              Trust Company due January 2, 1997 with respect to $180,000
              Federal Home Loan Mortgage Corporation 6.70% due January 15,
              2015--maturity value of $175,041 for an effective yield of 4.25%.

                                               (Cost $ 18,140,000)      $ 18,140,000
                                                                        ------------

Total Investments--98.9%                       (Cost $150,962,428)      $149,965,612
                                                                        ------------
Other assets in excess of liabilities--1.1%                                1,625,630
                                                                        ------------
Net assets--100%                                                        $151,591,242
                                                                        ============





                  See notes to financial statements.

                        BANK INVESTMENT FUND--FUND ONE

                        NOTES TO FINANCIAL STATEMENTS

NOTE 1. Organization:

      The Bank Investment Fund (the "Corporation") was organized effective April 7, 1985 pursuant to a Special Act of the Commonwealth of Massachusetts (Acts of 1984, Chapter 482, as amended,) under its chartered name "Co-operative Bank Investment Fund" and does business under the name "Bank Investment Fund." The Corporation is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Corporation invests and manages two mutual investment funds derived from the voluntary subscriptions made by eligible investors.

      Fund One (the "Fund") is a no-load, diversified, open-end investment fund. Fund shares are currently offered to the following eligible investors:
Massachusetts Co-operative Banks, Massachusetts Savings Banks, Massachusetts Trust Companies, The Co-operative Central Bank Reserve Fund, The Savings Bank Life Insurance Company of Massachusetts, the National Cooperative Bank, and directly or indirectly wholly-owned subsidiaries of such institutions.

      Because more than one fund will be operated by the Corporation, operating expenses related directly to a single fund operation will be charged directly to that fund. Common or indirect expenses will be allocated among funds in proportion to the ratio of the net assets of each fund to total net assets of the Corporation or on such other basis as the Board of Directors of the Corporation may determine from time to time to be fair and equitable.

NOTE 2. Significant Accounting Policies:

      The Fund's financial statements are prepared in accordance with generally accepted accounting principles which require the use of management estimates. The policies described below are followed consistently by the Fund in the preparation of its financial statements.

Investment security valuation:

      U.S. debt securities are normally valued on the basis of valuations provided by market makers. Such prices are believed to reflect the fair value of such securities and to take into account appropriate factors such as institutional size trading in similar groups of securities, yield quality, coupon rate, maturity, type of issue, and other market data. Securities for which market quotations are not readily available will be valued at fair value using methods determined in good faith by or at the direction of the Board of Directors.

Accounting for investments:

      Security transactions are accounted for on the trade date (date the order to buy or sell is executed). In computing net investment income, the Fund does not amortize premiums or accrete discounts on fixed income securities in the portfolio, except those original issue discounts for which amortization is required for federal income tax purposes. Additionally, with respect to market discount on bonds issued after July 18, 1984, a portion of any capital gain realized upon disposition may be recharacterized as taxable ordinary income in accordance with the provisions of the 1984 Tax Reform Act. Realized gains and losses on security transactions are determined on the identified cost method.

Repurchase agreements:

      It is the policy of the Fund to require the custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian bank's vault, all securities held as collateral in support of repurchase agreement investments. Additionally, procedures have been established by the Fund to monitor, on a daily basis, the market value of each repurchase agreement's underlying investments to ensure the existence of a proper level of collateral.

Federal income taxes:

      The Corporation's policy is to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no federal income tax provision is required. The Fund realized a gain of $119,293 during 1996, which will be offset by the available capital loss carryforward, resulting in a remaining capital loss carryforward of ($15,712,222) at December 31, 1996. Such capital loss carryforward will reduce the Fund's taxable income arising from future net realized gain on investments, if any, to the extent permitted by the Internal Revenue Code, and thus will reduce the amount of the distributions to shareholders which would otherwise be necessary to relieve the Fund of any liability for federal income tax. Such capital loss carryforward will expire on December 31, 1997 ($9,386,241), 1998 ($2,419,562), and 2003 ($3,906,419).

Dividends to shareholders:

      The Fund distributes all of its net investment income on a daily basis. Dividends are declared on each day that the Fund is open for business. Investors receive dividends in additional shares unless they elect to receive cash. Payment is made in additional shares at the net asset value on the payable date or in cash, on a monthly basis. Distributions of otherwise taxable realized net capital gains, if any, are declared and paid once each year and are reinvested in additional shares at net asset value or, at each shareholder's option, paid in cash.

Net asset value:

      The net asset value per share is determined daily by adding the appraised value of all securities and all other assets, deducting liabilities and dividing by the number of shares outstanding.

NOTE 3. Security Transactions:

      The cost of securities purchased and the proceeds from the sales of securities, all of which were Obligations of Federal Agencies, (excluding short-term investments) aggregated $71,478,120 and $74,546,701, respectively for the year ended December 31, 1996. As of December 31, 1996, unrealized depreciation of investments was ($996,816); accumulated net realized loss on investment transactions totaled ($17,269,509).

NOTE 4. Distribution Expenses:

      The Fund has adopted a Plan of Distribution (the "Plan"), pursuant to rule 12b-1 under the Investment Company Act of 1940, to use the assets of the Fund to finance certain activities relating to the distribution of its shares to investors. The Plan authorizes the Fund to pay for the cost of preparing, printing, and distributing offering circulars to prospective investors, for certain other direct or indirect marketing expenses, direct payments to sales personnel, and for the cost of implementing and operating the Plan. Plan expenses may not exceed an amount computed at an annual rate of .12 of 1% of the Fund's average daily net assets. The Fund paid or accrued $153,741 (.10% of average net assets) pursuant to this Plan for the year ended December 31, 1996.

NOTE 5. Pension Plans:

      The Fund is a participating employer in the Co-operative Banks Employees Retirement Association, and has, in effect, a Defined Contribution Plan covering all eligible officers and employees. Under the plan, contributions by employees are doubled by the Fund, up to a maximum of 10% of each employee's salary. Effective January 1, 1989, the Fund also participates in a Defined Benefit Plan, which covers all eligible employees, and is funded currently. The Fund's contributions to these multi-employer plans for the year ended December 31, 1996 was $34,594.

NOTE 6. Shares of Beneficial Interest:

      Chapter 482 of the Acts of 1984, as amended, of the Commonwealth of Massachusetts permits the directors to issue an unlimited number of full and fractional shares of beneficial interest (no par, non-voting, with a stated value of $1,000 per share). As of December 31, 1996 capital paid-in aggregated $169,857,567.

      Transactions in shares of beneficial interest are summarized as follows:


                                   Year Ended                  Year Ended
                                December 31, 1996           December 31, 1995
                             -----------------------------------------------------
                               Shares        Amount        Shares        Amount
                             -----------------------------------------------------

Sold........................ 23,700.6936   $23,325,618   19,533.1768   $19,250,000
Issued in reinvestment
 of dividends..........       3,244.8810     3,159,951    3,726.5209     3,656,963
                             -----------------------------------------------------
                             26,945.5746    26,485,569   23,259.6977    22,906,963
Redeemed... ..............   18,549.7702    18,071,181   13,039.1631    12,517,795
                             -----------------------------------------------------
Net  increase.............    8,395.8044   $ 8,414,388   10,220.5346   $10,389,168
                             =====================================================

NOTE 7. Transactions With Related Parties:

      The Incorporators of the Corporation are the Directors of The Co-operative Central Bank, which is the statutory reserve bank and insurer of deposits in excess of Federal deposit insurance limitations for Massachusetts co-operative banks. The Board of Directors of the Corporation is elected by the Incorporators.

      The Fund has reimbursed The Co-operative Central Bank for its proportionate share of expense items used in common by both the Fund and The Co-operative Central Bank. All fees and expenses for the Fund are estimated and accrued daily. Actual operating expenses for the year ended December 31, 1996 was .43% of average net assets. Operating expenses paid to the Central Bank for the year ended December 31, 1996 was $34,800.

                 BANK INVESTMENT FUND - LIQUIDITY FUND


                         FINANCIAL STATEMENTS

                  For the year ended December 31, 1996
                     INDEPENDENT AUDITOR'S REPORT



TO THE SHAREHOLDERS AND BOARD OF DIRECTORS
   BANK INVESTMENT FUND - LIQUIDITY FUND
      BOSTON, MASSACHUSETTS



   We have audited the accompanying statement of assets and liabilities of Bank Investment Fund - Liquidity Fund, including the schedule of portfolio investments, as of December 31, 1996, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the selected per share data and ratios for each of the nine periods in the period then ended. These financial statements and per share data and ratios are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and per share data and ratios based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and per share data and ratios are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodians. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bank Investment Fund - Liquidity Fund as of December 31, 1996, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended,and the selected per share data and ratios for each of the nine periods in the period then ended, in conformity with generally accepted accounting principles.

                                    Parent McLaughlin & Nangle
                                    Certified Public Accountants


Member of the SEC Practice Section, American Institute of
Certified Public Accountants
January 21,1997


                    BANK INVESTMENT FUND-LIQUIDITY FUND

                     STATEMENT OF ASSETS AND LIABILITIES
                              December 31, 1996


ASSETS:
  INVESTMENTS, at cost which approximates value................   $209,568,930

  INTEREST RECEIVABLE.........................................         739,553

  CASH........................................................         345,650
                                                                  ------------

    TOTAL ASSETS...............................................    210,654,133
                                                                  ------------

LIABILITIES:
  DIVIDENDS PAYABLE.............................................       402,623

  OTHER ACCRUED EXPENSES........................................        43,954
                                                                  ------------

    TOTAL LIABILITIES...........................................       446,577
                                                                  ------------

NET ASSETS: (Equivalent to $1,000 per share based on 210,207.5572
 shares of beneficial interest outstanding)................       $210,207,556
                                                                  ============

REPRESENTED BY:
  Paid-in Capital............................. ...............    $210,207,556
                                                                  ============

                     See notes to financial statements.











                                  13





                     BANK INVESTMENT FUND-LIQUIDITY FUND

                           STATEMENT OF OPERATIONS
                        Year Ended December 31, 1996

INVESTMENT INCOME:
  Interest income, net of interest expense of $0                 $13,137,960

EXPENSES:
  Compensation, payroll taxes and benefits--officers..$110,853
  Compensation, payroll taxes and benefits--other.....  42,048
  Distribution expenses...............................  82,493
  Occupancy...........................................  31,300
  Bank service fees...................................  19,563
  Professional fees...................................  25,437
  Meetings and travel.................................  16,173
  Equipment and data processing.......................  10,807
  Directors' fees.....................................   8,600
  Other general expenses..............................   7,673
  Printing and postage................................   6,522
  Insurance expense...................................   2,116
                                                      --------
    TOTAL EXPENSES....................................                363,585
                                                                  -----------
    INVESTMENT INCOME--NET............................             12,774,375
                                                                  -----------

  NET INCREASE IN NET ASSETS RESULTING FROM ...................   $12,774,375
  OPERATIONS                                                       ===========

                     See notes to financial statements.





                                  14















                    BANK INVESTMENT FUND--LIQUIDITY FUND

                     STATEMENT OF CHANGES IN NET ASSETS

                                               Year Ended  December 31,
                                                   1996            1995
                                               ----------------------------

INCREASE IN NET ASSETS RESULTING
 FROM OPERATIONS:
  Investment income--net....................   $ 12,774,375    $ 11,143,767

DIVIDENDS TO SHAREHOLDERS FROM:
  Investment income--net....................    (12,774,375)    (11,143,767)

TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST--
 NET INCREASE (DECREASE)....................    (34,942,957)    153,527,526
                                               ----------------------------

    TOTAL INCREASE (DECREASE) IN NET ASSETS.    (34,942,957)    153,527,526

NET ASSETS:
  Beginning of year.........................    245,150,513      91,622,987
                                               ----------------------------

  End of year...............................   $210,207,556    $245,150,513
                                               ============================

                     See notes to financial statements.




                                  15


















                    BANK INVESTMENT FUND--LIQUIDITY FUND

                          PORTFOLIO OF INVESTMENTS
                              December 31, 1996

Obligations of Federal Agencies--13.3%

                                                                           Amortized
                                      Par       Coupon       Maturity Date    Cost
                     ---------------------------------------------------------
Federal Farm Credit Bank        $  2,000,000    5.30%          03/21/97  2,000,000
Federal Farm Credit Bank           2,000,000    5.59           04/01/97  2,000,000
Federal Farm Credit Bank          10,000,000    5.40           04/01/97  10,000,000
Student Loan Marketing
 Association--Floater             14,000,000    5.27**        08/02/99  14,000,000
                             ------------
------------
                                  $ 28,000,000    (Value $ 27,945,000)   $28,000,000
                                  ------------                          ------------

Certificates of Deposit--5.2%

Avon Cooperative Bank             $    250,000    5.25%         05/01/97 $   250,000
Ben Franklin Savings Bank              300,000    5.40          06/26/97     300,000
Ben Franklin Savings Bank            1,000,000    5.50          01/31/97   1,000,000
Bank of Fall River,
 a Cooperative Bank                    500,000   5.50           01/21/97   500,000
Fidelity Cooperative Bank              500,000    5.50           01/29/97    500,000
Foxborough Savings Bank                250,000    5.40           01/16/97    250,000
Foxborough Savings Bank                200,000    5.50           04/02/97    200,000
Foxborough Savings Bank                300,000    5.45           06/02/97    300,000
Haymarket Cooperative Bank             500,000    5.40           02/03/97    500,000
Haymarket Cooperative Bank             500,000    5.55           05/02/97    500,000
Hyde Park Cooperative Bank             250,000    5.40           02/04/97    250,000
Lowell Cooperative Bank                200,000    5.40           02/06/97    200,000
Marlborough Cooperative Bank           250,000    5.50           01/03/97    250,000
Marlborough Cooperative Bank           500,000    5.50           01/27/97    500,000
Marlborough Cooperative Bank           250,000    5.85           10/27/97    250,000
Mechanics Cooperative Bank             500,000    5.75           06/27/97    500,000
Mt. Washington Cooperative Bank        600,000    5.35           01/15/97    600,000
Mt. Washington Cooperative Bank        300,000    5.40           02/25/97    300,000
Mt. Washington Cooperative Bank        450,000    5.30           06/19/97    450,000



                   See notes to financial statements


                                  16






NCB Savings Bank                       100,000    5.35           03/06/97    100,000
Pittsfield Cooperative Bank            750,000    5.40           01/21/97    750,000
South Weymouth Savings Bank            500,000    5.60           02/10/97    500,000
Weymouth Savings Bank                1,000,000    5.60           01/24/97  1,000,000
Weymouth Savings Bank                1,000,000    5.50           02/26/97  1,000,000
                                  ------------                          ------------
                                  $ 10,950,000  (Value $  10,950,000)   $ 10,950,000
                                  ------------                          ------------

Commercial Paper--63.4%

Allstate Corp.                    $  5,000,000    5.34%*         01/02/97  4,998,517
Asset Securitization Cooperative
 Corp.                               5,000,000    5.33*          02/07/97  4,971,869
Barton Capital Corp.                 4,000,000    5.32*          01/03/97  3,998,226
Bay State Gas Corp.                  4,000,000    5.31*          01/06/97  3,996,460
Cargill Financial Services Corp.     4,000,000    5.27*          01/08/97  3,995,316
Cargill Financial Services Corp.     4,000,000    5.27*          01/13/97  3,992,388
Case Credit Corp.                    6,500,000    5.33*          01/14/97  6,486,527
Coca-Cola Co.                        5,000,000    5.23*          01/17/97  4,987,651
Coca-Cola Co.                        4,000,000    5.26*          02/06/97  3,978,376
Dean Witter & Co.                    4,000,000    5.35*          01/21/97  3,987,517
Delaware Funding Corp.               4,000,000    5.38*          01/21/97  3,987,447
Enterprise Funding Corp.             5,000,000    5.38*          01/24/97  4,982,067
Ford Motor Corp.                     3,000,000    5.30*          01/16/97  2,992,933
Ford Motor Corp.                     4,000,000    5.31*          01/17/97  3,989,970
Ford Motor Corp.                     2,000,000    5.26*          01/22/97  1,993,571
Franklin Resources, Inc.             3,500,000    5.35*          01/15/97  3,492,197
Franklin Resources, Inc.             3,000,000    5.35*          02/04/97  2,984,395
General Electric, Co.                4,000,000    5.28*          01/23/97  3,986,507
Greenwich Asset Funding Corp.        4,062,000    5.33*          01/28/97  4,045,161





                   See notes to financial statements


                                  17
















J.P. Morgan & Co., Inc.              3,000,000    5.35*          01/10/97  2,995,542
Lucent Technologies, Inc.            5,000,000    5.23*          01/09/97  4,993,463
Lucent Technologies, Inc.            5,000,000    5.33*          02/10/97  4,969,649
Merrill Lynch & Co., Inc.            5,000,000    5.35*          01/22/97  4,983,652
Receivables Capital Corp.            5,000,000    5.45*          01/16/97  4,987,888
Receivables Capital Corp.            4,000,000    5.33*          01/17/97  3,989,932
Southland Corp.                      2,500,000    5.33*          01/15/97  2,494,448
Sunbelt Dix, Inc.                    5,000,000    5.38*          02/18/97  4,963,386
Three Rivers Funding Corp.           3,000,000    5.38*          01/31/97  2,986,102
Toyota Motor Corp.                   4,000,000    5.27*          02/05/97  3,978,920
Vermont American Corp.               5,000,000    5.36*          01/30/97  4,977,667
Walt Disney Co.                      4,000,000    5.25*          01/07/97  3,995,917
Western Mining Co.                   5,000,000   5.45*          02/04/97  4,973,507
                                  ------------                          ------------
                                  $133,562,000  (Value $133,137,168)   $133,137,168
                                  ------------                         ------------

Short-Term Corporate Bonds and Notes--9.8%

American General Financial Corp.  $  2,000,000   5.80%          04/01/97  2,001,337
Bank of America, N.A.                  500,000   7.25           02/03/97    500,942
Dean Witter Discover & Co.           6,000,000   6.66**         09/29/97  6,000,000
Eastman Kodak Co.                    1,000,000    8.55           05/01/97  1,009,009
Ford Motor Corp.                     1,500,000    7.80           03/18/97  1,508,610
GMAC Corp.                           2,200,000    5.00           01/27/97  2,199,305
GMAC Corp.                           1,095,000    7.375          02/27/97  1,098,587
GMAC Corp.                           1,050,000    7.75           02/20/97  1,053,800
GMAC Corp.                             700,000    7.85           03/05/97    703,107
International Lease Finance Corp.      500,000   4.75           01/15/97    499,943
Old Kent Bank                        1,000,000   7.23           03/17/97  1,003,042
Sears Roebuck & Co.                  2,000,000   5.25           02/24/97  2,000,574
Sears Roebuck & Co.                  1,000,000   7.75           02/27/97  1,003,698
                                  ------------                         ------------
                                  $ 20,545,000  (Value $ 20,576,908)   $ 20,581,954
                                  ------------                         ------------







                   See notes to financial statements


                                  18












Federal Funds Sold--8.0%

BayBank, N.A.                     $  9,120,000   5.00%          01/02/97  9,120,000
Fleet Bank, N.A.                       415,000   5.50           01/02/97    415,000
U.S. Trust Co.                      7,364,808    5.313          01/02/97  7,364,808
                                  ------------                         ------------
                                  $ 16,899,808  (Value $ 16,899,808)   $ 16,899,808
                                  ------------                          ------------


Total Investments--99.7%                        (Value $209,508,884)   $209,568,930
                                                                       ------------
Other assets in excess of liabilities--0.3%                                 638,626
                                                                       ------------
Net assets--100%                                                       $210,207,556
                                                                       ============
------------------------
<F*>   Annualized yield on date of purchase.
<F**>  Rate changes daily.





                     See notes to financial statements.


                                   19


























                    BANK INVESTMENT FUND--LIQUIDITY FUND

                        NOTES TO FINANCIAL STATEMENTS

NOTE 1. Organization:

      The Bank Investment Fund (the "Corporation") was organized effective April 7, 1985 pursuant to a Special Act of the Commonwealth of Massachusetts (Acts of 1984, Chapter 482, as amended,) under the chartered name "Co-operative Bank Investment Fund" and does business under the name "Bank Investment Fund." The Corporation is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Corporation invests and manages two mutual funds derived from the voluntary subscriptions made by eligible banks.

      Liquidity Fund (the "Fund") is a no-load, diversified, open-end money market fund, which commenced operations on October 12, 1988. Fund shares are currently offered to the following eligible investors: Massachusetts Co-operative Banks, Massachusetts Savings Banks, Massachusetts Trust Companies, The Co-operative Central Bank Reserve Fund, The Savings Bank Life Insurance Company of Massachusetts and the National Cooperative Bank.

      Because more than one fund will be operated by the Corporation, operating expenses related directly to a single fund operation will be charged directly to that fund. Common or indirect expenses will be allocated among funds in proportion to the ratio of the net assets of each fund to total net assets of the Corporation or on such other basis as the Board of Directors of the Corporation may determine from time to time to be fair and equitable.

NOTE 2. Significant Accounting Policies:

      The Fund's financial statements are prepared in accordance with generally accepted accounting principles which require the use of management estimates. The policies described below are followed consistently by the Fund in the preparation of its financial statements.

Accounting for investments:

      Security transactions are accounted for on the trade date (date the order to buy or sell is executed). The Fund's investment securities are carried at their amortized cost, which does not take into account unrealized appreciation or depreciation. Interest income is accrued on all debt securities on a daily basis and includes accretion of original issue discount.





                                  20




Repurchase agreements:

      It is the policy of the Fund to require the custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian bank's vault, all securities held as collateral in support of repurchase agreement investments. Additionally, procedures have been established by the Fund to monitor, on a daily basis, the market value of each repurchase agreement's underlying investments to ensure the existence of a proper level of collateral.

Federal income taxes:

      The Corporation's policy is to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no federal income tax provision is required.

Dividends to shareholders:

      The Fund distributes all of its net investment income on a daily basis. Dividends are declared on each day that the Fund is open for business. Investors receive dividends in additional shares unless they elect to receive cash. Payment is made in additional shares at the net asset value on the payable date or in cash, on a monthly basis. Distributions of realized net capital gains, if any, are declared and paid once each year and are reinvested in additional shares at net asset value or, at each shareholder's option, paid in cash.

Net asset value:

      The net asset value per share is determined daily by dividing the value of all investment securities and all other assets, less liabilities, by the number of shares outstanding. The Fund has established procedures reasonably designed to stabilize the net asset value per share at $1,000.







                                  21













NOTE 3. Shares of Beneficial Interest:

      Chapter 482 of the Acts of 1984, as amended by Chapter 244, Acts of 1986, of the Commonwealth of Massachusetts permits the directors to issue an unlimited number of full and fractional shares of beneficial interest (no par, non-voting, with a stated value of $1,000 per share).

      Transactions in shares of beneficial interest are summarized as follows:

                                   Year Ended                    Year Ended
                                December 31, 1996             December 31, 1995
                         ---------------------------    ---------------------------
                           Shares          Amount          Shares         Amount
                         -----------------------------------------------------------

Sold..................   784,710.5650    $784,710,565    758,881.9784   $758,881,978
Issued in reinvestment of
 dividends............     7,679.4060       7,679,406     6,573.7210      6,573,721
                        ---------------------------------------------------------
                         792,389.9710     792,389,971    765,455.6994    765,455,699
Redeemed...............  827,332.9277     827,332,928    611,928.1734    611,928,173
                        -----------------------------------------------------------
Net increase (decrease) (34,942.9567)   $(34,942,957)    153,527.5260   $153,527,526
                        ===========================================================

NOTE 4. Distribution Expenses:

      The Fund has adopted a Plan of Distribution (the "Plan"), pursuant to rule 12b-1 under the Investment Company Act of 1940, to use the assets of the Fund to finance certain activities relating to the distribution of its shares to investors. The Plan authorizes the Fund to pay for the cost of preparing, printing, and distributing offering circulars to prospective investors, direct payments to sales personnel, for certain other direct or indirect marketing expenses, and for the cost of implementing and operating the Plan. Plan expenses may not exceed an amount computed at an annual rate of .12 of 1% of the Fund's average daily net assets. The Fund paid or accrued $82,493 (.04% of average net assets) pursuant to the Plan for the year ended December 31, 1996.

NOTE 5. Pension Plans:

      The Fund is a participating employer in the Co-operative Banks Employees Retirement Association, and has, in effect, a Defined Contribution Plan covering all eligible officers and employees. Under the Plan, contributions by employees are doubled by the Fund, up to a maximum of 10% of each employee's salary. Effective January 1, 1989, the Fund also participates in a Defined Benefit Plan, which covers all eligible employees, and is funded currently. The Fund's contributions to these multi-employer plans for the year ended December 31, 1996 was $17,039.

                                  22

NOTE 6. Transactions With Related Parties:

      The Incorporators of the Corporation are the Directors of The Co-operative Central Bank, which is the statutory reserve bank and insurer of deposits in excess of Federal deposit insurance limitations for Massachusetts co-operative banks. The Board of Directors of the Corporation is elected by the Incorporators.

      The Fund reimburses The Co-operative Central Bank and/or the Bank Investment Fund--Fund One for its proportionate share of expense items used in common. All fees and expenses for the Fund are estimated and accrued daily. Annual operating expenses were .15% of the Fund's average net assets for the year ended December 31, 1996. As reimbursement of allocated expenses, the Fund paid or accrued $33,600 to the Bank Investment Fund--Fund One, for the year ended December 31, 1996.







                                  23




























                                 PART C

                    OTHER INFORMATION NOT REQUIRED
                             IN PROSPECTUS




Item     24.  Financial Statements and Exhibits


         (a) Financial Statements of Fund One of the Registrant for the year ended December 31, 1996 and the report of the Registrant's independent certified public accountants for the year ended December 31, 1996 are included in Part B above. Financial Statements of the Liquidity Fund of the Registrant for the year ended December 31, 1996 and the report of the Registrant's independent certified public accountants thereon for the year ended December 31, 1996 are also included in Part B above.

      (b)      Exhibits:

      1. Copy of the Registrant's charter, being Chapter 482 of the Acts of 1984 of the Commonwealth of Massachusetts, as amended by Chapter 244 of the Acts of 1986 of the Commonwealth of Massachusetts and Chapters
         277 and 285 of the Acts of 1990 and 1991, respectively, of the Commonwealth of
         Massachusetts (filed as Exhibit 1 to
         Amendment 11 of the Registrant's Registration statement on Form N-lA, dated March 30, 1992, and incorporated herein by reference) and as further amended by Chapter 147 of the Acts of 1993 of the Commonwealth (filed as Exhibit 1 to Amendment 13 of the Registrant's
         Registration Statement on Form N-lA, dated
         March 25, 1994, and incorporated herein as reference).

     2. Copy of the By-Laws of the Registrant as amended and restated as of March 25, 1993
         (filed as Exhibit 2 to Amendment 13 of the
         Registrant's Registration Statement on Form
         N-lA, dated March 25, 1994, and incorporated herein by reference).

     3.  None.

     4.  None.

     5.  None

     6.  None

     7.  Copy of Defined Contribution Plan, as
         restated and Defined Benefit Plan,
         as restated.

     8.  Copy of the safekeeping agreements
         between the Registrant and the State
         Street Bank and Trust Company dated
         December 20, 1996.

     9.  None.

     10. Not applicable.

     11. Not applicable.

     12. Not applicable.

     13. None.

     14. None.

     15. Plan of Distribution Pursuant to Rule
         12b-1, as amended.

     16. Computation of performance quotations provided in Item 22.

     17. Independent Auditor's Consent

     18. None.

     19. Specimen price make up sheet required by Instruction 5 of Item 19(b).

Item 25.  Persons Controlled by or Under Common Control with
          Registrant

          Not applicable.

Item 26.  Number of Holders of Securities



                                 Number of Record Holders
   Title of Class                as of February 28, 1997

   Fund One Class                     66

   Liquidity Fund Class              130


 Item 27.  Indemnification


      Section 1 of Article XII of the Registrant's By-Laws provides that the Registrant shall indemnify each officer and director of the corporation against all expenses incurred by such officer or director in connection with any proceeding in which he or she is involved as a result of (a) serving or having served as an officer or director of the corporation; (b) serving or having served as a director, officer or employee of any wholly-owned subsidiary, or (c) serving or having served any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the corporation.

      No indemnification shall be provided to an officer or director with respect to a matter as to which such person shall not have acted in good faith and with the reasonable belief that his or her action was in the best interest of the corporation. The registrant may purchase and maintain insurance to protect itself and any officer or director against liability of any character asserted against and incurred by the Registrant or any such officer or director, or arising out of any such status, whether or not the Registrant would have the power to indemnify such person against such liability by law or under the provisions of the By-laws, except such person shall not be insured in the event of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 28.  Business and Other Connection of Investment Advisor

         Not applicable, as the Registrant does not currently contemplate the utilization of the services of an investment advisor.


Item 29.  Principal Underwriters

         Not applicable, as the Registrant does not use an underwriter in connection with the distribution of its securities.

Item 30.  Location of Accounts and Records

         The accounts, books, and other documents of the Registrant are physically maintained at the principal offices of the Registrant at 75 Park Plaza, Boston, Massachusetts
02116-3934.


Item 31.  Management Services

         There are no management-related service contracts under which services are provided to the Registrant.


Item 32.  Undertakings

         Not applicable, as this Registration Statement does not relate to the Securities Act of 1933.

                              SIGNATURES

         Pursuant to the requirements of the Investment Company
Act of 1940, the Registrant has duly caused this Amended
Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 27th day of March, 1997.

                             CO-OPERATIVE BANK INVESTMENT
                             FUND d/b/a BANK INVESTMENT FUND


                             By:
                                James L.  Burns, Jr.
                                President


                                   1940 ACT FILE NO. 811-4421


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                         EXHIBITS TO FORM N-lA
                           AMENDMENT NO. 16



                   REGISTRATION STATEMENT UNDER THE
                    INVESTMENT COMPANY ACT OF 1940






                   CO-OPERATIVE BANK INVESTMENT FUND
                      d/b/a Bank Investment Fund


                             75 Park Plaza
                   Boston, Massachusetts 02116-3934

                            (617) 695-0415



                                                      Exhibit 7


                                     THE PLAN A 1994 RESTATEMENT
  CONSISTS OF THE PLAN A 1993 RESTATEMENT, EXECUTED ON MARCH 24,
  1993,
  THE FIRST AMENDMENT EXECUTED ON AUGUST 22, 1994, AND CERTAIN
  OTHER
  CHANGES DESIGNED TO FULLY COMPLY WITH TRA '86 AND SUBSEQUENT
  LAW
  AND REGULATIONS.











       THE DEFINED CONTRIBUTION PLAN (PLAN A)

       OF THE

       COOPERATIVE BANKS EMPLOYEES RETIREMENT PROGRAM


       1994 RESTATEMENT

















    FOREWORD

       This is The Defined Contribution Plan (Plan A) (the "Plan") which forms part of The
  Cooperative Banks Employees Retirement Program (the "Retirement Program"). The Retirement
  Program was originally established in 1946 and has been amended and restated periodically thereafter. The Retirement Program was amended and restated as of November 1, 1976 to comply with the Employee Retirement Income Security Act of 1974 ("ERISA") and was again amended and restated as of November 1, 1984 to comply with the applicable requirements of the
  Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984 and the Retirement Equity Act of 1984. The Plan was amended and restated, effective as of January 1, 1989, to add a cash or deferred arrangement described in section 401(k) of the Internal Revenue
  Code of 1986, as amended, and to comply with the applicable requirements of the Tax Reform
  Act of 1986, the Omnibus Budget Reconciliation Acts of 1986 and 1987, the Technical and
  Miscellaneous Revenue Act of 1988, and other applicable statutory and regulatory requirements.
  The Plan was restated in 1993 to incorporate the provisions of three amendments since being restated in 1989, as well as to make additional changes. The Plan has now been further amended, generally effective as of January 1, 1989, by this 1994 Restatement to incorporate the provisions of an amendment to the 1993 Restatement, as well as to make additional desired changes and to fully comply with the current requirements of applicable law and regulations.

       The Plan as contained in this document is an extension of the retirement provisions of the
  By-Laws of the Cooperative Banks Employees Retirement Association (the "Association"). The
  Association operates in accordance with Sections 30 through 32 of Chapter 170 of the
  Massachusetts General Laws. The Association periodically amends its By-Laws to provide for the amendment and continuation of the Retirement Program's administrative provisions under a separate document.

       The Plan is intended to be a "single plan" within the meaning of Code section 414(l), and for reporting and disclosure purposes is classified as a "multiple employer plan-other".

       THE DEFINED CONTRIBUTION PLAN (PLAN A)
       OF THE
       COOPERATIVE BANKS EMPLOYEES RETIREMENT PROGRAM
       1994 RESTATEMENT

       Table of Contents

  ARTICLE   PAGE

       ARTICLE 1.  INTRODUCTION   1
            1.1.  Purpose    1
            1.2.  Application of the Restated Defined
Contribution
             Plan (Plan A)   1
            1.3.  Defined Terms   1
            1.4.  Applicable Law       1
            1.5.  Headings   1

       ARTICLE 2.  DEFINITIONS OTHER THAN SERVICE
              DEFINITIONS.   2
            2.1.  "Account"       2
            2.2.  "Adoption Agreement"      2
            2.3.  "Affiliate"     2
            2.4.  "Association"   3
            2.5.  "Beneficiary"   3
            2.6.  "By-Laws"       3
            2.7.  "Code"     3
            2.8.  "Compensation"       3
            2.9.  "Deferred Retirement Date"     5
            2.10.  "Disability"   5
            2.11.  "Discretionary Contribution"       5
            2.12.  "Early Retirement Age"   5
            2.13.  "Early Retirement Date"       5
            2.14.  "Elective Contribution"       5
            2.15.  "Eligible Employee"      5
            2.16.  "Employee"     6
            2.17.  "Employee Contribution"       6
            2.18.  "Employer"     6
            2.19.  "Entry Date"   6
            2.20.  "ERISA"   6
            2.21.  "Highly Compensated Employee"      6
            2.22.  "Investment Medium"      8
            2.23.  "Matching Contribution"       8
            2.24.  "Normal Retirement Date"      8
            2.25.  "Participant"       8
            2.26.  "Participating Employer"      8
            2.27.  "Participating Employer's Participation Date"
     8
            2.28.  "Plan"    8
            2.29.  "Plan Year"    8
            2.30.  "Qualified Domestic Relations Order"    8
            2.31.  "Qualified Nonelective Contribution"    8
            2.32.  "Retirement Program"     8
            2.33.  "Rollover Contributions"      9
            2.34.  "Terminated Eligible Employee"     9
            2.35.  "Trustee"      9
            2.36.  "Trust"   9
            2.37.  "Valuation Date"    9
            2.38.  "Withdrawal Date"   9

       ARTICLE 3.     SERVICE DEFINITIONS  10
            3.1.  "Absence in Military Service"      10
            3.2.  "Authorized Leave of Absence"      10
            3.3.  "Hour of Service"   10
            3.4.  "Employment Commencement Date"     11
            3.5.  "One-Year Break in Service"   11
            3.6.  "Period of Service"      12
            3.7.  "Reemployment Commencement Date"   12
            3.8.  "Termination of Employment"   12
            3.9.  "Vesting Service"   12
            3.10.  "Year of Eligibility Service"     12
            3.11.  Crediting Periods of Service earned before
              Employer becomes a Participating Employer   13
            3.12.  Crediting Periods of Service earned before
              Employer is merged with or acquired by a
              Participating Employer  13

       ARTICLE 4.  PARTICIPATION      14
            4.1.  Participation Requirements    14
            4.2.  Date of Participation    14
            4.3.  Duration of Participation; Reemployment      14

       ARTICLE 5.  CONTRIBUTIONS TO THE PLAN    15
            5.1.  Elective Contributions and Employee
             Contributions  15
            5.2.  Form and Manner of Contribution Agreements   15
            5.3.  Matching Contributions   15
            5.4.  Discretionary Contributions   15
            5.5.  Qualified Nonelective Contributions     16
            5.6.  Rollover Contributions; Direct Transfers     16
            5.7.  Crediting of Contributions    16
            5.8.  Time for Making Contributions      16
            5.9.  Certain Limits Apply     17
            5.10.  Return of Contributions      17
            5.11.  Establishment of Trust Fund  17

       ARTICLE 6.  LIMITS ON CONTRIBUTIONS      18
            6.1.  Code Section 404 Limits  18
            6.2.  Code Section 415 Limits  18
            6.3.  Code Section 402(g) Limits    21
            6.4.  Code Section 401(k)(3) Limits      23
            6.5.  Code Section 401(m) Limits    29
            6.6.  Section 401(a)(26)/410(b) Limits   34

       ARTICLE 7.  PARTICIPANT ACCOUNTS    36
            7.1.  Accounts  36
            7.2.  Adjustment of Accounts   36
            7.3.  Investment of Accounts   36

       ARTICLE 8.  VESTING OF ACCOUNTS     38
            8.1.  Immediate Vesting of Certain Accounts   38
            8.2.  Deferred Vesting of Other Accounts      38
            8.3.  Special Vesting Rules    38
            8.4.  Distribution of Less Than Entire Vested
             Percentage     38
            8.5.  Changes in Vesting Schedule   39
            8.6.  Forfeitures    39

       ARTICLE 9.  PAYMENT OF ACCOUNTS     41
            9.1.  Retirement     41
            9.2.  Death     41
            9.3.  Disability     41
            9.4.  Other Termination of Employment    41
            9.5.  Valuation for Distribution    41
            9.6.  Timing of Distribution   41
            9.7.  Mode of Distribution     42
            9.8.  Consent to Distributions by Participant      43
            9.9.  Beneficiary Designation  44
            9.10.  Facility of Payments    45
            9.11.  Payment as Discharge of Liability      45
            9.12.  Direct Rollover Option  46
            9.13.  Distributions to Certain Participants  46

       ARTICLE 10.  LOANS TO PARTICIPANTS  47
            10.1.  Loan Application   47
            10.2.  Rules and Procedures    47
            10.3.  Maximum Amount of Loan  47
            10.4.  Minimum Amount of Loan  47
            10.5.  Note; Interest; Security; Default      48
            10.6.  Repayment     49
            10.7.  Repayment upon Distribution  49
            10.8.  Note as Trust Asset     50
            10.9.  Nondiscrimination  50

       ARTICLE 11.  SPECIAL TOP-HEAVY PROVISIONS.    51
            11.1.  Provisions to Apply     51
            11.2.  Minimum Contribution    51
            11.3.  Special Vesting Schedule     52
            11.4.  Adjustment to 415 Limitations     52
            11.5.  Definitions   53

       ARTICLE 12.  ADMINISTRATION OF THE PLAN  56
            12.1.  Generally     56
            12.2.  Expenses of Administration   56

       ARTICLE 13.  AMENDMENT AND TERMINATION   57
            13.1.  Amendment or Termination by Association     57
            13.2.  Voluntary Participation      57
            13.3.  Withdrawal by Participating Employer   57
            13.4.  Effect of Withdrawal on a Withdrawing
              Participating Employer  59
            13.5.  Effect of Withdrawal on Participants and
              Beneficiaries      59
            13.6.  Failure to Maintain Qualified Status   60
            13.7.  Merger, Consolidation or Transfer of Plan
              Assets   60

       ARTICLE 14.  MISCELLANEOUS     62
            14.1.  Exclusive Benefit Rule  62
            14.2.  Limitation of Rights    62
            14.3.  Nonalienability of Benefits  62
            14.4.  Rights of Eligible Employees      62
            14.5.  Notice to Employees     62
            14.6.  Payment Under Domestic Relations Order      62

       ARTICLE 15.  ADOPTION AGREEMENT     64
            15.1.  Adoption Agreement      64

ARTICLE   Section I.    INTRODUCTION.

       1.1. Purpose. The Plan and its related trust are intended to qualify as a profit-sharing plan and trust under Code sections 401(a) and 501(a), and the cash or deferred arrangement forming part of the Plan is intended to qualify under Code section 401(k).  The purpose of the
  Plan is to provide benefits to Participants in a manner consistent and in compliance with such Code sections and Title 1 of ERISA.

       1.2. Application of the Restated Defined Contribution Plan (Plan A). Except as otherwise specifically provided herein, the provisions of this restated Defined Contribution Plan (Plan A) shall apply only to those individuals who are Eligible Employees on or after January 1, 1989.
  Except as otherwise provided herein, the rights and benefits, if any, of a former Employee whose employment terminated before January 1, 1989 or other effective date specified in the Plan shall be determined in accordance with the provisions of the Retirement Program as in effect from time to time before that date.

       1.3. Defined Terms. All capitalized terms used in the following provisions of the Plan have the meanings given them under the Articles entitled
  "Definitions Other Than Service
  Definitions" and "Service Definitions; Special Service
  Crediting".

       1.4. Applicable Law. The provisions of the Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, except to the extent to which the Plan is governed by federal law.

       1.5. Headings. The headings of the Plan are inserted for convenience of reference only and shall have no effect upon the meaning of the provisions hereof.

ARTICLE   Section II.    DEFINITIONS OTHER THAN SERVICE
  DEFINITIONS.

       Where used in the Plan, the words and phrases contained in
  Article 2 and Article 3 have
  the meanings specified below, unless a different meaning is plainly required by the context.
  Wherever used in this instrument, a singular word shall be deemed to include the singular and plural in all cases where the context requires.

       2.1. "Account" means, for any Participant, each account established under the Plan to which contributions made for the Participant's benefit, and any allocable income, expense, gain and loss, are allocated. The term "Account" shall refer, as the context indicates, to any or all of the following:

       (a) "Matching Contribution Account" means the Account to which are credited
  Matching Contributions allocated to a Participant, and earnings thereon.

       (b)   "Discretionary Contribution Account" means the
  Account to which are credited
  Discretionary Contributions allocated to a Participant, and earnings thereon.

       (c) "Rollover Contribution Account" means the Account to which are credited a
  Participant's Rollover Contributions and direct transfer amounts, and earnings thereon. A
  Participant shall be fully vested at all times in his or her Rollover Account.

       (d) "Elective Contribution Account" means the Account to which are credited pre-tax contributions made for the Participant pursuant to his or her Compensation reduction agreement, and earnings thereon. A Participant shall be fully vested at all times in his or her Elective
  Contribution Account.

       (e) "Employee Contribution Account" means the Account to which are credited a
  Participant's voluntary after-tax contributions, and earnings thereon. A Participant shall be fully vested at all times in his or her Employee Contribution
  Account.

       2.2. "Adoption Agreement" means the agreement described in the Plan made by and between a Participating Employer and the Trustee.

       2.3. "Affiliate" of a Massachusetts Cooperative Bank or other organization which is permitted to participate in the Retirement Program pursuant to the By-Laws means (i) any corporation after it becomes a member of a controlled group of corporations (as defined in section 414(b) of the Code) with such Bank or other organization, (ii) any trade or business, whether or not incorporated, after it comes under common control (as defined in section 414(c) of the Code) with such Bank or other organization, (iii) any trade or business that is a member of an affiliated service group (as defined in section 414(m) of the Code) of which such Bank or other organization is also a member, or (iv) any other entity required to be aggregated with such Bank or other organization under section 414(o) of the Code.

       2.4.  "Association" means the Cooperative Banks Employees
  Retirement Association,
  organized and operated pursuant to the provisions of Sections
  30, 31 and 32 of Chapter 170 of
  the General Laws of Massachusetts, as amended from time to time.

       2.5. "Beneficiary" means any person designated by a Participant to receive any benefits which become payable under the Plan upon the death of the Participant.

       2.6. "By-Laws" means the By-Laws of the Association, as amended from time to time in accordance with the provisions thereof.

       2.7. "Code" means the Internal Revenue Code of 1986, as amended from time to time.
  Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

       2.8.  "Compensation" means:

             (a) for purposes of determining contributions under the Plan, the amount of compensation described in (i), (ii), or (iii) below, as elected by the Participating Employer in its Adoption Agreement, where

                      (i) is the basic salary and wages paid to a Participant during a Plan
  Year by the Participating Employer, increased by any amounts that would have been received by the Participant from the Participating Employer as basic salary and wages but for an election under sections 125, 401(k), or 403(b) of the Code, but excluding all additional amounts such as overtime, commissions, bonus payments, or other distributions;

                      (ii) is the basic salary and wages paid to a Participant during a Plan
  Year by the Participating Employer, increased by draws against commissions, mortgage originator's commissions (up to the amount, if any, elected by a Participating Employer in its
  Adoption Agreement) and any amounts which would have been received by the Participant from the Participating Employer as basic salary and wages but for an election under sections 125,
  401(k), or 403(b) of the Code, but excluding all additional amounts such as overtime, commissions (including the commissions against which such draws are taken), bonus payments, or other distributions, and

                      (iii) is the total salary and wages paid to a Participant during the
  Plan Year by the Participating Employer, including overtime, bonus payments, commissions, and any other distributions (but excluding taxable fringe benefit payments), increased by any amounts which would have been received by the Participant from the Participating Employer as total salary and wages but for an election under sections 125, 401(k), or 403(b) of the Code.

             (b) for purposes of Code section 415 limits and minimum contributions under
  Code section 416, the Participant's salary, wages and other amounts received from a Participating
  Employer or its Affiliate, as defined under Code section
  415(c)(3) and the regulations
  promulgated thereunder.

             (c) for purposes of the discrimination testing requirements of Code sections
  401(k) and 401(m), the Participant's salary, wages and other amounts as defined in section 414(s) of the Code, increased, if elected by the Association for a given Plan Year, by any amounts which would have been received by the Participant from the Participating Employer or its Affiliate as such Compensation but for an election under sections 125, 401(k), or 403(b) of the Code.

             (d) for purposes of determining the status of an individual as a Highly
  Compensated Employee, or as a key Employee under Code section 416, the Participant's salary, wages and other amounts received from a Participating Employer or its Affiliate, as defined in Code section 415(c)(3) and the regulations promulgated thereunder, increased by amounts which would have been received by the Participant from the Participating Employer or its Affiliate as such salary and wages but for an election under sections 125, 401(k), or 403(b) of the Code.

            (e) in no event may the amount of Compensation taken into account under paragraphs (a), (b) or (c) above exceed
  the amount determined from time to time under Code section
  401(a)(17).

       2.9. "Deferred Retirement Date" means the first day of any calendar month coinciding with or next following the date a Participant elects to retire at any time after his or her Normal
  Retirement Date.

       2.10. "Disability" means an Eligible Employee's physical or mental incapacity which has terminated his or her Eligible Employee status if the Participating Employer, on the basis of the certification of a licensed physician acceptable to it and such other medical substantiation as it may reasonably require from time to time, has determined that the Eligible Employee is unable to perform his or her regular duties with his or her Participating Employer. In such event, the
  Eligible Employees' Disability shall be deemed to commence 90 days following the date on which he or she terminated his or her Eligible Employee status by reason of such physical or mental incapacity, and shall end on the date which is the earlier of
  (a) his or her Normal Retirement Date,
  or (b) the date on which the Participating Employer determines (either on the basis of the certification of a licensed physician acceptable to it or on the basis of the Eligible Employee's failure to submit such medical substantiation as the Participating Employer may reasonably require from time to time) that the Eligible Employee is no longer disabled. For purposes of this Section, medical substantiation of Disability shall not be required more frequently than semiannually.

       2.11.  "Discretionary Contribution" means a contribution
  (other than a Qualified
  Nonelective Contribution) made for the benefit of a Participant by a Participating Employer in its discretion pursuant to its Adoption Agreement.

       2.12. "Early Retirement Age" means the earliest of the date on which a Participant has (a) attained his or her 62nd birthday, (b) attained his or her 55th birthday and completed at least 5 years of Vesting Service, or (c) attained his or her 50th birthday and completed at least 15 years of Vesting Service.

       2.13. "Early Retirement Date" means the first day of any calendar month, prior to a
  Participant's Normal Retirement Date and coinciding with or following the date he or she attains his or her Early Retirement Age, on which he or she elects to retire.

       2.14. "Elective Contribution" means a contribution made to the Plan for the benefit of a Participant pursuant to a Compensation reduction agreement under the Compensation Agreement.

       2.15. "Eligible Employee" means an individual who is a common-law employee of a
  Participating Employer.

       2.16. "Employee" means an individual who is a common-law employee of a Participating
  Employer or its Affiliate, and to the extent required by
  section 414(n) of the Code, any leased
  employee (as defined in section 414(n) of the Code) who performs services for such Employer.
  Notwithstanding the foregoing, if such leased employees constitute less than 20% of an Employer's non-highly compensated workforce within the meaning of section 414(n)(5)(c)(ii) of the Code, the term Employee shall not include those leased employees covered by a plan described in section 414(n)(5) of the Code.

       2.17. "Employee Contribution" means a voluntary after-tax contribution made by a
  Participant under the Plan pursuant to a Compensation
  Agreement.

  2.18. "Employer" means (i) a Massachusetts Cooperative Bank or other organization which is permitted to participate in the Retirement Program pursuant to the By-Laws and (ii) any Affiliate of each such Bank or other organization, and any successor to any of the foregoing, either singly or as a group, as the context may require.

       2.19.  "Entry Date" means any January 1 or July 1 of any
  Plan Year; provided, however,
  effective July 1, 1993, "Entry Date" means any January 1, April
  1, July 1 or October 1 of any Plan
  Year.

       2.20.  "ERISA" means the Employee Retirement Income
  Security Act of 1974, as from
  time to time amended, and any successor statute or statutes of similar import.

       2.21. "Highly Compensated Employee" means an Employee of a Participating Employer or its Affiliate who is a "highly compensated employee" within the meaning of Code section
  414(q). The term Highly Compensated Employee includes highly compensated active Employees and highly compensated former Employees.

       (a) A highly compensated active Employee includes any Employee who performs service for a Participating Employer or its Affiliate during the determination year and who, during the look-back year: (i) received Compensation from the Participating Employer or its Affiliate in excess of $75,000 (as adjusted pursuant to Code section 415(d);
  (ii) received Compensation from
  the Participating Employer or its Affiliate in excess of $50,000 (as adjusted pursuant to Code section 415(d) and was a member of the top-paid group for such year; or (iii) was an officer of the Participating Employer or its Affiliate and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Code section 415(b)(1)(A).

       (b)   The term Highly Compensated Employee also includes:
  (i) Employees who are
  both described in paragraph (a) if the term "determination year" is substituted for the term
  "look-back year" and the Employee is one of the 100 Employees who received the most
  Compensation from the Participating Employer or its Affiliate during the determination year; and
  (ii) Employees who are a 5 percent owner at any time during the look-back year or determination year. If no officer has satisfied the Compensation requirement of (a)(iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee. For this purpose, the determination year shall be the Plan Year and the look-back year shall be the 12-month period immediately preceding the determination year.

       (c) A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Participating Employer or its Affiliate during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

       (d) If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former Employee or a Highly Compensated
  Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of
  Compensation paid by the Participating Employer or its Affiliate during such year, then the family member and the 5 percent owner or top 10 Highly Compensated Employee shall be aggregated.
  In such case, the family member and 5 percent owner or top 10 Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions equal to the sum of such Compensation and contributions of the family member and 5 percent owner or top 10
  Highly Compensated Employee. For purposes of this Section, family member includes the spouse, lineal ascendant and descendants of the Employee or former Employee and the spouses of such lineal ascendant and descendants.

       (e) The top paid group shall consist of the top 20 percent of active Employees, ranked on the basis of Compensation received from the Participating Employer or its Affiliate during the year. The number of officers shall be limited to the lesser of
  (i) 50 Employees or (ii) the greater
  of 3 Employees or 10 percent of Employees. If there is not at least one officer whose
  Compensation is in excess of 50 percent of the Code section 415(b)(i)(A) limit, then the highest paid officer of the Participating Employer or its Affiliate shall be treated as a Highly Compensated
  Employee. The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100
  Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Code section 414(q).

       2.22. "Investment Medium" means any fund, contract, obligation or other mode of investment to which a Participant may direct the investment of assets of his or her Account.

       2.23. "Matching Contribution" means a contribution made by a Participating Employer for the benefit of a Participant under the Plan on account of an Elective Contribution or Employee
  Contribution.

       2.24. "Normal Retirement Date" means the first day of the calendar month coinciding with or next following the Participant's 65th birthday.

       2.25.  "Participant" means an Eligible Employee or
  Terminated Eligible Employee who
  participates in the Plan pursuant to its provisions.

       2.26. "Participating Employer" means an Employer that has adopted the Plan in accordance with the By-Laws and has entered into an Adoption
  Agreement.

       2.27. "Participating Employer's Participation Date" means the date as of which such Participating Employer adopts the Plan for the benefit of its Eligible Employees.

       2.28. "Plan" means The Defined Contribution Plan (Plan A) of the Cooperative Banks
  Employees Retirement Program.

       2.29.  "Plan Year" means the calendar year.

       2.30. "Qualified Domestic Relations Order" means any judgment, decree or order
  (including approval of a property settlement agreement) which constitutes a "qualified domestic relations order" within the meaning of Code section 414(p). A judgment, decree or order shall not be considered not to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.

       2.31. "Qualified Nonelective Contribution" means a contribution made in the discretion of the Participating Employer which is designated by the Participating Employer as a Qualified
  Nonelective Contribution pursuant to its Adoption Agreement.

       2.32.  "Retirement Program" means The Cooperative Banks
  Employees Retirement
  Program as from time to time in effect.

       2.33. "Rollover Contributions" means a contribution made by a Participant which satisfies the applicable requirements of the Code and any administrative requirements imposed by the
  Association.

       2.34. "Terminated Eligible Employee" means an individual who has ceased to be an Eligible Employee (other than on account of death) prior to becoming eligible to retire on his or her Normal Retirement Date or Early Retirement Date.

       2.35. "Trustee" means any person or persons who are at any time acting as Trustee under the Trust.

       2.36. "Trust" means the Trust established under a trust agreement between the
  Association and the Trustee for purposes of the Plan.

       2.37. "Valuation Date" means the last day of each calendar quarter or such other dates selected by the Association.

       2.38. "Withdrawal Date" means the date as of which a Participating Employer withdraws from the Plan pursuant to the provisions of the Plan.

  ARTICLE   Section III.   SERVICE DEFINITIONS; SPECIAL SERVICE
  CREDITING
  RULES

       3.1. "Absence in Military Service" means an absence of an Employee in military or governmental service for the United States of America for the period during which the Employee retains rights to re-employment with his or her Employer under the federal laws of the United
  States of America; provided, that the Employee in fact returns to the active service of his or her Employer within the period during which he or she is entitled to such re-employment rights.

       3.2. "Authorized Leave of Absence" means any absence of an Employee granted by his or her Employer in accordance with rules of uniform application to all Employees similarly situated.

       3.3. "Hour of Service" means, for purposes of determining the beginning of an
  Employee's period of Vesting Service, each hour described in paragraph (a) below, and for purposes of determining an Employee's Years of Eligibility
  Service, each hour described in
  paragraphs (a), (b), (c) and (d) below, where

            (a) is each hour for which the Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for a Participating Employer or its Affiliate, each such hour to be credited to the Employee for the period of service in which the duties were performed;

            (b) is each hour for which the Employee is directly or indirectly paid, or entitled to payment, by a Participating Employer or its Affiliate (including payments made or due from a trust fund or insurer to which the Participating
  Employer or its Affiliate contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether a Termination of Employment has occurred) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence, each such hour to be credited to the Employee for the period of Eligibility Service in which such period of time occurs, subject to the following rules:

                 (i) No more than 501 Hours of Service shall be credited under this paragraph (b) to the Employee on account of any single continuous period during which the
  Employee performs no duties;

                 (ii)  Hours of Service shall not be credited
  under this paragraph (b) to an
  Employee for a payment which solely reimburses the Employee for medically related expenses incurred by the Employee, or which is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws; and

                 (iii) If the period during which the Employee performs no duties falls within two or more computation periods, and if the payment made on account of such period is not calculated on the basis of units of time, the Hours of Service credited with respect to such period shall be allocated between not more than the first two such computation periods on any reasonable basis consistently applied with respect to similarly situated Employees;

            (c)  is each hour not counted under paragraph (a) or
  (b) for which back pay,
  irrespective of mitigation of damages, has been awarded or agreed to be paid by the Participating
  Employer or its Affiliate, each such hour to be credited to the Employee for the computation period to which the award or agreement for back pay pertains, provided that crediting of Hours of Service under this paragraph (c) with respect to periods described in paragraph (b) above shall be subject to the limitations and special rules set forth in clauses (i), (ii) and (iii) of paragraph (b);
  and

            (d) is each non-compensated hour while an Employee that is not credited under (a), (b) or (c) above during a period of Authorized Leave of Absence or Absence in
  Military Service from the Employer or within such longer period as may be specified by the Employer for which the Employee returns for work.

       Hours of Service to be credited to an individual under
  (a), (b) and (c) above shall be
  calculated and credited pursuant to paragraphs (b) and (c) of
  Section 2530.200(b)-2 of the
  Department of Labor Regulations which are incorporated herein by reference. Hours of Service to be credited to an individual during an absence described in
  (d) above shall be determined by the
  Employer with reference to the individual's most recent normal work schedule. If the Employer cannot so determine the number of Hours to be credited, there shall instead be credited 8 Hours of Service for each day of absence.

       3.4. "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service.

       3.5. "One-Year Break in Service" means, for any Employee or former Employee, a
  12-month period commencing on his or her Termination of Employment or any anniversary thereof during which the Employee or former Employee failed to perform an Hour of Service for an Employer. Solely for purposes for determining whether an Employee has incurred a One-Year
  Break in Service, if an Employee is absent from work (i) by reason of the Employee's pregnancy,
  (ii) by reason of the birth of the Employee's child, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, the date of an Employee's Termination of Employment shall be twelve
  (12) months after the date
  otherwise determined.

       3.6. "Period of Service" means, for each Employee, the period or periods of time elapsed between his or her Employment Commencement Date or Reemployment Commencement
  Date and his or her Termination of Employment. Each Period of Service shall be measured in years and days.

       3.7. "Reemployment Commencement Date" means the date on which a rehired former
  Employee of a Participating Employer first performs an Hour of Service on or following such reemployment.

       3.8. "Termination of Employment" means the date on which an Employee quits, is discharged, retires or dies.

       3.9. "Vesting Service" means, for any Participant, the aggregate of all his or her Periods of Service, but excluding, except as otherwise provided in this Article, any Period of Service rendered prior to his or her Participating Employer's
  Participation Date.

  In addition, if an Employee has a Reemployment Commencement
  Date within 12 months after the
  date of his or her Termination of Employment, such Employee's
  Vesting Service shall include the
  period of severance measured from his or her date of Termination of Employment until his or her subsequent Reemployment Commencement Date.

  Vesting Service shall also include any period not otherwise included in a Period of Service during which a Participant is absent due to Disability, Authorized
  Leave of Absence, Absence in Military
  Service or absent on maternity, paternity leave described in the definition of One-Year Break in Service.

  Two or more Periods of Service or periods of severance that are included in a Participant's
  Vesting Service and that contain fractions of a year (computed in months and days) shall be aggregated on the basis of 365 days constituting a year.

       3.10.  "Year of Eligibility Service" means a
  12-consecutive-month period commencing on an Employee's Employment Commencement Date, or any Plan Year thereafter which commences after such Employment Commencement Date, during which he or she completes at least 1,000
  Hours of Service.

       3.11. Crediting Periods of Service earned before Employer becomes a Participating
  Employer. All or any portion of periods of service earned by an Employee prior to his or her Participating Employer's Participation Date shall be credited on a non-discriminatory basis under the Plan as of such Participation Date for vesting purposes if the Association approves such crediting and if his or her Participating Employer agrees, on or prior to such Participation Date, to pay the cost, if any, of crediting such periods of service under the Plan.










     3.12. Crediting Periods of Service earned before Employer is merged with or acquired by a Participating Employer. All or any portion of periods of service earned by an Employee prior to his or her employer's merger with or acquisition by a Participating Employer shall be credited on a non-discriminatory basis under the Plan for eligibility or vesting purposes (or both) if and to the extent the Association approves such crediting and if such Participating Employer agrees to pay the cost, if any, of crediting such periods of service under the Plan.

ARTICLE   Section IV.    PARTICIPATION.

       4.1.  Participation Requirements.

            (a) Age and Service. Unless waived under (b) below, to become a Participant in the Plan each Eligible Employee must have attained age 21 and completed one Year of Eligibility
  Service.

            (b)  Waiver.  Under its Adoption Agreement, a
  Participating Employer may elect
  to waive or reduce either or both of the age and service requirements described in (a) above.

       4.2. Date of Participation. An Eligible Employee will become a Participant in the Plan on the Entry Date coinciding with or next following the date on which he or she satisfies the participation requirements of
  Section 4.1 provided he or she is an Eligible Employee on such date.

       4.3. Duration of Participation; Reemployment. An individual who has become a Participant will remain a Participant for as long as an Account is maintained under the Plan for his or her benefit, or until his or her death, if earlier. No contributions shall be made by or for (and no forfeitures may be allocated with respect to) a Participant who is not an Eligible Employee. A
  Participant or former Participant who is reemployed as an Eligible Employee will again become eligible to receive or make contributions and must enter into a contribution agreement immediately upon reemployment.

ARTICLE   Section V.    CONTRIBUTIONS TO THE PLAN.

       5.1. Elective Contributions and Employee Contributions. Each Participant may enter into a contribution agreement specifying Elective Contributions or Employee Contributions, or both, in an amount (which must be a whole percentage of his or her Compensation) equal to at least one (1) percent but not more than ten (10) percent of his or her Compenstion. During any period for which a Matching Contribution is being made for a Participant, the Participant shall be required, as a condition of continued employment, to enter into and to continue a contribution agreement specifying Elective Contributions or Employee Contributions in an amount equal to at least one (1) percent of his or her Compensation. By agreeing to Elective Contributions, the
  Participant agrees to a reduction in Compensation in the amount designated and the Participating
  Employer agrees in consideration of such reduction to contribute an equivalent amount to the Trust for the Participant. By agreeing to Employee Contributions, the Participant agrees to contribute the designated amount to the Trust out of after-tax Compensation and the Participating
  Employer agrees to facilitate such contributions through payroll deductions.

       5.2. Form and Manner of Contribution Agreements. Each contribution agreement shall be on a form prescribed or approved by the Association, and may be changed by the Participant from time to time. A contribution agreement or a change in such Agreement shall be effective with respect to Compensation payable on and after the first day of the calendar quarter coinciding with or next following receipt of such Agreement by the Association or such other time as the Association may prescribe. No change may reduce the rate of a Participant's contributions below one (1) percent of his or her Compensation during any period for which a Matching Contribution is being made for the Participant.

       5.3. Matching Contributions. In its Adoption Agreement, a Participating Employer may specify an amount of Matching Contributions up to a specified percentage of Compensation to be made to the Trust for a Plan Year for the benefit of each Participant on whose behalf a contribution agreement with the Participating Employer was in effect during the Plan Year.
  Matching Contributions for a Plan Year shall be expressed as a percentage (which may be 50%,
  100%, 150% or 200%, as specified by the Participating Employer) of Elective Contributions and/or Employee Contributions for the Plan Year and shall be credited to the Matching
  Contribution Accounts of Participants on that basis.

       5.4. Discretionary Contributions. If so provided in its Adoption Agreement, a
  Participating Employer, in its discretion, may determine whether a Discretionary Contribution shall be made to the Trust for a Plan Year, and if so, the amount to be contributed. The
  Discretionary Contribution of a Participating Employer for a Plan Year shall be allocated among and credited to the Discretionary Contribution Accounts of all Participants who are eligible to receive such Contribution, as determined in accordance with the Adoption Agreement, in proportion to their relative amounts of Compensation for that portion of the Plan Year during which they were both a Participant and an Eligible Employee.

       5.5. Qualified Nonelective Contributions. If so provided in its Adoption Agreement, to the extent necessary to satisfy the Code section 401(k)(3) limits with respect to Elective
  Contributions or the Code section 401(m) limits with respect to Matching Contributions, a
  Participating Employer, in its discretion, may determine whether a Qualified Nonelective
  Contribution shall be made to the Trust for a Plan Year and, if so, the amount to be contributed.
  A Qualified Nonelective Contribution for a Plan Year shall be allocated among and credited to the QNEC Accounts of Participants in such manner as the Participating Employer shall determine in order to accomplish its intended purpose.

       5.6. Rollover Contributions; Direct Transfers. An Eligible Employee may make a
  Rollover Contribution to the Plan upon demonstration to the Association that the contribution is eligible for transfer to the Plan pursuant to the rollover provisions of the Code. A Participant may request the Trustee to accept a direct transfer of funds held under another plan qualified under
  Code section 401(a), subject to such information and demonstration as the Association may require.

       5.7. Crediting of Contributions. Each type of contribution for a Plan Year shall be allocated among and credited to the respective Accounts of Participants eligible to share in the contributions as of the Valuation Date coinciding with or next following the date the contributions are received by the Trustee (but in no event later than the last Valuation Date of the Plan Year).

       5.8. Time for Making Contributions. Elective Contributions and Employee Contributions will be paid in cash to the Trust as soon as such contributions can reasonably be segregated from the general assets of the Participating Employer, but in any event within 90 days after the date on which the Compensation to which such contributions relate is paid. Any Matching Contributions,
  Discretionary Contributions, or Qualified Nonelective Contributions for a Plan Year will be contributed in cash to the Trust at such time as the Participating Employer determines, but in any event no later than the time prescribed by law (including extensions) for filing the Participating
  Employer's federal income tax return for its taxable year in or with which the Plan Year ends. In addition, Qualified Nonelective Contributions and Matching Contributions for a Plan Year must be made no later than the last day of the 12-month period immediately following the Plan Year.

       5.9. Certain Limits Apply. All contributions to the Plan are subject to the applicable limits set forth under Code sections 401(k), 402(g), 401(m), 404, and 415, as further described elsewhere in the Plan. In addition, certain minimum allocations may be required under Code sections 401(a)(26), 410(b), and 416, as also further described elsewhere in the Plan.

       5.10. Return of Contributions. If any contribution by a Participating Employer to the
  Trust is

            (a) made by reason of a good faith mistake of fact, or

            (b) believed by the Participating Employer in good faith to be deductible under
  Code section 404, but the deduction is disallowed, the Trustee shall, upon request by the
  Participating Employer, return to the Participating Employer the excess of the amount contributed over the amount, if any, that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Such excess shall be reduced by the losses of the Trust attributable thereto, if and to the extent such losses exceed the gains and income attributable thereto. In no event shall the return of a contribution hereunder cause any Participant's Accounts to be reduced to less than they would have been had the mistaken or nondeductible amount not been contributed. No return of a contribution hereunder shall be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

       5.11. Establishment of Trust Fund. The Association will enter into a trust agreement with a Trustee under which agreement the Trustee shall accept, hold and invest such contributions as the Participating Employers shall deliver to it and pay such benefits as the Participating Employers shall direct in writing. Contributions with respect to a Participating Employer will be accounted for separately. The contributions, together with any income, gains, or profits, less distributions and losses, shall constitute the Trust Fund.


ARTICLE   Section VI.    LIMITS ON CONTRIBUTIONS.

       6.1. Code Section 404 Limits. The sum of the contributions made by each Participating
  Employer under the Plan for any Plan Year shall not exceed the maximum amount deductible under the applicable provisions of the Code. All contributions under the Plan made by a Participating Employer are expressly conditioned on their deductibility under Code section 404 for the taxable year when paid (or treated as paid under Code section 404(a)(6).

       6.2.  Code Section 415 Limits.

            (a) Incorporation by reference. Code section 415 is hereby incorporated by reference into the Plan.

            (b)  Annual addition.  The Association shall
  determine an "annual addition" for
  each Participant for each limitation year, which shall consist of the following amounts allocated to the Participant's Accounts for the year:

                 (i)  Elective Contributions,

                 (ii) Qualified Nonelective Contributions,

                 (iii) Employee Contributions,

                 (iv)  Matching Contributions,

                 (v)  Discretionary Contributions,

                 (vi) forfeitures

                 (vii)  Amounts allocated to an individual
  medical amount (as defined in
  Code section 415(l)(2) which is part of a pension or annuity plan maintained by an Affiliated
  Employer; and

                 (viii)  Amounts derived from contributions paid
  or accrued which are
  attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419(e)) maintained by an Affiliated Employer.

            (c) General limitation on annual additions. The annual addition to a Participant's
  Accounts under the Plan for any limitation year, when added to the annual additions to his or her accounts for such Year under all other defined contributions plans maintained by the Participating
  Employer and its Affiliates, shall not exceed the lesser of (i) $30,000 (or, if greater, one-fourth of the limitation in effect for the limitation year under Code section 415(b)(1)(A)), or (ii) 25% of the Participant's Compensation for such limitation year.

            (d)  Combined limitations.  In the case of a
  Participant who also participates in a
  defined benefit plan maintained by the Participating Employer or its Affiliates, the annual addition for a limitation year will, if necessary, be further limited so that the sum of the Participant's defined contribution fraction and his or her defined benefit plan fraction for such limitation year does not exceed 1.0.

                 (i)  A Participant's "defined contribution
  fraction" shall be a fraction, the
  numerator of which is the sum of the annual additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by the Participating Employer and its Affiliates for the current and all prior limitation years (including the annual additions attributable to the Participant's non-deductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Participating Employer and its Affiliates, and the annual additions attributable to all welfare benefit funds, as defined in section 419(e) of the Code, and individual medical accounts, as defined in section 415(l)(2) of the Code, maintained by the Participating Employer and its Affiliates, and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the Participating Employer and its Affiliates (regardless of whether a defined contribution plan was maintained by the Participating Employer and its Affiliates. The maximum aggregate amount in any limitation year is the lesser of 125 percent of the dollar limitation determined under Code sections 415(b) and (d) in effect under Code section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year. If the employee was a Participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Participating Employer and its Affiliates which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this plan.
  Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the section 415 limitation applicable to the first limitation year beginning on or after January
  1, 1987, shall not be recomputed to treat all employee contributions as annual additions.

                 (ii) A Participant's "defined benefit fraction" shall be a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by an Affiliated Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the limitation year under Code sections 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code section 415(b). Notwithstanding the above, if the Participant was a Participant as of the first day of the first limitation year beginning after
  December 31, 1986, in one or more defined benefit plans maintained by an Affiliated Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code section
  415 for all limitation years beginning before January 1, 1987.

            (e) Limitation Year. For purposes of determining the Code section 415 limits under the Plan, the "limitation year" shall be the calendar year.

            (f)  To the extent necessary to satisfy the
  limitations of Code section 415 for any
  Participant, the annual addition which would otherwise be made on behalf of the Participant under the Plan shall be reduced after the Participant's benefit is reduced under any and all defined benefit plans, and after the Participant's annual addition is reduced under any other defined contribution plan.

            (g)  If, as a result of the allocation of
  forfeitures, a reasonable error in estimating a Participant's compensation for a Plan Year or limitation year, a reasonable error in determining the amount of elective deferrals (within the meaning of Code section 402(g)(3)) that may be made with respect to any individual under the limits of Code section 415, or under such other facts and circumstances as may be permitted under regulation or by the Internal Revenue Service, the annual addition under the Plan for a Participant would cause the Code section 415 limitations for a limitation year to be exceeded, any Elective Contributions and Employee Contributions made pursuant to a contribution agreement together with earnings thereon made by or on behalf of the Participant for the Limitation Year, to the extent necessary, will be returned to the Participant.
  Any contributions so returned will be disregarded for purposes of the limits under Code sections
  402(g) and 401(k)(3) and 401(m)(2). If the remaining Annual Addition for the Participant still exceeds the Code section 415 limits for the limitation year, Qualified Nonelective Contributions followed by Discretionary Contributions, followed by Matching Contributions (including forfeitures applied to reduce any such Participating Employer contributions), together with earnings thereon, will not be allocated to the Participant's Account to the extent necessary for limitation year, but will be used to reduce Participating Employer contributions for the next limitation year (and succeeding limitation years, as necessary) for that Participant if the Participant is covered by the Plan as of the end of the limitation year. However, if the Participant is not covered by the Plan as of the end of the limitation year, the excess amounts will not be distributed to Participants or former Participants, but will be held unallocated for that limitation year in a suspense account. If the suspense account is in existence at any time during any subsequent limitation year, all amounts in the suspense account will be allocated to the Discretionary
  Contribution Accounts of all Participants in proportion to their relative amounts of Compensation for the subsequent limitation year, before any other contributions which would be part of an annual addition are made to the Plan for the subsequent limitation year. No investment gains or losses will be allocated to any suspense account described in this paragraph; instead, any such gains or losses shall be allocated among the remaining Accounts in proportion to their respective balances.

  6.3.  Code Section 402(g) Limits.

            (a) In general. The maximum amount of Elective Contributions made on behalf of any Participant for any calendar year, when added to the amount of elective deferrals under all other plans, contracts and arrangements of an Affiliated Employer with respect to the Participant for the calendar year), shall in no event exceed the maximum applicable limit in effect for the calendar year under Regulation section 1.402(g)-1(d). For purposes of the Plan, an individual's elective deferrals for a taxable year are the sum of the following:

                 (i) Any elective contribution under a qualified cash or deferred arrangement (as defined in Code section 401(k)) to the extent not includable in the individual's gross income for the taxable year on account of Code section
  402(a)(8) (before applying the limits
  of Code section 402(g) or this section);

                 (ii) Any employer contribution to a simplified employee pension (as defined in code section 408(k) to the extent not includable in the individual's gross income for the taxable year on account of Code section 402(h)(1)(B) (before applying the limits of Code section
  402(g));

                 (iii) Any employer contribution to a custodial account or annuity contract under section 403(b) under a salary reduction agreement (within the meaning of Code section
  3121(a)(5)(D)), and any elective contribution pursuant to an eligible deferred compensation plan under Code section 457, to the extent not includable in the individual's gross income for the taxable year on account of Code section 403(b) or 457 before applying the limits of Code section
  402(g); and

                 (iv)  Any employee contribution designated as
  deductible under a trust
  described in Code section 501(c)(19) (before applying the limits of Code section 402(g)).

       A Participant will be considered to have made "excess deferrals" for a taxable year to the extent that the Participant's elective deferrals for the taxable year exceed the applicable limit described above for the year.

            (b) Distribution of excess deferrals. In the event that an amount is included in a Participant's gross income for a taxable year as a result of an excess deferral under Code section
  402(g), and the Participant notifies the Association on or before the March 1 following the taxable year that all or a specified part of an Elective Contribution made for his or her benefit represents an excess deferral, the Association shall make every reasonable effort to cause such excess deferral, adjusted for allocable income, to be distributed to the Participant no later than the April
  15 following the calendar year in which such excess deferral was made. The Participant will be deemed to have notified the Association before March 1 of any excess deferral arising under a plan maintained by an Affiliated Employer. The income allocable to excess deferrals is equal to the allocable gain or loss for the taxable year of the individual, but not the allocable gain or loss for the period between the end of the taxable year and the date of distribution (the "gap period").
  Income allocable to excess deferrals for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant's Elective Contribution Account for the taxable year by a fraction, the numerator of which is the Participant's excess deferrals for the taxable year, and the denominator of which is the sum of the Participant's Elective Contribution Account balance as of the beginning of the taxable year plus the Participant's Elective Contributions for the taxable year.
  No distribution of an excess deferral shall be made during the taxable year of a Participant in which the excess deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designates the distribution as a distribution of an excess deferral. The amount of any excess deferrals that may be distributed to a Participant for a taxable year shall be reduced by the amount of Elective
  Contributions that were excess contributions and were previously distributed to the Participant or recharacterized for the Plan Year beginning with or within such taxable year.

            (c) Treatment of excess deferrals. For other purposes of the Code, including
  Code sections 401(a)(4), 401(k)(3), 404, 409, 411, 412, and
  416), excess deferrals must be
  treated as employer contributions even if they are distributed in accordance with paragraph (b) above. However, excess deferrals of a non-Highly Compensated Employee are not to be taken into account for purposes of Code section 401(k)(3) (the actual deferral percentage test) to the extent the excess deferrals are prohibited under Code section 401(a)(30). Excess deferrals are also to be treated as employer contributions for purposes of Code section 415 unless distributed under paragraph (b) above.

  6.4.  Code Section 401(k)(3) Limits.

            (a) In General. Elective Contributions made under the Plan are subject to the limits of Code section 401(k)(3), as more fully described below. The Plan provisions relating to the 401(k)(3) limits are to be interpreted and applied in accordance with Code sections 401(k)(3) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(k) as may be prescribed by the Secretary of the Treasury from time to time.

            (b) Actual deferral ratios. For each Plan Year, the Association will determine the
  "actual deferral ratio" for each Participant who is eligible for Elective Contributions. The actual deferral ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Elective Contributions (plus any Qualified Nonelective Contributions treated as Elective
  Contributions) made on behalf of the Participant for the Plan Year to the Participant's
  Compensation for the applicable period. For purposes of determining a Participant's actual deferral ratio,

                 (i) Elective Contributions will be taken into account only if each of the following requirements are satisfied:

                      (A)  the Elective Contribution is allocated
  to the Participant's
  Elective Contribution Account as of a date within the Plan
  Year, is not contingent upon
  participation in the Plan or performance of services on any date subsequent to that date, and is actually paid to the Trust no later than the end of the 12-month period immediately following the
  Plan Year to which the contribution relates; and

                      (B)  the Elective Contribution relates to
  Compensation that either
  would have been received by the Participant in the Plan Year but for the Participant's election to defer under the Plan, or is attributable for services performed in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within 2 1/2 months after the close of the Plan Year.

            To the extent Elective Contributions which meet the requirements of (A) and (B) above constitute excess deferrals, they will be taken into account for each Highly Compensated
  Employee, but will not be taken into account for any non-Highly
  Compensated Employee.

                 (ii)  in the case of a Participant who is a
  Highly Compensated Employee for
  the Plan Year and is eligible to have elective deferrals (and qualified nonelective or qualified matching contributions, to the extent treated as elective deferrals) allocated to his or her accounts under two or more cash or deferred arrangements described in Code section 401(k) maintained by a Participating Employer or its Affiliate, the Participant's actual deferral ratio shall be determined as if such elective deferrals (as well as qualified nonelective or qualified matching contributions) are made under a single arrangement, and if two or more of the cash or deferred arrangements have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement;

                 (iii) for purposes of determining the actual deferral ratio of a Participant who is a 5 percent owner or one of the 10 most highly paid Highly Compensated Employees, the
  Elective Contributions (and any Qualified Nonelective Contributions treated as Elective
  Contributions) and Compensation of such Participant shall include the Elective Contributions (and
  Qualified Nonelective Contributions treated as Elective Contributions) and Compensation for the
  Plan Year of the Participant's family members (as defined in Code section 414(q)(6)), such family members shall be disregarded as separate employees for purposes of determining the actual deferral ratio of both Highly Compensated Employees and non-Highly Compensated Employees, and in the event that there are excess contributions with respect to such family members, the excess shall be allocated among such family members in proportion to their Elective
  Contributions;

                 (iv)  the applicable period for determining
  Compensation for each
  Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year;
  provided, that to the extent permitted under Regulations, the Association may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant;

                 (v) Qualified Nonelective Contributions made on behalf of Participants who are eligible to receive Elective Contributions shall be treated as Elective Contributions to the extent permitted by Regulation section 1.401(k) 1(b)(5);

                 (vi) in the event that the Plan satisfies the requirements of Code sections
  401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan;

                 (vii)  an employee who would be a Participant
  but for the failure to make
  Elective Contributions shall be treated as a Participant on whose behalf no Elective Contributions are made; and

                 (viii) Elective Contributions which are made on behalf of non-Highly
  Compensated Employees which could be used to satisfy the Code section 401(k)(3) limits but are
  not necessary to be taken into account in order to satisfy such limits, may instead be taken into account for purposes of the Code section 401(m) limits to the extent permitted by Regulation sections 1.401(m)-1(b)(5).

            (c) Actual deferral percentages. The actual deferral ratios for all Highly
  Compensated Employees who are eligible for Elective Contributions for a Plan Year shall be averaged to determine the actual deferral percentage for the highly compensated group for the
  Plan Year, and the actual deferral ratios for all Employees who are not Highly Compensated
  Employees but are eligible for Elective Contributions for the Plan Year shall be averaged to determine the actual deferral percentage for the nonhighly compensated group for the Plan Year.
  The actual deferral percentages for any Plan Year must satisfy at least one of the following tests:

                 (i)  the actual deferral percentage for the
  highly compensated group does
  not exceed 125% of the actual deferral percentage for the nonhighly compensated group; or

                 (ii)  the excess of the actual deferral
  percentage for the highly compensated
  group over the actual deferral percentage for the nonhighly compensated group does not exceed two percentage points, and the actual deferral percentage for the highly compensated group does not exceed twice the actual deferral percentage of the nonhighly compensated group.

            (d) Adjustments by Association. If, prior to the time all Elective Contributions for a Plan Year have been contributed to the Trust, the Association determines that Elective
  Contributions are being made at a rate which will cause the Code section 401(k)(3) limits to be exceeded for the Plan Year, the Association may, in its sole discretion, limit the amount of
  Elective Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing Elective Contribution elections to the extent the Association deems appropriate. Any Elective Contributions which would otherwise be made to the Trust shall instead be paid to the affected Participant in cash.

            (e) Excess contributions. If the Code section 401(k)(3) limits have not been met for a Plan Year after all contributions for the Plan Year have been made, the Association will determine the amount of excess contributions with respect to Participants who are Highly
  Compensated Employees. To do so, the Association will reduce the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio to the extent necessary to (i) enable the Plan to satisfy the 401(k)(3) limits or (ii) cause such employee's actual deferral ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest actual deferral ratio, and will repeat this process until the Plan satisfies the Code section 401(k)(3) limits.
  The amount of excess contributions for each Highly Compensated Employee for the Plan Year shall equal the amount of Elective Contributions (plus Qualified Nonelective Contributions which are treated as Elective Contributions for purposes of the Code section 401(k)(3) limits) actually
  made to the Trust for the Plan Year, less the product of the
  (i) the Highly Compensated
  Employee's reduced actual deferral ratio as determined under the preceding sentence, and (ii) his or her Compensation. Any excess contributions will be distributed or recharacterized as provided below. In no event will excess contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

            (f) Distribution of excess contributions. Unless a Participant elects to have his or her excess contributions recharacterized, the Participant's excess contributions, adjusted for income, will be designated by the Participating Employer as a distribution of excess contributions and distributed to the Participant. The income allocable to excess contributions is equal to the allocable gain or loss for the Plan Year, but not the allocable gain or loss for the period between the end of the Plan Year and the date of distribution (the "gap period"). Income allocable to excess contributions for the Plan Year shall be determined by multiplying the gain or loss attributable to the Participant's Elective Contribution Account and QNEC Account balances by a fraction, the numerator of which is the excess contributions for the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Elective Contribution Account and
  QNEC Account balances as of the beginning of the Plan Year plus the Participant's Elective
  Contributions and Qualified Nonelective Contributions for the Plan Year. Distribution of excess contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess contributions shall be treated as annual additions under the Plan, even if distributed under this paragraph.

            (g) Recharacterization. In lieu of receiving a distribution of excess contributions, a Highly Compensated Employee may elect, at such time and in such manner as the Association may prescribe, to have all or a portion of his or her excess contributions recharacterized as
  Employee Contributions. Excess contributions may be recharacterized only to the extent that additional Employee Contributions otherwise could have been contributed by the Highly
  Compensated Employee for the Plan Year under the Plan, and must be recharacterized no later than two and one-half months after the close of the Plan Year to which the recharacterization relates. If a Highly Compensated Employee elects recharacterization, the Association will (i) timely provide such forms to the Highly Compensated Employee and his or her Participating
  Employer, and take such other action, as the Internal Revenue Service shall require, and (ii) account for such recharacterized amounts as contributions by the Highly Compensated Employee for purposes of Code sections 72 and 6047. Recharacterized excess contributions shall continue to be treated as Elective Contributions for all purposes under the Plan other than determination of the Code section 401(k)(3) and 401(m) limits (see Section 6.5(b)(vii)).

            (h) Special rules. For purposes of recharacterizing or distributing excess contributions,

                 (i) the amount of excess contributions that may be recharacterized or distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan Year.

                 (ii) the determination and correction of excess contributions with respect to a Highly Compensated Employee whose actual deferral ratio is determined pursuant to the family aggregation rules will be accomplished by reducing the actual deferral ratio as required above and allocating the excess contributions for the family group among family members in proportion to the Elective Contribution of each family member that is combined to determine the actual deferral ratio.

            (i) Recordkeeping requirement. The Association, on behalf of the Participating
  Employers, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(k)(3) limits including the extent to which Qualified Nonelective Contributions are taken into account in determining the actual deferral ratios.

            (j)  Effect on Matching Contributions.  A
  Participant's Elective Contributions
  which are returned or recharacterized as a result of the Code section 401(k)(3) limits for a Plan
  Year shall not be taken into account in determining the amount of Matching Contributions to be made for the Participant's benefit for the Year. To the extent Matching Contributions have already been made with respect to the Elective Contributions at the time the Elective
  Contributions are determined to be excess contributions, such Matching Contributions shall be forfeited to the extent they are not vested, or distributed to the extent they are vested to the Participant at the same time as the Elective Contributions are returned or recharacterized.

            (k) Excise tax where failure to correct. If the excess contributions are not corrected within 2 1/2 months after the close of the Plan Year to which they relate, the Participating
  Employers will be liable for a 10 percent excise tax on the amount of excess contributions attributable to them, to the extent provided by Code section 4979. Qualified Nonelective
  Contributions properly taken into account under this Section for the Plan Year may enable the Plan to avoid having excess contributions, even if the contributions are made after the close of the 2 1/2 month period.

  6.5.  Code Section 401(m) Limits.

            (a) In General. Employee and Matching Contributions made under the Plan are subject to the limits of Code section 401(m), as more fully described below. The Plan provisions relating to the 401(m) limits are to be interpreted and applied in accordance with Code sections
  401(m) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(m) as may be prescribed by the Secretary of the Treasury from time to time.

            (b) Actual contribution ratios. For each Plan Year, the Association will determine the "actual contribution ratio" for each Participant who is eligible for Employee Contributions or
  Matching Contributions. The actual contribution ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the sum of the Employee Contributions, Matching
  Contributions, and Qualified Nonelective Contributions which are not treated as Elective
  Contributions made by and on behalf of the Participant for the Plan Year, to the Participant's
  Compensation for the Plan Year. For purposes of determining a Participant's actual contribution ratio,

                 (i)  An Employee Contribution shall be taken
  into account for the Plan
  Year in which the Contribution is made to the Trust. A payment by the Participant to an agent of the Trustee (including a Participating Employer) shall be treated as a contribution to the Trust at the time of payment to the agent if the funds are transmitted to the Trust within the time allotted by the Plan. A Matching Contribution will be taken into account only if the Contribution is allocated to a Participant's Account as of a date within the Plan Year, is actually paid to the Trust no later than 12 months after the close of the Plan Year, and is made on behalf of a Participant on account of the Participant's Employee or Elective Contributions for the Plan Year;

                 (ii)  for purposes of determining the actual
  contribution ratio of a
  Participant who is a 5 percent owner or one of the 10 most highly paid Highly Compensated
  Employees, the Matching Contributions and Compensation of such Participant shall include the
  Employee Contributions, Matching Contributions, Qualified Nonelective Contributions treated as
  Matching Contributions, and Compensation for the Plan Year of the Participant's family members
  (as defined in Code section 414(q)(6)), and such family members shall be disregarded as separate employees for purposes of determining the actual contribution ratio of both Highly Compensated
  Employees and non-Highly Compensated Employees;

                 (iii)  in the case of a Participant who is a
  Highly Compensated Employee
  for the Plan Year and is eligible to have matching contributions or employee contributions
  (including amount treated as matching contributions) allocated to his or her accounts under two or more plans maintained by an Affiliated Employer which may be aggregated for purposes of
  Code sections 410(b) and 401(a)(4), the Participant's actual contribution ratio shall be determined as if such contributions are made under a single plan, and if two or more of the plans have different Plan Years, all plans ending with or within the same calendar year shall be treated as a single plan;

                 (iv)  the applicable period for determining
  Compensation for each
  Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year;
  provided, that to the extent permitted under Regulations, the Association may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant.

                 (v)  Elective Contributions not applied to
  satisfy the Code section
  401(k)(3) limits and Qualified Nonelective Contributions not treated as Elective Contributions may be treated as Matching Contributions to the extent permitted by Regulation section
  1.401(m)-1(b)(5).

                 (vi) in the event that the Plan satisfies the requirements of Code sections
  401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan;

                 (vii)  Elective Contributions which are
  recharacterized as Employee
  Contributions shall be taken into account as Employee
  Contributions for the Plan Year that
  includes the time at which the excess contributions are includible in the gross income of the Participant;

            (c) Actual contribution percentages. The actual contribution ratios for all Highly
  Compensated Employees who are eligible for Employee Contributions or Matching Contributions for a Plan Year shall be averaged to determine the actual contribution percentage for the highly compensated group for the Plan Year, and the actual contribution ratios for all Employees who are not Highly Compensated Employees but are eligible for Employee Contributions or Matching
  Contributions for the Plan Year shall be averaged to determine the actual contribution percentage for the nonhighly compensated group for the Plan Year. The actual contribution percentages for any Plan Year must satisfy at least one of the following tests:

                 (i) The actual contribution percentage for the highly compensated group does not exceed 125% of the actual contribution percentage for the nonhighly compensated group; or

                 (ii)  The excess of the actual contribution
  percentage for the highly
  compensated group over the actual contribution percentage for the nonhighly compensated group does not exceed two percentage points, and the actual contribution percentage for the highly compensated group does not exceed twice the actual contribution percentage of the nonhighly compensated group.

            (d) Multiple use test. In the event that (i) the actual deferral percentage and actual contribution percentage for the highly compensated group each exceed 125% of the respective actual deferral and actual contribution percentages for the nonhighly compensated group, and (ii) the sum of the actual deferral percentage and the actual contribution percentage for the highly compensated group exceeds the "aggregate limit" within the meaning of Regulation section 1.401(m)-2(b)(3), the Association shall reduce the actual contribution ratios of Highly
  Compensated Employees who had both an actual deferral ratio and an actual contribution ratio for the Plan Year to the extent required by such section and in the same manner as described in paragraph (f) below.

            (e) Adjustments by Association. If, prior to the time all Employee Contributions or Matching Contributions for a Plan Year have been contributed to the Trust, the Association determines that such Contributions are being made at a rate which will cause the Code section
  401(m) limits to be exceeded for the Plan Year, the Association may, in its sole discretion, limit the amount of such Contributions to be made with respect to one or more Highly Compensated
  Employees for the balance of the Plan Year by limiting the amount of such Contributions to the extent the Association deems appropriate.

            (f)  Excess aggregate contributions.  If the Code
  section 401(m) limits have not
  been satisfied for a Plan Year after all contributions for the Plan Year have been made, the excess of the aggregate amount of the Employee and Matching Contributions (and any Qualified
  Nonelective Contribution or elective deferral taken into account in computing the actual contribution percentages) actually made on behalf of Highly Compensated Employees for the Plan
  Year over the maximum amount of such contributions permitted under Code section
  401(m)(2)(A) shall be considered to be "excess aggregate contributions". The Association shall determine the amount of excess aggregate contributions made with respect to each Participant who is a Highly Compensated Employee. To do so, the Association will reduce the actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio to the extent necessary to (i) enable the Plan to satisfy the section 401(m) limits or (ii) cause such employee's actual contribution ratio to equal the actual contribution ratio of the Highly
  Compensated Employee with the next highest actual contribution ratio, and will repeat this process until the Plan satisfies the Code section 401(m) limits. The amount of excess aggregate contributions for each Highly Compensated Employee for the Plan Year shall equal the amount of Employee Contributions and Matching Contributions (plus Elective Contributions and Qualified
  Nonelective Contributions for purposes of the Code section 401(m) limits) actually made to the Trust for the Plan Year, less the product of the (i) the Highly Compensated Employee's reduced actual contribution ratio as determined under the preceding sentence, and (ii) his or her Compensation. Any excess aggregate contributions will be distributed as provided below to the Highly Compensated Employee to which they are attributable. In no event will excess aggregate contributions remain unallocated or be allocated to a suspense account for allocation in a future
  Plan Year.

            (g) Distribution of excess aggregate contributions. A Participant's excess aggregate contributions, adjusted for income will be designated by the Participating Employer as a distribution of excess aggregate contributions, and distributed to the Participant. The income allocable to excess aggregate contributions is equal to the allocable gain or loss for the taxable year of the individual, but not the allocable gain or loss for the period between the end of the taxable year and the date of distribution (the "gap period"). Income allocable to excess aggregate contributions for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant's Matching Contribution Account and Employee Contribution Account balances by a fraction, the numerator of which is the excess aggregate contributions for the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Matching Contribution
  Account and Employee Contribution Account balances as of the beginning of the Plan Year plus the Participant's Employee Contributions and Matching Contributions for the Plan Year.
  Distribution of excess aggregate contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess aggregate contributions shall be treated as employer contributions for purposes of Code sections
  401(a)(4), 404, and 415 even if distributed from the Plan.

            (h) Special Rules. For purposes of distributing excess aggregate contributions,

                 (i)  the determination and distribution of
  excess aggregate contributions
  with respect to a Highly Compensated Employee whose actual contribution ratio is determined pursuant to the family aggregation rules will be accomplished by reducing the actual contribution ratio as required above and allocating the excess aggregate contributions for the family group among family members in proportion to the Employee Contributions and Matching Contributions of each family member that is combined to determine the actual contribution ratio.

                 (ii)  Distribution of excess aggregate
  contributions (in each case adjusted
  for income or loss) shall be accomplished in the following order:

                      (1)  unmatched Employee Contributions;

                      (2)  Matched Employee Contributions;

                      (3)  Matching Contributions attributable to
  Employee
  Contributions; and

                      (4)  Matching Contributions attributable to
  Elective Contributions.

            (i) Recordkeeping requirement. The Association, on behalf of the Participating
  Employers, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(m) limits, including the extent to which Elective Contributions and Qualified
  Nonelective Contributions are taken into account in determining the actual contribution ratios.

            (j) Excise tax where failure to correct. If the excess aggregate contributions are not corrected within 2 1/2 months after the close of the Plan Year to which they relate, the
  Participating Employers will be liable for a 10 percent excise tax on the amount of excess aggregate contributions attributable to them, to the extent provided by Code section 4979.
  Qualified Nonelective Contributions properly taken into account under this section for the Plan
  Year may enable the Plan to avoid having excess aggregate contributions, even if the contributions are made after the close of the 2 1/2 month period.

  6.6.  Section 401(a)(26)/410(b) Limits.

            (a) Notwithstanding anything to the contrary, if the number of Participants who are eligible to share in any contribution for a Plan Year is such that the Plan would fail to meet the requirements of Code sections 410(a)(26), 410(b)(1), or 410(b)(2)(A)(i), because a Participating
  Employer's contribution would not be allocated to a sufficient number of Participants, then the group of Participants eligible to share in the contribution for the Plan Year will be increased to include such minimum number of Participants who are not in the service of the Company on the anniversary date, as may be necessary to satisfy the applicable tests under the above Code sections. The Participants who will become eligible to share in the contribution will be those participants who, when compared to Participants who are similarly situated, completed the greatest number of hours of service in the Plan Year before the termination of their service.

            (b) The preceding paragraph will not be construed to permit the reduction of any
  Participant's Account balance, and any amounts which were allocated to Participants whose eligibility to share in the contribution did not result from the application of the preceding paragraph will not be reallocated to satisfy such requirements. Instead, the Participating
  Employer will make an additional contribution equal to the amount which the affected Participants would have received had they been included initially in the allocation of the Participating
  Employer's Contribution, even if it would cause the contributions of the participating Employer for the Plan Year to exceed the amount which is deductible by the participating Employer for such
  Plan Year under Code section 404. Any adjustments pursuant to this paragraph will be considered to be a retroactive amendment of the Plan which was adopted by the last day of the Plan Year.


  ARTICLE   Section VII.    PARTICIPANT ACCOUNTS.

  7.1.  Accounts.  The Association will establish and maintain
  (or cause the Trustee to establish and
  maintain) for each Participant, such Accounts as are necessary to carry out the purposes of this Plan.

  7.2.  Adjustment of Accounts.  As of each Valuation Date, each
  Account will be adjusted to
  reflect the fair market value of the assets allocated to the Account. In so doing,

            (a) each Account balance will be increased by the amount of contributions, income and gain allocable to such Account since the prior Valuation
  Date; and

            (b) each Account balance will be decreased by the amount of distributions from the Account and expenses and losses allocable to the Account since the prior Valuation Date.

  Income, expense, gain and loss which is generated by a particular investment within the Trust shall be allocated to an Account participating in such investment in the ratio to which the portion of the Account which is invested in the fund bears to the entire amount of Trust assets invested in the fund. Any expenses relating to a specific Account or Accounts, or commissions or sales charges with respect to an investment in which the Account participates, may be charged solely to the particular Account or Accounts.

  7.3. Investment of Accounts. Participant's Accounts will be invested in accordance with the provisions of the Trust. The Trust shall permit each Participant to direct the Trustee to invest his or her Accounts from among such investment options as the Association may make available from time to time. It is the intention of the Association to make such investment options available under the Trust as will fully satisfy the requirements of
  Section 404(c) of ERISA and the
  regulations promulgated thereunder. The Association shall prescribe the form and manner in which such directions shall be made, as well as the frequency with which such directions shall be made or changed, the dates as of which they shall be effective, and the allocation of Accounts with respect to which no directions are submitted, in each case consistent with Section 404(c) of
  ERISA and the regulations promulgated thereunder so that Participants will have a reasonable opportunity within the meaning of such regulations to give investment instructions (in writing or otherwise with an opportunity to obtain written confirmation of such instructions) to the
  Association which is obligated to comply with such instructions except as otherwise provided under such regulations. Any other assets of the Trust not specified above in this Section shall be invested by the Trustee in the sole discretion of the Trustee and in accordance with the provisions of the Trust; provided, that if an investment manager or other named fiduciary has been appointed with respect to all or a portion of such assets, the Trustee shall invest such portion as the investment manager or other named fiduciary directs.

  ARTICLE   Section VIII.    VESTING OF ACCOUNTS.

  8.1. Immediate Vesting of Certain Accounts. A Participant will at all times be 100% vested in his or her Elective Contribution Account, QNEC Account, Employee
  Contribution Account, and
  Rollover Contribution Account.

  8.2. Deferred Vesting of Other Accounts. Each Participant will have a vested interest in a percentage of his or her Matching Contribution Account and Discretionary Contribution Account determined in accordance with the following schedule and based on his or her Years of Service for Vesting:


       Years of Vesting    Applicable
           Service         Percentage

       fewer than 2      0%
       2 but fewer than 3    20%
       3 but fewer than 4    40%
       4 but fewer than 5    60%
            5 but fewer than 6    80%
       6 or more  100%

  8.3. Special Vesting Rules. Notwithstanding any provision of the Plan to the contrary, a Participant will be fully vested in 100% of the Accounts maintained for his or her benefit upon the happening of any one of the following events:

            (a)  the Participant's attainment of his or her Early
  Retirement Age while an
  Employee;

            (b)  the Participant's death while an Employee;


            (c) the termination or partial termination of the Plan or the complete cessation of contributions to the Plan, to the extent that the Participant is affected by such termination, partial termination, or complete discontinuance.

  8.4. Distribution of Less Than Entire Vested Percentage. If a distribution has been made to a Participant from an Account at a time when he or she has a vested percentage in such Account equal to less than 100%, at any relevant time after the distribution, the Participant's vested interest will be equal to (P*(AB+D))-D, where P is the Participant's vested percentage at the relevant time, AB is the Account balance at the relevant time, and D is the amount of the distribution.

  8.5.  Changes in Vesting Schedule.  If the Plan's vesting
  schedule is amended, or the Plan is
  amended in any way that directly or indirectly adversely affects the computation of a Participant's vested percentage (or if the Plan changes to or from a top-heavy vesting schedule), each
  Participant who has completed 3 Years of Service for Vesting may elect, within the period described below, to have his or her vested percentage determined without regard to such amendment or change. The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days thereafter, or, if later, 60 days after the later of

            (a) the date on which such amendment becomes effective; and

            (b) the date on which the Participant is issued written notice of such amendment by the Association.

  8.6.  Forfeitures.

            (a)  In general.  Any portion of a Participant's
  Account in which he or she is not
  vested upon separation from service for any reason will be forfeited as of the earlier of

                 (i)  the expiration of 5 consecutive One Year
  Breaks in Service, or

                 (ii) the distribution of the vested portion of the Account if such distribution is made as a result of the Participant's separation from service.

            (b) Certain Restorations. Notwithstanding the preceding paragraph, if a
  Participant forfeits any portion of an Account as a result of the complete distribution of the vested portion of the Account but thereafter returns to the employ of a Participating Employer, the amount forfeited will be recredited to the Participant's Account if he or she repays to the Plan the entire amount attributable to Matching Contribution and Discretionary Contribution Accounts previously distributed, without interest, prior to the earlier of (i) the close of the fifth consecutive
  One Year Break in Service or (ii) the fifth anniversary of the date on which the Participant is reemployed. The Participant's vested percentage in the amount so recredited will thereafter be determined under the terms of the Plan as if no forfeiture had occurred. The money required to effect the restoration of a Participant's Account shall come from other Accounts forfeited during the Plan Year of restoration, and to the extent such funds are inadequate, from a special contribution by the Participant's Participating Employer.

            (c) Application of forfeitures. Any forfeitures occurring in a Plan Year with respect to an Employee of a Participating Employer

                 (i) first, will be applied to the restoration of any Accounts of Employees of the Participating Employer as required for such Year; and

                 (ii)  to the extent amounts remain after the
  application of (i) above, will be
  applied against the Participating Employer's Matching
  Contributions for the Plan Year in which the forfeitures occurred, and to the extent any forfeitures remain after such application, they will be applied against the Employer's Matching Contributions for the next Plan Year.

ARTICLE   Section IX.    PAYMENT OF ACCOUNTS.

       9.1. Retirement. Each Participant may elect to retire on his or her Early Retirement Date, his or her Normal Retirement Date, or his or her Deferred Retirement Date, and receive his or her Account in accordance with Section 9.7. If elected by the Participating Employer in the Adoption
  Agreement, a Participant who attains his or her Normal Retirement Age may elect to receive his or her Account in accordance with Section 9.7 even though such Participant does not have a
  Termination of Employment.

       9.2. Death. The Accounts of any Participant who dies shall be paid to his or her Beneficiary in accordance with Section 9.7.

  9.3. Disability. If a Participant incurs a Disability prior to a Termination of Employment, he or she may elect to receive his or her entire Account, other than his or her Matching and
  Discretionary Contribution Accounts, in a single sum cash payment.

       9.4. Other Termination of Employment. If a Participant has a Termination of
  Employment prior to attaining his or her Early Retirement Age for any reason other than death, he or she may receive the vested and non-forfeitable portion of his or her Account payable in accordance with Section 9.7.

       9.5. Valuation for Distribution. For the purposes of paying the amounts to be distributed to a Participant or his or her Beneficiary or Beneficiaries under the provisions of this Article, the value of the Trust Fund and the value of the Participant's Accounts therein shall be determined in accordance with the provisions of Article 7 as of the Valuation Date coincident with or immediately preceding the date of any payment under this Article. There shall be added to such amount the additional contributions which have been or are to be allocated to the Participant's
  Accounts since that Valuation Date.

       9.6. Timing of Distribution. Unless the Participant elects otherwise, in no event shall the payment of any Participant's Account be made any later than the 60th day after the latest of the following:

            (a) the close of the Plan Year in which occurs the date on which the Participant would first be eligible for normal retirement under Section
  9.1;

            (b) the close of the Plan Year in which occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan;
  and

            (c) the close of the Plan Year in which the Participant ceases to be an Employee.

  Notwithstanding the foregoing, distribution of a Participant's
  Account under the Plan shall occur
  no later than the Participant's required beginning date (as defined in section 401(a)(9) of the
  Code) and may continue to the Participant or to his or her Beneficiary no longer than the maximum period permitted under section 401(a)(9).

       9.7. Mode of Distribution. A Participant's Account shall be paid to him or her (or to his or her Beneficiary), subject to the limitations of Section 9.6, as follows:

            (a) Any Participant who qualifies under Section 9.1 to receive his or her Account because he or she has attained (or elected to retire on) his or her Early Retirement Date, Normal
  Retirement Date or Deferred Retirement Date under Section 9.1, may elect (on a form provided by the Association)

                 (i) to receive his or her entire Account in a single cash payment; or

                 (ii) to receive his or her entire Account in up to five payments of at least
  $10,000 each, provided he or she shall not be entitled to more than one payment in any Plan Year;
  or

                 (iii) to transfer his or her entire Account to The Defined Benefit Pension
  Plan (Plan C) of The Cooperative Banks Employees Retirement Program (hereinafter referred to as "Plan C") for the purpose of applying the transferred amount to the payment of benefits from Plan C in the form of an annuity that is available thereunder; or

                 (iv)  to receive his or her Employee
  Contributions in a single cash payment
  and to transfer the balance of his or her Account to Plan C for the purpose described in subparagraph (iii) above; or

                 (v) to receive his or her entire Account, other than his or her Matching and Discretionary Contribution Accounts, and to transfer the balance of his or her Account to Plan C for the purpose described in subparagraph (iii) above;
  or

                 (vi) subject to the provisions of Section 9.6, to defer receipt of his or her entire Account or to receive his or her entire Account, other than his or her Matching
  Contribution Account, and to defer receipt of his or her Matching Contribution Account.

            (b) Any Participant who has a Termination of Employment under Section 9.4 may elect

                 (i) to receive his or her entire Account in a single cash payment; or

                 (ii) subject to the provisions of Section 9.6, to defer receipt of his or her entire Account or to receive his or her entire Account other than his or her Matching Contribution
  Account and Discretionary Contribution Account and to defer receipt of his or her Matching
  Contribution Account and Discretionary Contribution Account; or

                 (iii) when and if the Participant attains his or her Early Retirement Age, any of the payment options described in 9.7(a) above.

       A Participant who has elected to defer receipt of any portion of his or her Account under this Section may subsequently elect to receive his or her Account in accordance with such procedures as the Association shall prescribe. The Beneficiary distribution options under this
  Section will be the same as the options that would have been available to the Participant had he or she retired or terminated employment immediately before his or her death.

       9.8. Consent to Distributions by Participant. Subject to the provisions of Section 9.6, no distribution shall be made to any Participant unless

            (a) the Association has (i) provided the Participant with a written notice, not less than 30 days (unless the Participant waives in writing the 30 days' notice) nor more than 90 days prior to his or her annuity starting date (as defined in section 417(f)(2) of the Code), informing the Participant of his or her right to defer receipt of such distribution, and thereafter (ii) obtained the Participant's prior written consent to such distribution within 90 days prior to his or her annuity starting date; or

            (b) the value of the vested and nonforfeitable portion of the Participant's Account, determined under Section 8.1 as of the Valuation Date coinciding with or immediately preceding the date of the distribution, does not exceed $500, in which event the Association will direct the Trustee to pay the Participant the value of his or her Account in cash in a single lump sum.

  9.9.  Beneficiary Designation.

            (a) Except as provided in this Section 9.9, a Participant may designate the
  Beneficiary or Beneficiaries who shall receive, on or after his or her death, his or her interest in the Trust Fund. Such designation shall be made by executing and filing with the Association a written instrument in such form as may be prescribed by the Association for that purpose. Except as provided in this Section 9.9, the Participant may also revoke or change, at any time and from time to time, any beneficiary designations previously made. Such revocations and/or changes shall be made by executing and filing with the Association a written instrument in such form as may be prescribed by the Association for that purpose. If a Participant names a trust as his or her Beneficiary, a change in the identity of the trustees or in the instrument governing such trust shall not be deemed a change in Beneficiary.

            (b) No designation, revocation, or change of Beneficiaries shall be valid and effective unless and until filed with the Association.

            (c) A Participant who does not establish to the satisfaction of the Association that he or she has no spouse may not designate someone other than his or her spouse to be his or her Beneficiary unless:

                 (i)(A)    such spouse (or the spouse's legal
  guardian, if the spouse is legally
  incompetent) executes a written instrument whereby such spouse consents not to receive such benefit and consents either:

                           (1)  to the specific Beneficiary or
  Beneficiaries designated
  by the Participant; or

                           (2)  to the Participant's right to
  designate any Beneficiary
  without further consent by the spouse;

                      (B)  such instrument acknowledges the
  effect of the election to
  which the spouse's consent is being given; and

                      (C)  such instrument is witnessed by a Plan
  representative or
  notary public;

                 (ii)  the Participant:

                      (A) establishes to the satisfaction of the Association that his or her spouse cannot be located; or

                      (B) furnishes a court order to the
  Association establishing that the
  Participant is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Participant provides that the spouse's consent must be obtained; or

                 (iii)  the spouse has previously given consent
  in accordance with this
  subsection (c) and consented to the Participant's right to designate any Beneficiary without further consent by the spouse.

            The consent of a spouse in accordance with this subsection (c) shall not be effective with respect to other spouses of the Participant prior to the Participant's annuity starting date (as defined in section 417(f)(2) of the Code), and an election to which paragraph (ii) of this subsection (c) applies shall become void if the circumstances causing the consent of the spouse not to be required no longer exist prior to the Participant's annuity starting date (as so defined).

            (d) If a Participant has no Beneficiary under subsection (a) of this Section 9.9, if the Participant's Beneficiary(ies) predecease the Participant, or if the Beneficiary(ies) cannot be located by the Association, the interest of the deceased
  Participant shall be paid to the
  Participant's estate.

  9.10. Facility of Payments. If the Association finds that any person to whom a benefit is payable from the Trust Fund is unable to attend to his or her affairs because of illness or accident, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the person's spouse, child, grandchild, parent, brother or sister, or to any person deemed by the Association to have incurred expense for such person otherwise entitled to payment. Any such payment shall be a complete discharge of any liability under the Plan therefor.

       9.11.  Payment as Discharge of Liability.  If a
  Participant receives a total distribution representing his or her entire vested and nonforfeitable interest under the Plan, such a distribution shall forever constitute a full and complete discharge of the Plan's liability for benefits accrued by such Participant on account of Service by such Participant prior to the date of such distribution.

       9.12. Direct Rollover Option. If the distributee of any "eligible rollover distribution" from the Plan (within the meaning of Code section 402(f)(2)(A) elects to have all or part of such distribution paid directly to an "eligible retirement plan" (within the meaning of Code section
  401(a)(31)(D)) and specifies the eligible retirement plan to which such distribution is to be paid, such distribution shall be made in the form of a direct trustee-to-trustee transfer to the eligible retirement plan so specified, to the extent required by Code section 401(a)(31).  The elections and
  plan specifications under this Section may be made at such time and in such manner as determined by the Association consistent with Code section 401(a)(31), which is hereby incorporated by reference.

  9.13. Distributions to Certain Participants. Notwithstanding any other provisions of the Plan to the contrary, a Participant who was a Participant in the Plan prior to January 1, 1989 may not elect any form of distribution under the Plan other than to transfer his or her entire vested
  Account to Plan C for the purpose of applying the transferred amount to the payment of benefits from Plan C in the normal form applicable under Plan C for married or non-married Participants, as the case may be, unless such election fully conforms to the applicable election, waiver and notice requirements of Code sections 401(a)(11) and 417 for defined contribution plans which are subject to such requirements.

  ARTICLE   Section X.    LOANS TO PARTICIPANTS.

       10.1. Loan Application. Upon the written request of a Participant on a loan application form approved or prescribed by the Association, the Association may direct the Trustee to make a loan to such Participant from the Participant's Account, subject to the conditions described in this Article. Effective October 19, 1989, and only for purposes of this Article, the Beneficiary of a Participant shall be treated as a Participant. Notwithstanding the foregoing, only those
  Participants and Beneficiaries who are "parties in interest" (as defined in section 3(14) of ERISA) with respect to the Plan may apply for a Plan loan under this Article.

       10.2. Rules and Procedures. The Association shall determine the time or times each year when loans shall be available to Participants, and shall formulate such rules and procedures as it deems appropriate relating to such loans, which rules and procedures shall be applied on a uniform and nondiscriminatory basis. The Association may assess such charges and processing fees for loans as it may deem in its sole discretion to be reasonable, which charges and fees may be paid by the Participant or out of the Participant's Account, or applies against the loan amount.

       10.3. Maximum Amount of Loan. The amount of any loan under the Plan shall not exceed the lesser of:

            (a) $50,000, reduced by the amount of principal and accrued interest owed by the
  Participant with respect to any prior loans from qualified retirement plans of his or her Participating Employer, and further reduced by the excess of
  (1) the highest outstanding loan
  balance of the Participant from such plans during the one-year period ending on the day before the loan is made, over (2) the Participant's outstanding loan balance from such plans immediately prior to the loan; or

            (b) one-half of the vested and nonforfeitable portion of the Participant's Account, reduced by the amount of principal and accrued interest owed by the Participant with respect to any prior loans from the Plan.

  For purposes of this loans, the value of a Participant's
  Account shall be determined as of the
  Valuation Date coinciding with or next following receipt from the Participant and recording by the Association of a completed loan application on a form prescribed by the Association.

       10.4. Minimum Amount of Loan. No loan shall be made hereunder for less than $1,000.

       10.5. Note; Interest; Security; Default. Each loan shall be evidenced by a note on a form which shall be supplied by the Association and shall bear interest at a reasonable rate determined by the Association. Such interest rate shall be commensurate with the interest rates charged by persons in the business of lending money for loans which would be made in similar circumstances, as determined by the Association after consultation with such lending institutions as the
  Association deems appropriate. Each loan must be secured by the Participant's Account. In its sole discretion, the Association may require such additional security as it deems necessary.

       If an event of default occurs before a loan is repaid in full, then the unpaid principal of the loan, together with any accrued but unpaid interest, shall become immediately due and payable.
  The Participant (or his or her Beneficiary, in the event of the Participant's death) shall repay the loan by paying the unpaid principal of the loan, together with any accrued but unpaid interest, within such time as may be specified in the note evidencing such loan. If the loan is not repaid in full within the time specified in such note, such unpaid principal, together with such accrued but unpaid interest, shall be deducted from the vested portion of the Participant's Account, in the manner described below, before making any payments otherwise due under the Plan to the Participant or his or her Beneficiary. For purposes of this paragraph, an event of default occurs if
  (i) the Participant dies, (ii) the loan is not fully repaid by the time the note matures, (iii) the Participant attempts to revoke any payroll deduction authorization for repayment of the loan without the consent of the Association, (iv) the Participant fails to pay any installment of the loan when due and the Association elects to treat such failure as a default; or (v) any other event occurs which the Association, in its sole discretion, believes may jeopardize the repayment of the loan.

       The Association shall give written notice to the Participant of an event of default described in the immediately preceding paragraph. If an event of default occurs and the loan is not repaid within the time specified in the note evidencing such loan, the amount of the Participant's vested interest in his or her Account (excluding his or her Elective Contribution, amounts in his or her Employee Contribution Account that are attributable to Elective Contributions which have been recharacterized as Employee Contributions, Matching and/or Discretionary Contributions that have been allocated fewer than 24 months prior to the date of reduction to his or her Account if he or she has not been a Participant for a period of at least 60 months and has not had a separation from service) to the extent such Account is security for the loan, shall be reduced by the amount of the unpaid principal of the loan, together with any accrued but unpaid interest, and the Participant's indebtedness shall thereupon be discharged to the extent of the reduction. In addition, if the value of the Participant's total vested interest in his or her Account (exclusive of his or her Elective Contribution Account and Matching and/or Discretionary Contributions which have been allocated within fewer than 24 months prior to the date of reduction if he or she has not been a Participant for a period of at least 60 months and has not had a separation from service) pledged as security for the loan is insufficient to discharge fully the Participant's indebtedness, his or her Elective Contribution Account and amounts in his or her Employee Contribution Account that are attributable to Elective Contributions which have been recharacterized as Employee
  Contributions shall be used to reduce the Participant's indebtedness at such time as the Participant is entitled to a distribution from his or her Elective Contribution Account, and any remaining amounts in his or her Matching Contribution Account and/or Discretionary Contribution Account shall be used to reduce the Participant's indebtedness at such time as the Participant has a separation from service, the Participant completes 60 months of participation, or such amounts have been allocated to the Participant for more than 24 months. Such action shall not operate as a waiver of the rights of the Association, the Trustee, or the Plan under applicable law. The
  Participating Employer also shall be entitled to take any and all other actions necessary and appropriate to foreclose upon any property other than the Participant's Account pledged as security for the loan or to otherwise enforce collection of the outstanding balance of the loan.

       10.6. Repayment. Each loan shall be repaid by payroll deduction (or in the case of a Terminated Eligible Employee by direct payment) over such period of time as the Association determines, and on the basis of substantially level payments made no less frequently than quarterly. Such period of time shall not exceed 5 years unless the loan is used to acquire a dwelling unit which is to be used within a reasonable time as a principal residence of the
  Participant. A Participant who first notifies the Association of his or her intent to do so may prepay any portion of his or her loan at any time, without penalty. The amount of principal and interest repaid by a Participant shall be credited to his or her Account as each repayment is made.

       10.7. Repayment upon Distribution. If, as of the time benefits are to be paid to a Participant or his or her Beneficiary under the Plan, there remains any unpaid balance of a loan hereunder, such unpaid balance shall become immediately due and payable in full. Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Participant's Account before any such distribution of benefits is made. No loan shall be made hereunder after the time distributions to a Participant are to be paid.

       10.8. Note as Trust Asset. A note evidencing a loan to a Participant under this Article shall be an asset of the Trust which is allocated to the Account of the Participant, and shall for purposes of the Plan be deemed to have a fair market value at any given time equal to the unpaid balance of the note plus the amount of any accrued but unpaid interest.

       10.9. Nondiscrimination. Loans shall be made available to all Participants on a reasonably equivalent basis, except that the Association may make reasonable distinctions based upon credit worthiness, other obligations of the Participant, state law restrictions affecting payroll deductions and other factors that may adversely affect the ability to assure repayment. The Association may reduce or refuse a requested loan where it determines that timely repayment of the loan is not assured.

ARTICLE   Section XI.    SPECIAL TOP-HEAVY PROVISIONS.

  11.1. Provisions to Apply. The provisions of this Article shall apply for any top-heavy plan year notwithstanding anything to the contrary in the Plan.

  11.2. Minimum Contribution. For any Plan Year which is a top-heavy plan year, the Participating
  Employers shall contribute to the Trust a minimum contribution on behalf of each Participant who is not a key employee for such year and who has not separated from service from the Participating
  Employer or its Affiliate by the end of the Plan Year, regardless of whether or not the Participant has elected to make Elective Contributions for the Year. The minimum contribution shall, in general, equal 3% of each such Participant's Compensation, but shall be subject to the following special rules:

            (a) If the largest contribution on behalf of a key employee for such year, taking into account only Elective Contributions, Qualified Nonelective Contributions, Matching
  Contributions, and Discretionary Contributions (including forfeitures applied to reduce any such Participating Employer Contributions), is equal to less than 3% of the key employee's
  Compensation, such lesser percentage shall be the minimum contribution percentage for
  Participants who are not key employees. This special rule shall not apply, however, if the Plan is required to be included in an aggregation group and enables a defined benefit plan to meet the requirements of Code section 410(a)(4) or 410.

            (b) No minimum contribution will be required with respect to a Participant who is also covered by another top-heavy defined contribution plan of an Affiliate which meets the vesting requirements of Code section 416(b) and under which the Participant receives the top-heavy minimum contribution.

            (c) If a Participant is also covered by a top-heavy defined benefit plan of a
  Participating Employer or its Affiliate, the Association may use any one of the four safe harbor rules set forth in Regulation Sec 1.416-1(M-12) for determining the minimum contribution, if any, required under the Plan.

            (d) The minimum contribution with respect to any Participant who is not a key employee for the particular year will be offset by any Discretionary Contributions, any Qualified
  Nonelective Contributions (including forfeitures applied to reduce Discretionary Contributions), and any Matching Contributions but only to the extent such Matching Contribution is not required to be taken into account under Section 6.5 to satisfy the Code section 401(m) limits, but not any
  other type of contribution, otherwise made for the Participant's benefit for such year.

            (e) If additional minimum contributions are required under this Section, the
  Association will establish (or cause the Trustee to establish) a special Account to which such contributions will be allocated. Distributions from such Account will be made in accordance with the rules applicable to Discretionary Contribution Accounts.

            (f) A minimum contribution required under this Section shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation for the year because of (i) the Participant's failure to complete 1,000 hours of service
  (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory contributions or Elective Contributions to the Plan, or (iii) compensation less than a stated amount.

  11.3. Special Vesting Schedule. Each Employee who is a Participant at any time during a top-heavy plan year shall be vested in not less than the percentage of each of his or her Accounts as set forth in the following vesting schedule (or the Plan's general vesting schedule, if faster), based on the Participant's Years of Service for Vesting:

            Years of Service         Vested
               for Vesting        Percentage

            fewer than 2               0%
            2 but fewer than 3        20%
            3 but fewer than 4        40%
            4 but fewer than 5        60%
            5 but fewer than 6        80%
            6 or more                100%

  Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as top-heavy changes for any Plan Year. If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan's top-heavy status, such shift shall be considered to be an amendment to the vesting schedule for all purposes of the Plan.

  11.4.  Adjustment to 415 Limitations.  For purposes of the Code section 415 limits, the definitions
  of "defined contribution plan fraction" and "defined benefit plan fraction" contained therein shall be modified, for any Plan Year which is a top-heavy Plan Year, by substituting "1.0" for "1.25" in Code sections 415(e)(2)(B) and 415(e)(3)(B).

  11.5. Definitions. For purposes of these top-heavy provisions, the following terms have the following meanings:

            (a) "key employee" means a key employee described in Code section 416(i)(l), and
  "non-key employee" means any employee who is not a key employee
  (including employees who
  are former key employees);

            (b) "top-heavy plan year" means a Plan Year if any of the following conditions exist:

                 (i) the top-heavy ratio for the Plan exceeds 60 percent and the Plan is not part of any required aggregation group or permissive aggregation group of plans;

                 (ii)  this Plan is a part of a required
  aggregation group of plans but not part
  of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent; or

                 (iii)  the Plan is part of a required
  aggregation group and part of a
  permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

            (c)  "top-heavy ratio":

                 (i) if employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the employers has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for the Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees on the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of an account balance distributed in the 5-year period ending on the determination date(s), both computed in accordance with Code section 416.
  Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date Under Code section 416.

                 (ii)  If the employer maintains one or more
  defined contribution plans
  (including any Simplified Employee Pension Plan) and the employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all key employees , determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (i) above, and the present value of all accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Code section 416. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the determination date.

                 (iii) For purposes of (i) and (ii) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code section 416 for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (A) who is not a key employee but who was a key employee in a prior year, or (B) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

                 (iv) The accrued benefit of a participant other than a key employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

            (d) The "permissive aggregation group" is the required aggregation group of plans plus any other plan or plan of the employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and
  410.

            (e) The "required aggregation group" is (i) each qualified plan of the employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and
  (ii) any other qualified plan of the
  employer which enables a plan described in (i) to meet the requirements of Code sections
  401(a)(4) and 410(b).

            (f) For purposes of computing the top-heavy ratio, the valuation date shall be the last day of the applicable plan year.

            (h) the term "determination date" means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term "applicable determination date" means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan.

ARTICLE   Section XII.    ADMINISTRATION OF THE PLAN.

       12.1. Generally. The general administration of the Plan shall be accomplished by the
  Association in its sole discretion and in accordance with its By-Laws, as in effect from time to time. For this purpose, and pursuant to the applicable provisions of Title I of ERISA, the plan administrator shall be the Association; the named fiduciary or fiduciaries with respect to each Plan shall be either specified in the By-Laws or designated in accordance with a procedure set forth therein; and the applicable provisions of the By-Laws shall govern

            (a) the procedures with respect to the establishment of a funding and investment policy of the Plan;

            (b) the allocation of responsibility for the operation and administration of the
  Plan;

            (c)  the delegation of responsibility to others;

            (d) the appointment of an investment manager, if any;

            (e) the procedures for claiming benefits under the Plan and appealing the denial of claims consistent with the requirements of section 503 of ERISA; and

            (f) the procedures for determining the qualified status of domestic relations orders and administering distributions under those orders that constitute "qualified domestic relations orders" within the meaning of section 414(p) of the Code and section 206 of ERISA.

       12.2. Expenses of Administration. Subject to the applicable requirements of ERISA and, to the extent nor preempted thereby, Section 30 of Chapter 170 of the Massachusetts General
  Laws, as amended, expenses for the administration of the Association ("Association expenses"), expenses for the administration of the Plan ("Plan expenses"), and expenses of the Trustee appointed to administer the Trust Fund (including reasonable legal fees and the compensation of the Trustee)("Trust expenses") will be paid in such manner as the Association in its sole discretion shall determine, which may include payment from the Trust fund.

ARTICLE   Section XIII.    AMENDMENT AND TERMINATION.

       13.1. Amendment or Termination by Association. The Association may, at any time or from time to time, amend the Plan set forth herein, in whole or in part, or terminate the Plan to the extent permitted by the By-Laws, either prospectively or retroactively, and the Association shall notify each Participating Employer of each such amendment or termination which shall be in writing and executed by the Association; provided, however, that the Plan shall not be amended or terminated in such a manner as would cause or permit any part of the Trust Fund to be diverted to purposes other than for the exclusive benefit of Participant, Terminated Eligible Employees entitled to benefits, and retired Participants, or in such a manner as would cause or permit any portion of such Trust Fund to revert to, or become the property of, any Participating Employer, except as otherwise permitted under the Plan or by applicable law.

       13.2. Voluntary Participation. Each Participating Employer shall adopt the Plan and Trust, as to its Eligible Employees, with the bona fide intention and expectation that its participation and contributions will be continued indefinitely; but, subject to the limitations and conditions set forth herein, and subject to the provisions of any applicable collective bargaining agreement covering its Participants, the Participating Employer shall have no obligation to maintain its participation hereunder for any given length of time.

       13.3.  Withdrawal by Participating Employer.
  Notwithstanding Section 13.2 above, a
  Participating Employer shall withdraw from participation in the Plan upon the happening of any of the following events:

            (a)  the dissolution of the Participating Employer;

            (b) merger, consolidation, or reorganization of the Participating Employer into one or more corporations or organizations, unless the surviving corporation or organization is a
  Participating Employer or is an Employer which elects to continue participation in the Plan by adoption of the By-Laws in accordance with its terms;

            (c) sale of all or substantially all of the assets of the Participating Employer, unless the purchaser is a Participating Employer or is an Employer which elects to continue participation in the Plan by adoption of the By-Laws in accordance with its terms;

            (d)  a withdrawal date agreed to by the Participating
  Employer and the
  Association's Board of Trustees;

            (e) the resolution of the Association's Board of Trustees to terminate the participation of a Participating Employer under any Plan for failure of a Participating Employer to make proper contributions to or to comply with any other provision of the Retirement Plan or By-Laws of the Association; or

            (f)  any act or occurrence which either

                 (i)  the Association's Board of Trustees
  determines to be a "partial
  termination" of the Plan as to any or all Eligible Employees of a Participating Employer, or

                 (ii)  which has been finally and expressly
  determined in an
  administrative or judicial proceeding to be a partial termination within the meaning of section
  411(d)(3) of the Code.

       For purposes of paragraph (b)(i) above, the Association's
  Board of Trustees shall
  determine that the sale or other disposition of a branch, division or other unit of a Participating
  Employer is a "partial termination" of the Plan of such Employer as to the Eligible Employees of such Employer who are employed in such branch, division or other unit, if all of the following special conditions are satisfied:

                      (A) such Participating Employer first
  submits a written request for
  such a determination to such Board of Trustees; and

                      (B) such Participating Employer submits to such Board of Trustees, in addition to the written request described in subpart (A) above, a certified vote or votes of the governing body of such Employer, stating that all additional costs associated with the full vesting of such accrued benefits which are required pursuant to Section
  13.5 of the Plan as a result of
  such partial termination shall be due and payable by such Participating Employer; and

                      (C) such Board of Trustees in its sole
  discretion determines that
  under all the facts and circumstances presented, such "partial termination" will not discriminate in favor of any highly compensated employee (as defined in section
  414(q) of the Code) or
  otherwise cause any Plan to fail to meet the applicable requirements of the Code or ERISA.

       For purposes of paragraph (b)(i) above, if such Board of Trustees in its sole discretion determines that under all the facts and circumstances presented a partial termination must be declared in order to cause any Plan to continue to meet the applicable requirements of the Code or ERISA, then it shall determine that such partial termination has occurred, whether or not a Participating Employer makes the written request described in subpart (A) above or submits the certified vote described in subpart (B) above. A Participating Employer's withdrawal under the
  Plan shall be effective as of its Withdrawal Date which shall be the last day of the month during which any of the events set forth above occurs.

       13.4. Effect of Withdrawal on a Withdrawing Participating Employer. In the event that the Plan participation of a Participating Employer shall be terminated as provided in Section 13.3, the following amount shall be due and payable from the withdrawing Participating Employer on the Participating Employer's Withdrawal Date: the lump sum value of the anticipated costs, estimated by the Trustee, which will be necessary to administer the Plan and to pay the expenses of making all benefit payments (excluding the amounts of such benefit payments) with respect to all Plan benefits which are or which are expected to become payable to Participants, Terminated
  Eligible Employees, Beneficiaries, surviving spouses, or other eligible survivors, as the result of the participation in the Retirement Program of the withdrawing Participating Employer.

       13.5.  Effect of Withdrawal on Participants and
  Beneficiaries.  In the event that a
  Participating Employer shall withdraw from participation in the Plan as provided in Section 13.3:

            (a) Any rights of Participants no longer employed by such Participating
  Employer as of such Participating Employer's Withdrawal Date (excluding any Participant who transfers to the employ of a new employer pursuant to the terms of the events discussed in
  Section 13.3 above which triggers such withdrawal), former Participants and their Beneficiaries, surviving spouses and other eligible survivors under the Plan shall be unaffected by such
  Participating Employer's withdrawal, to the maximum extent permitted by law;

            (b) With respect to each Participant who is an active Employee of the
  Participating Employer as of such Participating Employer's
  Withdrawal Date or who transfers to
  the employ of a new employer pursuant to the terms of the event described in Section 13.3 above which triggers such Participating Employer's withdrawal:

                 (i) no further service for any purpose under the Plan shall be earned by the Participant as an Employee of such Participating Employer;
  and

                 (ii)  notwithstanding the provisions of Section
  8.2, each Participant in
  the Plan shall have a non-forfeitable right to his or her Account under the Plan, to the extent that such benefits have accrued as of the date of Plan termination.

            (c) Benefits to be provided under the Plan to a Participant, Terminated Eligible
  Employee, retired Participant, Beneficiary, surviving spouse or eligible survivor shall be distributed at the time and in the form set forth in Article 9.

       13.6. Failure to Maintain Qualified Status. If the participation of any Participating
  Employer in the Plan shall adversely affect the status of the Plan as a "qualified" plan under the applicable provisions of the Code, such Employer shall thereby be deemed to have withdrawn from the Plan and the Trustee shall forthwith, upon receipt of notice to such effect from such Employer or otherwise, segregate the funds then standing to the credit of Eligible Employees of such Participating Employer for their benefit. The funds thus segregated shall be held by the Trustee as a separate fund in a savings account, or otherwise as the Trustee may determine, to be dealt with and distributed in accordance with the written directions or instructions of such former
  Participating Employer. The Trustee shall be authorized to take such actions with respect to such Employer and the funds held for the account of its Employees as it shall deem necessary or desirable to maintain the Plan as a "qualified" plan under the Code.

       13.7. Merger, Consolidation or Transfer of Plan Assets. Any provision contained in this
  Article to the contrary notwithstanding, following a Participating Employer's withdrawal under the Plan in accordance with this Article, no merger or consolidation of the Plan with, or transfer of any assets or liabilities of the Plan to, any plan outside of the Plan shall be effected unless the Association acting through its Board of Trustees shall specifically approve such merger, consolidation or transfer. In the event of such approval, and the subsequent merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan outside of the Retirement Program, a Participant who was an actively employed Participant of the transferor plan immediately prior to the effective date of such merger, consolidation or transfer, and who is included under such other plan, shall be entitled to a benefit under such other plan (if it were terminated immediately after such merger, consolidation or transfer) which is not less than the benefit which such actively employed Participant would have been entitled to receive under the transferor plan if the transferor plan had been terminated immediately prior to such merger, consolidation or transfer.

ARTICLE   Section XIV.    MISCELLANEOUS.

       14.1. Exclusive Benefit Rule. No part of the corpus or income of the Trust forming part of the Plan will be used for or diverted to purposes other than for the exclusive benefit of each Participant and Beneficiary, except as otherwise provided under the provisions of the Plan relating to Qualified Domestic Relations Orders, the payment of reasonable expenses of administering the
  Plan, the return of contributions upon nondeductibility or mistake of fact, or the failure of the Plan to qualify initially.

       14.2. Limitation of Rights. Neither the establishment of the Plan or the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against any Participating Employer or Association or Trustee, except as provided herein, and in no event will the terms of employment or service of any Participant be modified or in any way be affected hereby. It is a condition of the Plan, and each Participant expressly agrees by his or her participation herein, that each Participant will look solely to the assets held in the Trust for the payment of any benefit to which he or she is entitled under the Plan.

       14.3. Nonalienability of Benefits. The benefits provided hereunder will not be subject to the voluntary or involuntary alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be required by law, except that if the Association receives any Qualified
  Domestic Relations Order that requires the payment of benefits hereunder or the segregation of any Account, such benefits shall be paid, and such Account segregated, in accordance with the applicable requirements of such Order.

       14.4. Rights of Eligible Employees. Nothing herein contained shall be deemed to give any Eligible Employee the right to be retained in the service of a Participating Employer or to interfere with the right of the Participating Employer to discharge such Eligible Employee, nor shall it interfere with the Eligible Employee's right to terminate his or her service at any time.

       14.5. Notice to Employees. Notice of the Plan and of any amendments thereto shall be given by the Participating Employer to its Employees in such form as the Association may deem appropriate, in accordance with applicable law.

       14.6. Payment Under Domestic Relations Order. Notwith-standing any provisions of the
  Plan to the contrary, if there is entered any judgment, decree or order (including approval of a property settlement agreement) which relates to the provisions of child support, alimony payments or marital property rights to a spouse, former spouse, child of other dependent of a Participant, which is made pursuant to a state domestic relations law (including a community property law) and which creates or recognizes the existence of an alternate payee the right to, receive all or a portion of the benefits payable with respect to such Participant, then such benefits will be paid in accordance with the applicable requirements of such judgment, decree or order, provided such judgment, decree or order either is entered after December 31, 1984 and constitutes a "qualified domestic relations order" within the meaning of section 414(p) of the Code and section 206 of ERISA or is entered prior to January 1, 1985 and the Association elects, in its sole discretion, to make payments in accordance with applicable requirements of such judgment, decree or order.

ARTICLE   Section XV.    ADOPTION AGREEMENT.

       15.1. Adoption Agreement. The Adoption Agreement shall be that separate document through which the Participating Employer adopts the Plan and elects among the various options offered under the Plan, and which, when executed by the Participating Employer and the Trustee, becomes an integral part of the Plan. Any Participating Employer may change any election on the Adoption Agreement currently in effect by filing with the Trustee a duly executed Adoption
  Agreement containing the change in election, provided that no change in election shall retroactively reduce the benefit or vesting percentage to which any Participant, former Participant or Beneficiary is entitled under the Plan.

       IN WITNESS WHEREOF, the Cooperative Banks Employees
  Retirement Association
  has caused this instrument to be executed in its name and on its behalf by its officer thereunto duly authorized at Boston, Massachusetts, on this ______ day of ____________, 1994.



                           COOPERATIVE BANKS EMPLOYEES
                             RETIREMENT ASSOCIATION




                           By:

                           Title:



















  FIRST AMENDMENT
  of the Defined Contribution Plan (Plan A) of the Cooperative Banks Employees Retirement Program

  (1994 Restatement)



       Pursuant to the provisions of Section 13.1 of the aforesaid Plan, Cooperative Banks
  Employees Retirement Association hereby amends said Plan by inserting a new Section 14.7 to read as follows:

            "14.7 Plan Mergers. This section sets forth special provisions applicable to mergers of other plans with the Plan which occur from time to time.

                 (a) Merger of Depositors Trust Company 401(k) Plan. Effective as of July
  1, 1994, the Depositors Trust Company 401(k) Plan was merged with the Plan. In connection with the merger, all of the provisions of the Plan were substituted for the provisions of the Depositors Trust Company 401(k) Plan except as follows:

                 (i)  The following vesting schedule is
  substituted for the vesting schedule
  found in Section 8.2 of the Plan for those individuals who were plan participants in the Depositors
  Trust Company 401(k) Plan on July 1, 1994.

            Years of Vesting Service      Applicable Percentage

            fewer than 3                         0
            3 but fewer than 4                  50
            4 but fewer than 5                  75
            5 or more                     100

                 (ii)  For purposes of measuring service for
  vesting and eligibility prior to
  January 1, 1994, the Depositors Trust Company 401(k) Plan hour of service provisions will apply to all persons who were participants in that plan on July 1, 1994 (which provisions are incorporated herein by reference). For purposes of measuring service for vesting and eligibility on and after January 1, 1994, the Plan's elapsed time service provisions will apply to such participants."

       IN WITNESS WHEREOF, the Cooperative Banks Employees
  Retirement Association
  has caused this instrument to be executed in its name and on its behalf by its officer thereunto duly
  authorized at Boston, Massachusetts, on this      day of
  December, 1994.

                      COOPERATIVE BANKS EMPLOYEES
                        RETIREMENT ASSOCIATION

                      By:    _____________________________

                      Title: _____________________________
       SECOND AMENDMENT
  of the Defined Contribution Plan
  (Plan A) of the Cooperative Banks Employees
   Retirement Program (1994 Restatement)



       Pursuant to the provisions of Section 13.1 of the aforesaid Plan, Cooperative Banks
  Employees Retirement Association hereby amends said Plan by inserting a new paragraph (b) at the end of Section 14.7 to read as follows:


            "(b)  Merger of Metropolitan Bank Profit-Sharing
  Plan.  Effective as of December
  31, 1994, the Metropolitan Bank Profit-Sharing Plan and Trust was merged with the Plan and Trust. In connection with the merger, all of the provisions of the Plan were substituted for the provisions of the Metropolitan Plan except as follows:

            (i) For purposes of measuring service for vesting prior to January 1, 1995, the Metropolitan Bank Profit-Sharing Plan definition of Year of Service (Section 1.63) and other related provisions will apply to all persons who were participants in that Plan on December 31, 1994 (which provisions are incorporated herein by reference). For purposes of measuring service for vesting on and after January 1, 1994, the Plan's elapsed time service provisions will apply to such participants.

            (ii) Metropolitan Bank Profit-Sharing Plan Section 1.59, defining the term "Total
  Permanent Disability", and Section 6.3, providing for full vesting and for distribution upon Total and Permanent Disability, will continue to apply to all persons who were participants in that Plan on December 31, 1994 (which provisions are incorporated herein by reference).

            (iii)  Metropolitan Bank Profit-Sharing Plan Section
  6.5(a)(2) providing for
  installment payments will continue to apply to all persons who were participants in that Plan on December 31, 1994 (which provisions are incorporated herein by reference)."

       IN WITNESS WHEREOF, the Cooperative Banks Employees
  Retirement Association
  has caused this instrument to be executed in its name and on its behalf by its officer thereunto duly
  authorized at Boston, Massachusetts, on this       day of
                    , 1995.


                                COOPERATIVE BANKS EMPLOYEES
                                RETIREMENT ASSOCIATION


                                By:


                                Title:


  THIRD AMENDMENT
  of the Defined Contribution Plan (Plan A) of the Cooperative Banks Employees Retirement Program

  (1994 Restatement)


       Pursuant to the provisions of Section 13.1 of the aforesaid Plan, Cooperative Banks
  Employees Retirement Association hereby further amends said
  Plan as follows:
       (1) Paragraph (e) of Section 2.8 is amended to read as follows:

            "(e) For each Plan Year commencing before January 1, 1994, a Participant's
  Compensation will be limited for all purposes under the Plan to $200,000 (or such larger amount as the Secretary of the Treasury or his delegate may determine for such Plan Year under section
  401(a)(17) of the Code). For each Plan Year commencing after December 31, 1993, a
  Participant's Compensation will be limited for all purposes under the Plan to $150,000 (or such larger amount as the Secretary of the Treasury or his delegate may determine for such Plan Year under section 401(a)(17) of the Code). In determining compensation for purposes of this limitation, the family aggregation rules of section 414(q)(6) of the Code shall apply, except that in applying such rules, the term 'family' shall include only the spouse of the Participant or any lineal descendants who have not attained age 19 before the close of the calendar year."

       (2)  A new Section 3.13 is added to read as follows:

            "3.13 Application of Service Definitions. All provisions of the Plan relating to the crediting of service shall be construed and applied consistent with the requirements of Code section 413(c)."

       (3)  Section 9.12 is amended to read as follows:

            "9.12 Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that may otherwise limit a distributee's election under this Section, for distributions made on or after January 1, 1993, a distributee may elect, at the time and in the manner prescribed by the Association to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section, the following definitions shall apply:

                 (i) An 'eligible rollover distribution' is any distribution of all or any portion of the distributee's benefit, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or expectancy) of the distributee or the joint lives of the distributee and the distributee's Beneficiary, or for a specified period of ten years or more, or any distribution to the extent such distribution is required under Code section 401(a)(9).

                 (ii) With respect to a distributee other than the Participant's surviving spouse, an 'eligible retirement plan' is an individual retirement account described in Code section
  408(a), an individual retirement annuity described in Code section 403(b), an annuity plan
  described in Code section 403(a), or a qualified trust described in Code section 401(a). With respect to a distributee who is a Participant's surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.

                 (iii) A 'distributee' includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse, who is an alternate payee under a qualified domestic relations order, are distributees with regard to the interest of the spouse or former spouse.

                 (iv)  A 'direct rollover' is a payment by the
  Plan to the eligible retirement
  plan specified by the distributee."

       (4) Section 12.2 is hereby amended in its entirety to read as follows:

            "12.2 Expenses of Administration. Subject to the applicable requirements of
  ERISA and, to the extent not preempted thereby, Section 30 of Chapter 170 of the Massachusetts
  General Laws, as amended, expenses for the administration of the Association ("Association expenses"), expenses for the administration of the Plan ("Plan expenses"), and expenses of the
  Trustee appointed to administer the Trust Fund (including reasonable legal fees and the compensation of the Trustee) ("Trust expenses") will be paid in such manner as the Association in its sole discretion shall determine, which may include payment from the Trust fund. Plan expenses may include, but shall not be limited to, amounts due from a withdrawing Participating Employer under Section 13.4 and recordkeeping expenses charged by the Association for recordkeeping services provided to the Plan. The Association in its sole discretion shall determine what constitutes Association expenses, Plan expenses and Trust expenses."

       (5) Paragraph (a) of Section 14.7 is hereby amended by inserting at the end thereof the following additional subparagraph:
            "(iii)  Any other provision of the Depositors Trust
  Company 401(k) Plan which
  constitutes a protected benefit, right or feature under the applicable provisions of the Code."

       (6) Paragraph (b) of Section 14.7 is hereby amended by inserting at the end thereof the following additional subparagraph:
            "(iv)  Any other provision of the Metropolitan Bank
  Profit-Sharing Plan which
  constitutes a protected benefit, right or feature under the applicable provisions of the Code."

       IN WITNESS WHEREOF, the Cooperative Banks Employees
  Retirement Association
  has caused this instrument to be executed in its name and on its behalf by its officer thereunto duly authorized at Boston, Massachusetts, on this ____ day of __________, 1995.

                                COOPERATIVE BANKS EMPLOYEES
                                RETIREMENT ASSOCIATION

                                By: _____________________________

                                Title:
  ____________________________





  FOURTH AMENDMENT
  of the Defined Contribution Plan (Plan A) of the Cooperative Banks Employees Retirement Program

  (1994 Restatement)


       Pursuant to the provisions of Section 13.1 of the aforesaid Plan, Cooperative Banks
  Employees Retirement Association hereby further amends said
  Plan, effective as of      January 1,
  1996, as follows:
       1. Section 5.1 is hereby amended in its entirety to read as follows:
       "5.1 Elective Contributions and Employee Contributions. Each Participant may enter into a contribution agreement specifying Elective Contributions or Employee Contributions, or both. Such Elective Contributions or Employee Contributions shall be expressed as a percentage
  (which may be any percentage allowed by the Association under its administrative procedures) of the Participant's Compensation. Unless the Participating Employer elects otherwise in its
  Adoption Agreement, during any period for which a Matching Contribution is being made for a Participant, the Participant shall be required, as a condition of continued employment, to enter into and to continue a contribution agreement specifying Elective Contributions or Employee
  Contributions in an amount equal to at least one (1) percent of his or her Compensation. By agreeing to Elective Contributions, the Participant agrees to a reduction in Compensation in the amount designated and the Participating Employer agrees in consideration of such reduction to contribute an equivalent amount to the Trust for the Participant. By agreeing to Employee
  Contributions, the Participant agrees to contribute the designated amount to the Trust out of after-tax Compensation and the Participating Employer agrees to facilitate such contributions through payroll deductions."

       2. Section 5.2 is hereby amended in its entirety to read as follows:
       "5.2 Form and Manner of Contribution Agreements. Each contribution agreement shall be on a form prescribed or approved by the Association, and may be changed by the Participant from time to time. A contribution agreement or a change in such Agreement shall be effective with respect to Compensation payable on and after the first day of the calendar quarter coinciding with or next following receipt of such Agreement by the Association or such other time as the Association may prescribe."

       3. Section 5.3 is hereby amended in its entirety to read as follows:
       "5.3  Matching Contributions.

                 (a)  Formula Matching Contributions.  In its
  Adoption Agreement, a
  Participating Employer may specify an amount of Matching Contributions up to a specified percentage of Compensation to be made to the Trust for a Plan Year for the benefit of each Participant on whose behalf a contribution agreement with the Participating Employer was in effect during the Plan Year. Formula Matching Contributions for a Plan Year shall be expressed as a percentage (which may be any percentage allowed by the Association under its administrative procedures), as specified by the Participating Employer of Elective Contributions and/or
  Employee Contributions for the Plan Year and shall be credited to the Matching Contribution
  Accounts of Participants on that basis.

                 (b) Discretionary Matching Contributions. If so provided in its
  Adoption Agreement, a Participating Employer, in addition to formula Matching Contributions, may determine whether a discretionary Matching Contribution shall be made to the Trust for a Plan Year, and if so, the amount to be contributed with respect to Elective Contributions and/or
  Employee Contributions for the Plan Year. The Participating Employer must notify the
  Association in writing of the amount of such discretionary Matching Contribution and the matching formula."


       IN WITNESS WHEREOF, the Cooperative Banks Employees
  Retirement Association
  has caused this instrument to be executed in its name and on its behalf by its officer thereunto duly
  authorized at Boston, Massachusetts, on this      day of
             , 1996.

                      COOPERATIVE BANKS EMPLOYEES
                        RETIREMENT ASSOCIATION


                      By:    _____________________________

                      Title: _____________________________






























  FIFTH AMENDMENT
  of the Defined Contribution Plan (Plan A) of the Cooperative Banks Employees Retirement Program

  (1994 Restatement)


       Pursuant to the provisions of Section 13.1 of the aforesaid Plan, the Cooperative Banks
  Employees Retirement Association hereby further amends said
  Plan as follows:
       1. Effective as of July 1, 1994, a new Section 12.3 is hereby inserted to read as follows:
       "12.3 Authority to Correct Operational Defects. The Association will have the full discretionary power and authority to correct any "operational defect" in any manner or by any method it deems appropriate in its sole discretion in order to
  cause the Plan     (i) to operate in
  accordance with its terms, or (ii) to maintain its tax qualified status under the Code. For purposes of this Section, an "operational defect" is any operational or administrative action (or inaction) in connection with the Plan which, in the judgment of the Association, fails to conform with the terms of the Plan or causes or could cause the Plan to lose its tax qualified status under the
  Code."

       2. Effective as of January 1, 1997, Section 14.6 is hereby amended in its entirety to read as follows:
       "14.6 Payment Under Domestic Relations Order. Notwithstanding any provisions of the
  Plan to the contrary, if there is entered any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child of other dependent of a Participant, which is made pursuant to a state domestic relations law (including a community property law) and which creates or recognizes the existence of an alternate payee's right to receive all or a portion of the vested benefits payable with respect to such Participant, then such benefits will be paid in accordance with the applicable requirements of such judgment, decree or order, provided such judgment, decree or order is determined by the Association to constitute a qualified domestic relations order (a "QDRO") within the meaning of section 414(p) of the Code and section 206 of ERISA. For purposes of the Plan, in addition to requiring or permitting payments to be made to the alternate payee in such form and at such time as payments may be made to the Participant, the QDRO may require or permit a payment to be made, or to commence, to the alternate payee prior to the time payments may be made to the Participant."

       IN WITNESS WHEREOF, the Cooperative Banks Employees
  Retirement Association
  has caused this instrument to be executed in its name and on its behalf by its officer thereunto duly
  authorized at Norwood, Massachusetts, on this      day of
              , 1997.

                      COOPERATIVE BANKS EMPLOYEES
                        RETIREMENT ASSOCIATION


                      By:    _____________________________

                      Title: _____________________________







                                                   Exibit 7


                                   THE PLAN C 1994 RESTATEMENT
CONSISTS OF THE PLAN C 1993, RESTATEMENT, EXECUTED ON SEPTEMBER
29,
1993 THE FIRST AMENDMENT EXECUTED ON AUGUST 22, 1994, AND CERTAIN
OTHER CHANGES DESIGNED TO FULLY COMPLY WITH TRA '86 AND
SUBSEQUENT
LAW AND REGULATIONS.











     THE DEFINED BENEFIT PENSION PLAN (PLAN C)

     OF THE

     COOPERATIVE BANKS EMPLOYEES RETIREMENT PROGRAM


     1994 RESTATEMENT

     FOREWORD

     This is The Defined Benefit Pension Plan (Plan C)(the "Plan") which forms part of The
Cooperative Banks Employees Retirement Program (the "Retirement Program"). The Retirement
Program was originally established in 1946 and has been amended and restated periodically thereafter. The Retirement Program was amended and restated as of November 1, 1976 to comply with the Employee Retirement Income Security Act of 1974 ("ERISA") and was again amended and restated as of November 1, 1984 to comply with the applicable requirements of the
Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984 and the
Retirement Equity Act of 1984. The Plan was amended and restated to comply with the applicable requirements of the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Acts of 1986 and 1987, the Technical and Miscellaneous Revenue Act of 1988, and other applicable statutory and regulatory requirements. The Plan was restated in 1993 to incorporate the provisions of several amendments since being restated in 1989, as well as to make additional changes. The Plan has now been further amended, generally effective as of January 1, 1989 by this 1994 Restatement to incorporate the provisions of an amendment to the 1993 Restatement, as well as to make additional desired changes and to fully comply with the current requirements of applicable law.

     The Plan as contained in this document is an extension of the retirement provisions of the
By-Laws of the Cooperative Banks Employees Retirement Association (the "Association"). The
Association operates in accordance with Sections 30 through 32 of Chapter 170 of the
Massachusetts General Laws. The Association periodically amends its By-Laws to provide for the amendment and continuation of the Retirement Program's administrative provisions under a separate document.

     The Plan is intended to be a "single plan" within the meaning of Code section 414(l), and for reporting and disclosure purposes is classified as a "multiple employer plan - other."

     THE DEFINED BENEFIT PENSION PLAN (PLAN C)
     OF THE
     COOPERATIVE BANKS EMPLOYEES RETIREMENT
     PROGRAM

     1994 RESTATEMENT

     Table of Contents

ARTICLE   PAGE

     ARTICLE 1.  INTRODUCTION   1
          1.1.  Purpose    1
          1.2.  Application of the restated Defined Benefit
           Pension Plan (Plan C)     1
          1.3.  Defined Terms   1
          1.4.  Applicable Law       1
          1.5.  Headings   1

     ARTICLE 2.  DEFINITIONS OTHER THAN SERVICE DEFINITIONS   2
          2.1.  "Accrued Pension"    2
          2.2.  "Actuary"       2
          2.3.  "Actuarial Equivalent"    2
          2.4.  "Adoption Agreement       3
          2.5.  "Affiliate"     3
          2.6.  "Association"   3
          2.7.  "Base Benefit Percentage"      3
          2.8.  "Beneficiary"   3
          2.9.  "By-Laws"       4
          2.10.  "Code"    4
          2.11.  "Compensation"      4
          2.12.  "Covered Compensation"   5
          2.13.  "Deferred Retirement Date"    5
          2.14.  "Disability"   5
          2.15.  "Early Retirement Age"   5
          2.16.  "Early Retirement Date"       6
          2.17.  "Eligible Employee"      6
          2.18.  "Employee"     6
          2.19.  "Employer"     6
          2.20.  "Employer Contribution Account Balance"      6
          2.21.  "Entry Date"   6
          2.22.  "ERISA"   6
          2.23.  "Final Average Compensation"       6
          2.24.  "Highly Compensated Employee"      7
          2.25.  "Key Employee"      7
          2.26.  "Maximum Excess Allowance"    7
          2.27.  "Normal Retirement Date"      7
          2.28.  "Participant"       7
          2.29.  "Participating Employer"      8
          2.30.  "Participating Employer's Participation Date"
8
          2.31.  "Pensioner"    8
          2.32.  "Plan"    8
          2.33.  "Plan Year"    8
          2.34.  "Prior Plan"   8
          2.35.  "Provisional Payee"      8
          2.36.  "Qualified Domestic Relations Order"    8
          2.37.  "Retirement Program"     8
          2.38.  "Social Security Retirement Age"   8
          2.39.  "Terminated Eligible Employee"     8
          2.40.  "Trust"   9
          2.41.  "Trustee"      9
          2.42.  "Withdrawal Date"   9

     ARTICLE 3.  SERVICE DEFINITIONS; SPECIAL SERVICE RULES  10
          3.1.  "Absence in Military Service"      10
          3.2.  "Authorized Leave of Absence"      10
          3.3.  "Credited Service"  10
          3.4.  "Employment Commencement Date"     11
          3.5.  "Hour of Service"   11
          3.6.  "One-Year Break in Service"   12
          3.7.  "Period of Service"      13
          3.8.  "Reemployment Commencement Date"   13
          3.9.  "Termination of Employment"   13
          3.10.  "Vesting Service"  13
          3.11.  "Year of Eligibility Service"     14
          3.12.  Crediting Periods of Service earned before
            Employer becomes a Participating Employer   14
          3.13.  Crediting Periods of Service earned before
            Employer is merged with or acquired by a
            Participating Employer  14

     ARTICLE 4.  PARTICIPATION      15
          4.1.  Participation Requirements.   15
          4.2.  Required Information.    15
          4.3.  Reemployed Eligible Employees.     15
          4.4.  Duration of Participation.    15

     ARTICLE 5.  REQUIREMENTS FOR RETIREMENT BENEFITS   16
          5.1.  Normal Retirement.  16
          5.2.  Early Retirement.   16
          5.3.  Deferred Retirement.     16

     ARTICLE 6.  AMOUNT OF PENSION  17
          6.1.  Amount of Pension at Normal Retirement Date.
17
          6.2.  Amount of Accrued Pension at Early Retirement
           Date      18
          6.3.  Computation of Accrued Pension Prior to Normal
           Retirement Date.    18
          6.4.  Amount of Accrued Pension at Deferred Retirement
           Date.     19

     ARTICLE 7.  VESTING  20
          7.1.  Vesting Schedule    20
          7.2.  Special Vesting Rules    20
          7.3.  Payment of Vested Pension     20
          7.4.  Changes in Vesting Schedule   21

     ARTICLE 8.  RESTRICTIONS ON PENSIONS     22
          8.1.  Code Section 415 Limitations  22
          8.2.  Restrictions on Distributions to Certain Highly
           Compensated Employees    22
          8.3.  Nonalienability of Benefits   22
          8.4.  Required Distributions   22
          8.5.  Rights of Eligible Employees  23

     ARTICLE 9.  FORM OF PENSION    24
          9.1.  Standard Form of Pension for Participants who are
           not Married    24
          9.2.  Standard Form of Pension for Married
           Participants   24
          9.3.  Waiver of Standard Forms of Pension     24
          9.4.  Optional Forms of Pension     26
          9.5.  Distributions required by a Qualified Domestic
           Relations Order     27
          9.6.  Direct Rollover Option   27
          9.7.  Small Payments      28
          9.8.  Facility of Payments     28
          9.9.  Payment as discharge of liability  28

     ARTICLE 10.  DEATH BENEFITS    29
          10.1.  Death Benefits Limited  29
          10.2.  Death of Participant prior to Annuity Starting
            Date     29
          10.3.  Designation of Beneficiary   29
          10.4.  Death of Participants after Annuity Starting
            Date     30

     ARTICLE 11.  CONTRIBUTIONS AND TRUST FUND     31
          11.1.  Participating Employer Contributions.  31
          11.2.  No Contributions by Participants  31
          11.3.  Establishment of Trust Fund.      31
          11.4.  No Liability Imposed on the Participating
            Employer.     31
          11.5.  Exclusive Benefit Rule.      31
          11.6.  Return of Contribution  31
          11.7.  Direct transfers from Plan A      32
          11.8.  Forfeitures   32

     ARTICLE 12.  ADMINISTRATION OF THE PLAN  33
          12.1.  Generally.    33
          12.2.  Expenses of Administration.  33

     ARTICLE 13.  AMENDMENT AND TERMINATION   34
          13.1.  Amendment or Termination by Association.    34
          13.2.  Voluntary Participation.     34
          13.3.  Withdrawal by Participating Employer.  34
          13.4.  Effect of Withdrawal on a Withdrawing
            Participating Employer.      36
          13.5.  Effect of Withdrawal on Participants and
            Beneficiaries.     36
          13.6.  Effect of Plan Termination.  37
          13.7.  Failure to Maintain Qualified Status.  38
          13.8.  Merger, Consolidation or Transfer of Plan
            Assets.  38
          13.9.  Merger of Abington National Bank Pension Plan
            into the Plan      39
          13.10.  Merger of Workingmens Plan  39

     ARTICLE 14.  SPECIAL TOP HEAVY PROVISIONS     40
          14.1.  Provisions to apply     40
          14.2.  Minimum Benefits.  40
          14.3.  Special Vesting Schedule.    40
          14.4.  Adjustment to 415 Limitations.    41
          14.5.  Definitions.  41

     ARTICLE 15.  ADOPTION AGREEMENT     44
          15.1.  Adoption Agreement      44

     ARTICLE 16.  RETIREE MEDICAL ACCOUNT     45
          16.1.   In General   45
          16.2.   Benefits from the 401(h) Account      45
          16.3.   Contributions to the 401(h) Account   45
          16.4.   Eligible retired Participants    46

ARTICLE   Section I.    INTRODUCTION

     1.1. Purpose. The Plan and its related trust are intended to qualify as a defined benefit pension plan and trust under Code sections 401(a) and 501(a).
The purpose of the Plan is to
provide benefits generally upon retirement to Participants in a manner consistent and in compliance with such Code sections and Title I of ERISA.

     1.2. Application of the restated Defined Benefit Pension Plan (Plan C). Except as otherwise specifically provided herein, the provisions of this restated Defined Benefit Pension Plan
(Plan C) shall apply only to those individuals who are Eligible Employees on or after January 1, 1989. Except as otherwise specifically provided herein, the rights and benefits, if any, of a former
Employee whose employment terminated before January 1, 1989 or other effective dates specified in the Plan shall be determined in accordance with the provisions of the Retirement Program as in effect from time to time before that date.

     1.3. Defined Terms. All capitalized terms used in the following provisions of the Plan have the meanings given them under the Articles entitled
"Definitions Other Than Service
Definitions" and "Service Definitions; Special Service Crediting
Rules."

     1.4. Applicable Law. The provisions of the Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, except to the extent to which the Plan is governed by federal law.

     1.5. Headings. The headings of the Plan are inserted for convenience of reference only and shall have no effect upon the meaning of the provisions hereof.


ARTICLE   Section II.    DEFINITIONS OTHER THAN SERVICE
DEFINITIONS

     Where used in the Plan, the words and phrases contained in
Article 2 and Article 3 have
the meanings specified below, unless a different meaning is plainly required by the context.
Wherever used in this instrument, a singular word shall be deemed to include the singular and plural, in all cases where the context requires.

     2.1. "Accrued Pension" means, as of any determination date, the annual pension, in the standard form referred to in Section 9.1, payable at Normal
Retirement Date or Deferred
Retirement Date which the Participant has earned as of such determination date in accordance with the provisions of Article 6.

     2.2. "Actuary" means the firm which (a) shall be designated by the Association from time to time to make all actuarial computations in connection with the Plan, and (b) shall act through any of its partners or employees who shall be enrolled by the Joint Board for the Enrollment of Actuaries pursuant to Section 3042 of ERISA to practice before the Department of Labor and the Internal Revenue Service.

     2.3. "Actuarial Equivalent", or terms of similar import, means an amount having equal value as a benefit or benefits otherwise payable in a different form or at a different time under the Plan, on the basis of the 1984 Unisex Pension Mortality Table and an interest rate that would be used (as of the first day of the Plan Year in which such amount begins to be paid) by the Pension
Benefit Guaranty Corporation (the "PBGC") to value annuities (immediate or deferred, whichever is appropriate) upon termination of a trusteed, single-employer plan. In determining the amount of a lump sum payment under the Plan, the applicable interest rate will be the rate (immediate or deferred, whichever is appropriate) or combination of rates that would be used (as of the first day of the Plan Year in which lump sum payment is made) by the PBGC to value the Accrued Pension of the particular Participant or Beneficiary in the event the Plan were terminated. If the amount of that payment (determined using the applicable interest rate described in the prior sentence) is greater than $25,000, the applicable interest rate shall be 105 percent of the rate described in the prior sentence; provided, however, effective January 1, 1994, the percentage of the rate described in the prior sentence shall be determined in accordance with the following table:

       PBGC Percentage Rate
     (immediate rate in effect
      on the first day of the
      Plan Year)                        Applicable Percentage

      Under 6                                120
      At least 6 but less than 7             115
      At least 7 but less than 8             110
      At least 8 but less than 9             105
      9 or more                              100

further provided, however, that the use of such interest rate shall not result in any lump sum payment being decreased to less than $25,000 or less than the lump sum payment determined as of December 31, 1993 under the applicable provisions of the Plan in effect on December 31,
1993.

     2.4. "Adoption Agreement" means the agreement described in the Plan made by and between a Participating Employer and the Trustee.

     2.5. "Affiliate" of a Massachusetts Cooperative Bank or other organization which is permitted to participate in the Retirement Program pursuant to the By-Laws means (i) any corporation after it becomes a member of a controlled group of corporations (as defined in section 414(b) of the Code) with such Bank or other organization,
(ii) any trade or business,
whether or not incorporated, after it comes under common control (as defined in section 414(c) of the Code) with such Bank or other organization, (iii) any trade or business that is a member of an affiliated service group (as defined in section 414(m) of the Code) of which such Bank or other organization is also a member, or (iv) any other entity required to be aggregated with such Bank or other organization under section 414(o) of the Code.

     2.6.  "Association" means the Cooperative Banks Employees
Retirement Association,
organized and operated pursuant to the provisions of Sections 30, 31 and 32 of Chapter 170 of the General Laws of Massachusetts, as amended from time to time.

     2.7. "Base Benefit Percentage" for a particular Plan Year means the percentage applied to
Final Average Compensation in Sections 6.1(a)(i) and 6.1(b)(i). A Participating Employer may elect a Base Benefit Percentage of one-half percent (1/2%), three-fourths percent (3/4%), one percent (1%), one and one-fourth percent (1 1/4%) or one and one-half percent (1 1/2%).

     2.8. "Beneficiary" means any person designated by a Participant (or a Participant's
Beneficiary) to receive any benefits which become payable under the Plan upon the death of the Participant (or the Beneficiary).

     2.9. "By-Laws" means the By-Laws of the Association, as amended from time to time in accordance with the provisions thereof.

     2.10. "Code" means the Internal Revenue Code of 1986, as amended from time to time.
Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

     2.11.  "Compensation" means effective as of January 1, 1994:

          (a) for purposes of determining benefits under the Plan, the amount of compensation described in (i) or (ii) below, as elected by the Participating Employer in its
Adoption Agreement, where

               (i)  is the total salary and wages paid to a
Participant during the Plan Year
by the Participating Employer, including overtime, bonus payments, commissions, and any other distributions (but excluding taxable fringe benefit payments), increased by the amounts which would have been received by the Participant from the Participating Employer as such total salary and wages but for an election under sections 125, 401(k), or 403(b) of the Code;

               (ii) is the amount described in (i) above, but excluding solely in the case of an individual who is a Highly Compensated Employee, commissions
(in excess of the amount
elected by the Participating Employer in its Adoption Agreement).

          (b) for purposes of Code section 415 limits and minimum benefits under Code section 416, the Participant's salary, wages and other amounts received from a Participating
Employer or its Affiliate, as defined under Code section
415(c)(3) and the regulations
promulgated thereunder.

          (c) for purposes of determining the status of an individual as a Highly
Compensated Employee, or as a key Employee under Code section 416, the Participant's salary, wages and other amounts received from a Participating Employer or its Affiliate, as defined in
Code section 415(c)(3) and the regulations promulgated thereunder, increased by amounts which would have been received by the Participant from the Participating Employer or its Affiliate as such salary and wages but for an election under sections 125, 401(k), or 403(b) of the Code.

          (d) in no event may the amount of Compensation taken into account under paragraphs (a) or (b) above exceed the amount determined from time to time under Code section
401(a)(17).

     2.12. "Covered Compensation" of a Participant, for each Plan Year, means the average
(without indexing) of the taxable wage bases in effect for each calendar year during the 35-year period ending with the calendar year in which the Participant attains the Social Security
Retirement Age, assuming no increase in such wage base for years after the year of determination and before the Participant actually attains the Social Security Retirement Age. A Participant's
Covered Compensation for a Plan Year ending after the 35-year period described in this Section is the Participant's Covered Compensation for the year during which the Participant attained the
Social Security Retirement Age. A Participant's Covered Compensation for a Plan Year ending before the 35-year period described in this Section is the taxable wage base in effect as of the beginning of the Plan Year. A Participant's Covered Compensation shall be automatically adjusted for each Plan Year.

     2.13. "Deferred Retirement Date" means the first day of any calendar month coinciding with or next following the date on which a Participant elects to retire or to commence receiving a pension at any time after his or her Normal Retirement Date.

     2.14. "Disability" means an Eligible Employee's physical or mental incapacity which has terminated his or her Eligible Employee status if the Participating Employer, on the basis of the certification of a licensed physician acceptable to it and such other medical substantiation as it may reasonably require from time to time, has determined that the Eligible Employee is unable to perform his or her regular duties with his or her Participating Employer. In such event, the
Eligible Employees' Disability shall be deemed to commence 90 days following the date on which he or she terminated his or her Eligible Employee status by reason of such physical or mental incapacity, and shall end on the date which is the earlier of (a) his or her Normal Retirement Date, or (b) the date on which the Participating Employer determines (either on the basis of the certification of a licenced physician acceptable to it or on the basis of the Eligible Employee's failure to submit such medical substantiation as the Participating Employer may reasonably require from time to time) that the Eligible Employee is no longer disabled. For purposes of this Section, medical substantiation of Disability shall not be required more frequently than semiannually.

     2.15. "Early Retirement Age" means the earliest of the date on which a Participant has (a) attained his or her 62nd birthday, (b) attained his or her 55th birthday and completed at least 5 years of Vesting Service, or (c) attained his or her 50th birthday and completed at least 15 years of Vesting Service.

     2.16. "Early Retirement Date" means the first day of any calendar month, prior to a
Participant's Normal Retirement Date and coinciding with or following the date he or she attains his or her Early Retirement Age, on which he or she elects to retire.

     2.17. "Eligible Employee" means an individual who is a common-law employee of a
Participating Employer.

     2.18. "Employee" means any individual who is a common-law employee of a Participating
Employer or its Affiliate, and to the extent required by section 414(n) of the Code, any leased employee (as defined in section 414(n) of the Code) who performs services for such Employer.
Notwithstanding the foregoing, if such leased employees constitute less than 20% of an Employer's non-highly compensated workforce within the meaning of section 414(n)(5)(c)(ii) of
the Code, the term Employee shall not include those leased employees covered by a plan described in section 414(n)(5) of the Code.

     2.19. "Employer" means (i) a Massachusetts Cooperative Bank or other organization which is permitted to participate in the Retirement Program pursuant to the By-Laws, and (ii) any Affiliate of each such Bank or other organization, and any successor to any of the foregoing, either singly or as a group, as the context may require.

     2.20. "Employer Contribution Account Balance" means that portion of a Participant's account balance under The Defined Contribution Plan (Plan A) of
The Cooperative Banks
Employees Retirement Program as of December 31, 1988 that is attributable to contributions made by a Participating Employer and earnings on such contributions.

     2.21.  "Entry Date" means any January 1, or July 1 of any
Plan Year; provided, however,
effective July 1, 1993, "Entry Date" means January 1, April 1,
July 1, or October 1 of any Plan
Year.

     2.22.  "ERISA" means the Employee Retirement Income Security
Act of 1974, as
amended, and any successor statute or statutes of similar import.

     2.23. "Final Average Compensation" means effective as of January 1, 1995, the highest average of three consecutive Plan Year's Compensation, out of the Participant's entire Period of
Service with the Participating Employer to his or her Normal Retirement Date, Deferred
Retirement Date, Early Retirement Date or the date he or she became a Terminated Eligible
Employee (whichever is applicable), or other applicable determination date. If the period of the Participant's Service is less than three complete Plan Years, "Final Average Compensation" will be his or her total aggregate Compensation divided by his to her total Period of Service. Prior to January 1, 1995, "Final Average Compensation" was determined with reference to the highest average of twelve (12) consecutive calendar quarters' Compensation.

     2.24.  "Highly Compensated Employee" means an Employee of an
Employer who is a
"highly compensated employee" within the meaning of Code section
414(q).

     2.25. "Key Employee" means a key employee within the meaning of Code section 416.

     2.26. "Maximum Excess Allowance" means, (a) in the case of a Participating Employer which elects to provide Participants with an unreduced Accrued
Pension as described in Section
6.2(c), the percentage set out in Column II in the table below, and (b) in all other cases, the percentage set out in Column III in the table below.

     I                        II                  III

Age at Retirement   Maximum Excess Allowance   Maximum Excess
                                           Allowance

65 or older    22.75%    22.75%
64   21.00%                   22.50%
63   19.25%                   22.21%
62   17.50%                   21.87%
61   22.43%                   22.43%
60   23.62%                   23.62%
59   23.49%                   23.49%
58   23.33%                   23.33%
57   23.16%                   23.16%
56   22.38%                   22.38%
55   21.77%                   21.77%
54   21.30%                   21.30%
53   20.92%                   20.92%
52   20.74%                   20.74%
51   20.71%                   20.71%
50   20.90%                   20.90%


     2.27. "Normal Retirement Date" means the first day of the calendar month coinciding with or next following the Participant's 65th birthday.

     2.28.  "Participant" means an Eligible Employee or
Terminated Eligible Employee who
participates in the Plan pursuant to its provisions.

     2.29. "Participating Employer" means an Employer that has adopted the Plan in accordance with the By-Laws and has entered into an Adoption
Agreement.

     2.30. "Participating Employer's Participation Date" means the date as of which such Participating Employer adopts the Plan for the benefit of its Eligible Employees.

     2.31. "Pensioner" means any person who is receiving periodic payments of his or her Accrued Pension.

     2.32.  "Plan" means The Defined Benefit Pension Plan (Plan
C) of The Cooperative Banks
Employees Retirement Program.

     2.33.  "Plan Year" means the calendar year.

     2.34.  "Prior Plan" means the provisions of the Past Service
Plan (formerly "Plan B") and
the Supplemental Plan of The Cooperative Banks Employees
Retirement Program, as in effect
prior to January 1, 1989.

     2.35. "Provisional Payee" means a person designated by a Participant in accordance with
Article 9 to receive a joint and survivor benefit in the event of the Participant's death after his or her retirement date.

     2.36. "Qualified Domestic Relations Order" means any judgment, decree or order
(including approval of a property settlement agreement) which constitutes a "qualified domestic relations order" within the meaning of Code section 414(p). A judgment, decree or order shall not be considered not to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.

     2.37.  "Retirement Program" means The Cooperative Banks
Employees Retirement
Program as from time to time in effect.

     2.38. "Social Security Retirement Age" shall mean the age used as the retirement age for the Participant under Section 216 of the Social Security Act, except that such section shall be applied without regard to the age increase factor, and as if the early retirement age under Section
216 of the Act were 62.

     2.39. "Terminated Eligible Employee" means an individual who has ceased to be an Eligible Employee (other than on account of death) prior to becoming eligible to retire on his or her Normal Retirement Date or Early Retirement Date.

     2.40. "Trust" means the Trust established under a trust agreement between the
Association and the Trustee for purposes of the Plan.

     2.41. "Trustee" means any person or persons who are at any time acting as Trustee under the Trust.

     2.42. "Withdrawal Date" means the date as of which a Participating Employer withdraws from the Plan pursuant to the provisions of the Plan.

ARTICLE   Section III.    SERVICE DEFINITIONS; SPECIAL SERVICE
RULES

     3.1. "Absence in Military Service" means an absence of an Employee in military or governmental service for the United States of America for the period during which the Employee retains rights to reemployment with his or her Employer under the federal laws of the United
States of America; provided, that the Employee in fact returns to the active service of his or her Employer within the period during which he or she is entitled to such reemployment rights.

     3.2. "Authorized Leave of Absence" means any absence of an Employee granted by his or her Employer in accordance with rules of uniform application to all Employees similarly situated.

     3.3. "Credited Service" shall mean for any Participant, the aggregate of all his or her Periods of Service, but excluding:

          (a) except as otherwise provided in this Article, any period prior to the adoption of the Plan by the Participant's Participating Employer;

          (b) any period during which he or she was absent due to Disability or an
Authorized Leave of Absence;

          (c) any period prior to 5 consecutive One-Year Breaks in Service which is not included in his or her Vesting Service by reason of Section
3.10(b) hereof; and

          (d) any period prior to a Termination of Employment if he or she received a distribution or commenced to receive payment of his or her Accrued Pension pursuant to Article
8, unless the Participant subsequently repaid such amount pursuant to this Section.

     On his or her Reemployment Commencement Date, a former Participant who received a benefit hereunder shall have the right to repay the entire amount distributed. However, such repayment shall be made before the fifth anniversary of the date the Participant is reemployed.
The amount of the repayment shall bear interest, compounded annually from the date of distribution, on the full amount of the distribution at the rate of 5% or such other rate as determined by the Secretary of the Treasury. Upon the timely repayment of a distribution permitted under this Section, a Participant's prior Years of Credited Service, attributable to service prior to the distribution, shall be reinstated. In the event that a Participant who received a distribution is reemployed and does not repay amounts distributed, the Participant's Accrued
Pension under the Plan shall be adjusted to reflect the fact that the Participant's prior Years of
Credited Service, attributable to his or her service prior to the distribution, were not restored. For purposes of Section 6.1, a Participating Employer may elect, in its Adoption Agreement, either to limit the number of years of Credited Service used in its pension formula's years-of-Credited
Service multiplier to 25, or to provide that the number of such years shall be unlimited, with no maximum limit placed upon the number of such years used in such multiplier.

     3.4. "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service.

     3.5. "Hour of Service" means, for purposes of determining the beginning of an
Employee's periods of Credited Service and Vesting Service, each hour described in paragraph (a) below, and for purposes of determining an Employee's Years of Eligibility Service, each hour described in paragraphs (a), (b), (c) and (d) below, where

          (a) is each hour for which the Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for a Participating
Employer or its Affiliate, each such
hour to be credited to the Employee for the period of service in which the duties were performed;

          (b) is each hour for which the Employee is directly or indirectly paid, or entitled to payment, by a Participating Employer or its Affiliate (including payments made or due from a trust fund or insurer to which the Participating Employer or its Affiliate contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether a Termination of Employment has occurred) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence, each such hour to be credited to the Employee for the period of Eligibility Service in which such period of time occurs, subject to the following rules:

               (i) No more than 501 Hours of Service shall be credited under this paragraph (b) to the Employee on account of any single continuous period during which the
Employee performs no duties;

              (ii) Hours of Service shall not be credited under this paragraph (b) to an
Employee for a payment which solely reimburses the Employee for medically related expenses incurred by the Employee, or which is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws; and

            (iii) If the period during which the Employee performs no duties falls within two or more computation periods, and if the payment made on account of such period is not calculated on the basis of units of time, the Hours of Service credited with respect to such period shall be allocated between not more than the first two such computation periods on any reasonable basis consistently applied with respect to similarly situated Employees;

          (c)  is each hour not counted under paragraph (a) or
(b) for which back pay,
irrespective of mitigation of damages, has been awarded or agreed to be paid by the Participating
Employer or its Affiliate, each such hour to be credited to the Employee for the computation period to which the award or agreement for back pay pertains, provided that crediting of Hours of Service under this paragraph (c) with respect to periods described in paragraph (b) above shall be subject to the limitations and special rules set forth in clauses
(i), (ii) and (iii) of paragraph (b);
and

          (d) is each non-compensated hour while an Employee that is not credited under
(a), (b) or (c) above during a period of Authorized Leave of Absence or Absence in Military
Service from his or her Employer or within such longer period as may be specified by the
Employer for which the Employee returns for work.

     Hours of Service to be credited to an individual under (a),
(b) and (c) above shall be
calculated and credited pursuant to paragraphs (b) and (c) of
Section 2530.200(b)-2 of the
Department of Labor Regulations which are incorporated herein by reference. Hours of Service to be credited to an individual during an absence described in
(d) above shall be determined by the
Employer with reference to the individual's most recent normal work schedule. If the Employer cannot so determine the number of Hours to be credited, there shall instead be credited eight
Hours of Service for each day of absence.

     3.6. "One-Year Break in Service" means, for any Employee or former Employee, a
12-month period commencing on his or her Termination of Employment or any anniversary thereof during which the Employee or former Employee failed to perform an Hour of Service for an Employer. Solely for purposes for determining whether an Employee has incurred a One-Year
Break in Service, if an Employee is absent from work beginning after December 31, 1984 (i) by reason of the Employee's pregnancy, (ii) by reason of the birth of the Employee's child, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, the date of an Employee's Termination of
Employment shall be twelve (12) months after the date otherwise determined.
     3.7. "Period of Service" means for each Employee, the period of time elapsed between his or her Employment Commencement Date or Reemployment Date and his or her Termination of
Employment. Each Period of Service shall be measured in years and days.

     3.8. "Reemployment Commencement Date" means the date on which a rehired former
Employee of a Participating Employer first performs an Hour of Service on or following such reemployment.

     3.9. "Termination of Employment" means the date on which an Employee quits, is discharged, retires or dies.

     3.10. "Vesting Service" means, for any Participant, the aggregate of all his or her Periods of Service, but excluding, in all cases:

          (a) except as provided in this Article, any Period of Service rendered prior to his or her Participating Employer's Participation Date;

          (b) any Period of Service rendered prior to a Termination of Employment, if:

               (i)  upon Termination of Employment, the
Participant did not have a
nonforfeitable right to a benefit under the provisions of the Plan; and

              (ii)  such Participant had at least 5 consecutive
One-Year Breaks in Service
following such Termination of Employment and preceding his or her next Reemployment
Commencement Date.

     In addition, if an Employee has a Reemployment Commencement Date within 12 months after the date of his or her Termination of Employment, such Employee's Vesting Service shall include the period of severance measured from his or her date of Termination of Employment until his or her subsequent Reemployment Commencement Date.

     Vesting Service shall also include any period not otherwise included in a Period of Service during which a Participant is absent due to Disability, Authorized Leave of Absence, Absence in
Military Service or absent on maternity, paternity leave described in the definition of One-Year
Break in Service.

     Two or more Periods of Service or periods of severance that are included in a Participant's
Vesting Service and that contain fractions of a year (computed in months and days) shall be aggregated on the basis of 365 days constituting a year.

     3.11.  "Year of Eligibility Service" means a
12-consecutive-month period commencing on an Employee's Employment Commencement Date, or any Plan Year thereafter which commences after such Employment Commencement Date, during which he or she completes at least 1,000
Hours of Service.

     3.12. Crediting Periods of Service earned before Employer becomes a Participating
Employer. All or any portion of periods of service earned by an Employee prior to his or her Participating Employer's Participation Date shall be credited on a nondiscriminatory basis under the Plan as of such Participation Date for vesting or benefit purposes if the Association approves such crediting and if his or her Participating Employer agrees, on or prior to such Participation
Date, to pay the cost, if any, of crediting such periods of service under the Plan.

     3.13. Crediting Periods of Service earned before Employer is merged with or acquired by a Participating Employer. All or any portion of periods of service earned by an Employee prior to his or her employer's merger with or acquisition by a Participating Employer shall be credited on a nondiscriminatory basis under the Plan for eligibility, vesting or benefit purposes (or any combination thereof) if and to the extent the Association approves such crediting and if such Participating Employer agrees to pay the cost, if any, of crediting such periods of service under the Plan.

ARTICLE   Section IV.    PARTICIPATION

     4.1.  Participation Requirements.

          (a)  Age and Service.  Unless waived or reduced under
(b) below, to become a
Participant in the Plan each Eligible Employee must have attained age 21 and completed one Year of Eligibility Service.

          (b)  Waiver.  Under its Adoption Agreement, a
Participating Employer may elect
to waive or reduce either or both of the age and service requirements described in (a) above.

     4.2. Required Information. Upon becoming a Participant, an Eligible Employee must give the Association correct information as to his or her date of birth and such other information as may reasonably be required in order to compute his or her benefits under the Plan. A misstatement by a Participant with respect to age or any other information reasonably required by the Association shall be corrected when it becomes known that any such misstatement of fact has occurred, and the proper adjustment in benefits shall thereupon be made; provided, however, that
(a) no such adjustment shall be made with respect to a misstatement resulting from incorrect information furnished by the Participant affected, if the adjustment would have the effect of increasing the Participant's Accrued Pension or the Participating Employer's contribution, and (b) no such adjustment shall result in the retroactive payment of benefits to the Participant.

     4.3. Reemployed Eligible Employees. Any vested Participant who is rehired after a
Termination of Employment shall again become a Participant on his or her Reemployment
Commencement Date. Any non-vested Participant who is rehired after a Termination of
Employment shall again become a Participant on his or her Reemployment Commencement Date if he or she has not incurred 5 consecutive One-Year Breaks in Service after his or her
Termination of Employment. Any non-vested Participant who has incurred 5 consecutive
One-Year Breaks in Service shall become a Participant again only after he or she completes a Year of Eligibility Service after his or her Reemployment Commencement Date.

     4.4. Duration of Participation. Participation in the Plan shall terminate on the date on which the Participant ceases to have a vested right to receive benefits under the Plan.

ARTICLE   Section V.    REQUIREMENTS FOR RETIREMENT BENEFITS

     5.1. Normal Retirement. Each Participant who attains age 65 while an Eligible Employee shall have a fully vested and nonforfeitable interest in his or her Accrued Pension and may retire on his or her Normal Retirement Date and receive a pension, or if elected by the Participating
Employer in the Adoption Agreement, may elect to receive a pension without terminating, commencing on his or her Normal Retirement Date, in the amount specified in Section 6.1.

     5.2. Early Retirement. Each Participant who has attained his or her Early Retirement Age while an Eligible Employee shall have a fully vested and non-forfeitable interest in his or her Accrued Pension and may elect to retire on his or her Early Retirement Date and receive a pension, commencing on his or her Early Retirement Date or on the first day of any calendar month thereafter, in the amount specified in Section 6.2. The Participant's election of an early benefit commencement date will not be effective unless made within the 90-day period prior to his or her "annuity starting date" (as defined in section 417(f)(2) of the Code), the Association will furnish to the Participant a written notification in nontechnical terms describing the effects of an early commencement of benefits and the rights of the Participant with respect thereto. However, the foregoing election period and notification requirements will not apply if the total value of the Participant's benefit, determined in the same manner (and using the same assumptions) as under
Section 9.7, is $3,500 or less.

     5.3.  Deferred Retirement.  Each Participant described in
Section 5.1 who does not
terminate on his or her Normal Retirement Date, but remains in the active service of his or her Participating Employer after his or her Normal Retirement Date shall continue to have a fully vested and non-forfeitable interest in his or her Accrued Pension and may retire on his or her Deferred Retirement Date and receive a pension, commencing on his or her Deferred Retirement
Date, or if elected by the Participating Employer in the Adoption Agreement, may elect to receive a pension without terminating, commencing on the first day of any month after his or her Normal
Retirement Date, in the amount specified in Section 6.4.

ARTICLE   Section VI.    AMOUNT OF PENSION

     6.1. Amount of Pension at Normal Retirement Date. In the case of a Participant described in Section 5.1 who retires or is eligible to receive a pension on his or her Normal
Retirement Date, his or her annual pension shall be the greater of (a) or (b), if applicable, where

          (a) is

               (i)  Base Benefit Percentage times the
Participant's Final Average
Compensation times Years of Credited Service earned after December 31, 1988; plus

               (ii)  One-half percent (1/2%) times the
Participant's Final Average
Compensation above the Participant's Covered Compensation times
Years of Credited Service
earned after December 31, 1988; where Years of Credited Service in excess of the greater of (A)
35 less the years of service used in determining the benefit in
(iii) below and (B) zero are not
taken into account; plus

               (iii)  the Participant's accrued pension
determined under the Supplemental
Plan of The Cooperative Banks Employees Retirement Program as of
December 31, 1988; plus

               (iv) the Participant's accrued pension under the Past Service Plan of The
Cooperative Banks Employees Retirement Program (formerly "Plan
B") as of December 31,
1988. See Schedule A for a listing of Participants and their accrued pensions as of December 31, 1988, and

          (b) is

               (i)  Base Benefit Percentage times the
Participant's Final Average
Compensation times Years of Credited Service; plus

              (ii)  One-half percent (1/2%) times the
Participant's Final Average
Compensation above the Participant's Covered Compensation times
Years of Credited Service;
minus

            (iii)  the Participant's Employer Contribution
Account Balance as of December
31, 1988 converted to an Actuarial Equivalent life annuity (using a 7% interest rate with no pre-age 65 mortality but with post-age 65 mortality from the 1984
Unisex Pension Mortality
Table) payable at age 65.

     Notwithstanding the above, in no event shall the amount of a Participant's Accrued
Pension determined under Section 6.1(b)(ii) above exceed the amount of Accrued Pension equal to a Participant's Final Average Compensation above his or her Covered Compensation times the
Maximum Excess Allowance.

     Subsection (b) will apply only in the case of a Participant who was an Eligible Employee of a Participating Employer that elected to participate in the Supplemental Plan of The
Cooperative Banks Employees Retirement Program prior to January
1, 1989.

     6.2.  Amount of Accrued Pension at Early Retirement Date.
In the case of a Participant
described in Section 5.2 who elects to retire on his or her Early
Retirement Date, his or her
Accrued Pension at his or her Early Retirement Date shall be:

          (a) a deferred pension, commencing on his or her Normal Retirement Date, which pension shall be the amount of Accrued Pension accrued up to his or her Early Retirement Date, computed in accordance with the provisions of Section 6.3; or

          (b) a pension, commencing on his or her Early Retirement Date or the first day of any calendar month thereafter, but prior to his or her Normal Retirement Date, as elected by the Participant, which pension shall be the amount of his or her Accrued Pension accrued up to his or her Early Retirement Date, computed in accordance with the provisions of Section 6.3, reduced by

               (i) five-ninths of one percent (5/9%) for each month not in excess of 60 by which the annuity starting date precedes the Participant's Normal
Retirement Date, and

               (ii) five-eighteenths of one percent (5/18%) for each month in excess of 60 but not in excess of 180 by which the annuity starting date precedes the Participant's Normal
Retirement Date.

          (c)  Notwithstanding Section 6.2 (b)(i) above, a
Participating Employer may elect
in the Adoption Agreement to provide its Participants with an unreduced Accrued Pension, so long as the benefit commencement date occurs on or after the date the Participant attains age 62.

     6.3. Computation of Accrued Pension Prior to Normal Retirement Date. To determine the Participant's Accrued Pension under Section 6.1 at the time of his or her Termination of Employment prior to his or her Normal Retirement Date, the amount determined under Section
6.1 shall be determined based on Years of Credited Service, Final Average Compensation and
Covered Compensation as of the Participant's Termination of Employment.

     6.4.  Amount of Accrued Pension at Deferred Retirement Date.
In the case of a
Participant described in Section 5.3 who continues to be employed by his or her Participating
Employer after his or her Normal Retirement Date, the amount of his or her Accrued Pension at his or her Deferred Retirement Date shall be determined under
Section 6.1, but based on his or
her Final Average Compensation, and years of Credited Service as of his or her Deferred
Retirement Date.

ARTICLE   Section VII.    VESTING

     7.1.  Vesting Schedule.  If a Participant becomes a
Terminated Eligible Employee, he or
she shall have a vested and nonforfeitable right to a percentage of his or her Accrued Pension, determined as of the date he or she becomes a Terminated Eligible
Employee, based on the
number of his or her years of Vesting Service as set forth in the following vesting schedule:

     Years of  Percentage
     Vesting Service     Vested
     Less than 2      0%
     2 but less than 3    20%
     3 but less than 4    40%
     4 but less than 5    60%
     5 but less than 6    80%
     6 or more 100%
     7.2. Special Vesting Rules. Notwithstanding any provision of the Plan to the contrary, a Participant will be fully vested in 100% of the Accounts maintained for his or her benefit upon the happening of any one of the following events:

          (a)  the Participant's attainment of his or her Early
Retirement Age while an
Employee;

          (b)  the Participant's death while an Employee;

          (c) the termination or partial termination of the Plan or the complete cessation of contributions to the Plan while the Participant is an Employee, to the extent that the Participant is affected by such termination, partial termination, or complete discontinuance.

     7.3. Payment of Vested Pension. A Participant will be entitled to receive his or her vested
Accrued Pension commencing on his or her Normal Retirement Date. In lieu of payment of his or her vested Accrued Pension commencing on his or her Normal Retirement Date, a Participant may elect to receive, commencing on what would have been his or her Early Retirement Date, his or her Accrued Pension reduced in the same manner described in
Section 6.2(b) to reflect such
early commencement. A Participant's election to receive a vested Accrued Pension prior to his or her Normal Retirement Date will not be effective unless made within the 90-day period prior to his or her "annuity starting date" (as defined in section 417(f)(2) of the Code). At least 30 days, but not more than 90 days prior to his or her "annuity starting date" (as defined in section
417(f)(2) of the Code), the Association will furnish to the Participant a written notification in nontechnical terms describing the effects of an early commencement of benefits and the rights of the Participant with respect thereto. However, the foregoing election period and notification requirements will not apply if the total value of the Participant's benefit, determined in the same manner (and using the same assumptions) as under Section 9.7, is $3,500 or less.

     7.4.  Changes in Vesting Schedule.  If the Plan's vesting
schedule is amended, or the Plan
is amended in any way that directly or indirectly adversely affects the computation of a
Participant's vested percentage (or if the Plan changes to or from a top-heavy vesting schedule), each Participant who has completed 3 Years of Service for Vesting may elect, within the period described below, to have his or her vested percentage determined without regard to such amendment or change. The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days thereafter, or, if later, 60 days after the later of

          (a) the date on which such amendment becomes effective; and

          (b) the date on which the Participant is issued written notice of such amendment by the Association.

ARTICLE   Section VIII.    RESTRICTIONS ON PENSIONS

     8.1. Code Section 415 Limitations. The annual benefit to which a Participant is entitled under the Plan shall not, in any limitation year, be in an amount which would exceed the applicable limitations under section 415 of the Code, which is hereby incorporated by reference.
If the benefit payable under the Plan would (but for this Section) exceed the limitations of section
415 of the Code by reason of a benefit payable under another plan aggregated with this Plan under section 415(f), the benefit under this Plan shall be reduced only after all reductions have been made under such other plan. If the benefit payable under this Plan would (but for this Section) exceed the limitations described in section 415(e) of the Code, the benefit under this Plan shall be reduced prior to any such reduction in annual additions under the defined contribution plan or plans taken into account for purposes of the Code section 415(e) determination. For purposes of this Section, the limitation year shall be the Plan Year.

     8.2.  Restrictions on Distributions to Certain Highly
Compensated Employees.
Notwithstanding any other provision of the Plan to the contrary, the annual payments to a Highly
Compensated Employee or former Highly Compensated Employee who is among the 25 such individuals entitled to benefits under the Plan with the greatest compensation shall be restricted to an amount equal to the payments that would be made on behalf of the Employee under a single life annuity that is the Actuarial Equivalent of the sum of the Employee's Accrued Pension and the
Employee's other benefits under the Plan, all as determined pursuant to, and to the extent required by, Treasury Regulation Sec.1.401(a)(4)-5(b)(3). In the event of Plan termination, the benefit of any Highly Compensated Employee (and Former Highly Compensated Employee) is limited to a benefit that is nondiscriminatory under section 401(a)(4) of the Code.

     8.3. Nonalienability of Benefits. The benefits provided hereunder will not be subject to voluntary or involuntary alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be required by law, except that if the Association receives any Qualified
Domestic Relations Order that requires the payment of benefits hereunder, such benefits will be paid in accordance with the applicable requirements of the Order as provided under Section 9.5.

     8.4. Required Distributions. Unless the Participant elects otherwise, in no event shall the payment of benefits to any Participant commence later than the 60th day after the latest of the following:

          (a) the close of the Plan Year in which occurs the date on which the Participant attains the age sixty-five (65);

          (b) the close of the Plan Year in which occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

          (c) the close of the Plan Year in which the Participant ceases to be an Employee.

Notwithstanding the foregoing, distribution of a Participant's benefit shall occur no later than the Participant's required beginning date (as defined in section
401(a)(9) of the Code) and may
continue to the Participant or to his or her Beneficiary no longer than the maximum period permitted under section 401(a)(9).

     8.5. Rights of Eligible Employees. Nothing herein contained shall be deemed to give any Eligible Employee the right to be retained in the service of a Participating Employer or to interfere with the right of the Participating Employer to discharge such Eligible Employee, nor shall it interfere with the Eligible Employee's right to terminate his or her service at any time.

ARTICLE   Section IX.    FORM OF PENSION

     9.1. Standard Form of Pension for Participants who are not Married. Except as otherwise provided in Section 9.7, the standard form of pension payable under the Plan to a Participant who is not married on his or her "annuity starting date" (as defined in section 417(f)(2) of the Code) is a pension payable monthly to the Participant during his or her lifetime, the first payment to be due on the date of the commencement of his or her benefits under the Plan, and the last payment to be due for the calendar month in which his or her death occurs.

     9.2. Standard Form of Pension for Married Participants. Except as otherwise provided in
Section 9.7, the standard form of pension payable under the Plan to a Participant who is married on his or her "annuity starting date" (as defined in section 417(f)(2) of the Code) and who has not made an election under Section 9.3 below, will be a qualified joint and survivor form (which form will be of Actuarial Equivalent value to the standard form described in Section 9.1) under which a reduced pension will be payable to the Participant during his or her lifetime and following his or her death the same amount of such reduced pension will be payable to the person to whom the Participant was married on his or her "annuity starting date" (as defined above), such amount to be payable during the remaining lifetime of such person. Such qualified joint and survivor annuity form of pension will be at least as valuable (within the meaning of regulation Sec.1.401(a)-20A-16) as any other optional form of benefit payable under the Plan at the same time. If the person to whom a survivor annuity is payable under this Section dies after the Participant's "annuity starting date" (as defined above) and while the Participant is alive, the Participant will continue to receive during his or her remaining lifetime the same amount of reduced pension payable to him or her under this Section during the joint lifetime of the Participant and such person and the last payment to be due for the calendar month in which the Participant's death occurs.

     9.3. Waiver of Standard Forms of Pension. A Participant may elect to waive the standard form of annuity described in Sections 9.1 or 9.2, but only if such election satisfies the requirements of this Section.

          (a) Election Period. The election period during which a Participant may elect to waive the applicable standard annuity form described in Sections 9.1 or 9.2 begins on the date which is 90 days before his or her "annuity starting date" (as defined in section 417(f)(2) of the
Code) and continues until such date.

          (b) Required Information. At least 30 days but not more than 90 days prior to the Participant's "annuity starting date" (as defined in section 417(f)(2) of the Code), the Association will furnish to each Participant (including a Participant no longer in the employ of the Participating Employer) a written notification in nontechnical terms containing (i) the terms and conditions of the applicable standard form of benefit described in Sections 9.1 and 9.2, including the circumstances in which it will be provided, (ii) the Participant's right to make, and the effect of, an election to waive the applicable standard form of benefit,
(iii) the rights of the Participant's
spouse, if any, under paragraph (c), (iv) the right to make, and the effect of, a revocation of an election under this Section, (v) a general description of the eligibility conditions and other material features of the optional forms of payment under the Plan (including the right to defer a distribution until the Participant's Normal Retirement Date) and sufficient additional information to explain the relative values of the optional forms of payment, and (vi) a general explanation of the relevant financial effects on the amount of a Participant's benefit of an election under this Section.

          (c) Election Procedure. A Participant may waive the applicable standard form of annuity described in Section 9.1 or 9.2 and elect an optional form at any time during the election period described in (a) above. Any such waiver and election shall specify the optional form of benefit elected and shall state the specific non-spouse beneficiary, if any, who will receive a benefit upon the Participant's death, and shall be made in such form and manner as the
Administrator shall prescribe. In no event, however, shall a waiver and election by a Participant who is married on his or her "annuity starting date" (as defined above) take effect unless:

               (i) the Participant's spouse consents to, and acknowledges the effect of, the waiver and election, such consent and acknowledgement to state specifically the optional form of benefit elected and the non-spouse beneficiary, if any, elected by the Participant (including any class of beneficiaries and any contingent beneficiaries), and to be made in writing and witnessed by either a notary public or a duly authorized representative of the Association, or

               (ii) it is established to the satisfaction of the Association that spousal consent cannot be obtained because there is no spouse, because the spouse has died (evidenced by a certificate of death), because the spouse cannot be located (based on information supplied by a government agency or independent investigator), or because of such other circumstances as the
Secretary of the Treasury or his or her delegate may prescribe, or

               (iii)  the Association receives from the
Participant a court order certifying
either that the Participant is legally separated from his or her spouse or has been abandoned by the spouse, and a Qualified Domestic Relations Order with respect to the Participant does not otherwise require spousal consent, or

               (iv)  the Participant, simultaneously with
electing to waive the joint and
survivor annuity benefit described in Section 9.2, elects an optional form of benefit that has the effect of a "qualified joint and survivor annuity" with respect to the Participant within the meaning of section 401(a)(11) and 417 of the Code and names his or her spouse as the survivor annuitant.
In the event a spouse is legally incompetent to give consent, the spouse's legal guardian, even if the guardian is the Participant, may given consent under (i) above on behalf of the spouse. Any consent by or on behalf of a spouse (or establishment that spousal consent cannot be obtained) shall be effective only with respect to such spouse and such specific beneficiary and optional form selected, but shall be irrevocable once made.

          (d) Revocation. A Participant may revoke any waiver and election made under this Section without need of spousal consent by filing a written revocation with the Association at any time during the election period described in paragraph (a) above. No such revocation shall prevent the Participant from making a subsequent waiver and election under this Section during such election period.

     9.4. Optional Forms of Pension. Any Participant who has waived the applicable standard form of pension may elect to receive his or her pension in one of the optional forms described below, each of which shall be of Actuarial Equivalent value to a single life annuity commencing at the same time, except that the joint and survivor annuity described below with a Participant's surviving spouse as the joint annuitant shall be at least as valuable (within the meaning of regulation Sec1.401(a)-20A-16) as any other optional form of benefit payable under the Plan at the same time.

          (a) the form described in Section 9.1, if not otherwise applicable to the
Participant;

          (b) an optional joint and survivor form under which a reduced pension will be payable monthly to the Participant during his or her lifetime and following his or her death 50 percent, 75 percent, or 100 percent of such reduced pension, as elected by the Participant, will be payable monthly to the Participant's Provisional Payee (who may, but need not, be the
Participant's surviving spouse) during the remaining lifetime of such Provisional Payee. If the
Provisional Payee to whom a survivor benefit is payable under this paragraph dies after the date of commencement of benefits to the Participant and while the Participant is alive, the Participant will continue to receive during his or her remaining lifetime the same amount of reduced pension as was payable to him or her during the joint lifetime of the Participant and his or her Provisional
Payee, with the last payment to be due for the calendar month in which the Participant's death occurs;

          (c) a five, ten or fifteen year (whichever the Participant elects) certain and continuous form under which an adjusted pension will be payable monthly to the Participant during his or her lifetime; provided, however, that if his or her death occurs during the 60, 120 or 180-month period (whichever is applicable) following the date his or her benefits commence, such adjusted pension will be payable monthly to the Participant's Beneficiary for the remainder of the 60, 120 or 180-month period (whichever is applicable), or to the Beneficiary's Beneficiary if he or she (or they) should also die within the 60, 120 or 180-month period (whichever is applicable);
and

          (d)  a lump sum payment.

     No optional form of benefit may be elected under the Plan unless distributions under the form are expected to satisfy the minimum distribution rules of section 401(a)(9) of the Code with
respect to the Participant (including without limitation the minimum distribution incidental benefit rules included therein).

     9.5.  Distributions required by a Qualified Domestic
Relations Order.  To the extent
required by a Qualified Domestic Relations Order, the Association shall make distributions of vested benefits to alternate payees named in such order in a manner consistent with the distribution options otherwise available under the Plan to unmarried Participants, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan.

     9.6. Direct Rollover Option. If the distributee of any "eligible rollover distribution" from the Plan (within the meaning of Code section 402(f)(2)(A)) elects to have all or part of such distribution paid directly to an "eligible retirement plan" (within the meaning of Code section
401(a)(31)(D)) and specifies the eligible retirement plan to which such distribution is to be paid, such distribution shall be made in the form of a direct trustee-to-trustee transfer to the eligible retirement plan so specified, to the extent required by Code section 401(a)(31).  The elections and
plan specifications under this Section may be made at such time and in such manner as determined by the Association consistent with Code section 401(a)(31), which is hereby incorporated by reference.

     9.7. Small Payments. If the Actuarial Equivalent lump sum value of a Participant's
Accrued Pension under the Plan at the time the Participant becomes a Terminated Eligible
Employee is less than $3,500, the Association shall direct the Trustee to make a payment of such amount in cash in a single lump sum.

     9.8. Facility of Payments. If the Association finds that any person to whom a benefit is payable from the Trust Fund is unable to attend to his or her affairs because of illness or accident, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the Pensioner's spouse, child, grandchild, parent, brother or sister, or to any person deemed by the Association to have incurred expense for such person otherwise entitled to payment. Any such payment shall be a complete discharge of any liability under the Plan therefor.

     9.9. Payment as discharge of liability. If a Participant receives a total distribution representing his or her entire interest or the present value of his or her total Accrued Pension under the Plan, such a distribution shall forever constitute a full and complete discharge of the Plan's liability for benefits accrued by such Participant on account of service by such Participant prior to the date of such distribution.

ARTICLE   Section X.    DEATH BENEFITS

     10.1. Death Benefits Limited. Except as otherwise provided in this Article, no death benefits will be payable hereunder to anyone following the death of the Participant.

     10.2.  Death of Participant prior to Annuity Starting Date.
In the case of a Participant
who dies prior to his or her annuity starting date, his or her Beneficiary is entitled to a death benefit equal to the Actuarial Equivalent of the deceased
Participant's Accrued Pension calculated as of the date of the Participant's death.

     The form of preretirement death benefit payable under this Section will be either a single life annuity or a lump sum, as elected by the Beneficiary (provided, however, if the Beneficiary is not the Participant's spouse and is not age 50, such Beneficiary may only elect a lump sum), and will be paid at such time as the Beneficiary elects consistent with the applicable requirements of
Code section 401(a)(9). The Association will prescribe such rules and procedures as it deems appropriate regarding available elections as to the form and time of payment of such preretirement death benefit.

     10.3. Designation of Beneficiary. Each Participant shall designate a Beneficiary or
Beneficiaries to receive any death benefits which may be payable under the Plan, but he or she may change his or her Beneficiary from time to time either before or after his or her retirement by filing written notice thereof with the Association on such form as it shall prescribe; provided, however, that no designation of a Beneficiary who is not the Participant's spouse on his or her death shall be effective unless such designation is made in accordance with the applicable requirements (including the spousal consent rules) of Code sections 401(a)(11) and 417 and the regulations promulgated thereunder.

     Any consent by a spouse under (a) above, or a determination by the Association with respect to such spouse under (b) above, shall be effective only with respect to such spouse. Any such consent shall be irrevocable but shall be effective only with respect to the specific Beneficiary designation. If the Participant's designated Beneficiary predeceases him or her, or if the Participant dies without having designated a Beneficiary, then the Participant's Beneficiary shall be deemed to be his or her surviving spouse or, if none, any one or more of the following as determined by the Association in its sole discretion: the Participant's child or children (including a stepchild or stepchildren and a child or children by adoption), mother, father, sister, brother, or executors or administrators. Any such payment shall fully discharge the liability of the Plan with respect to such payment.

     10.4.  Death of Participants after Annuity Starting Date.
In the case of any Participant
who dies after his or her annuity starting date, no death benefit will be payable hereunder except as otherwise provided under a joint and survivor annuity form or optional form of benefit in effect pursuant to Sections 9.2 or 9.4.

ARTICLE   Section XI.    CONTRIBUTIONS AND TRUST FUND

     11.1.  Participating Employer Contributions.  Each
Participating Employer shall make
such contributions to the Trustee as shall be required under accepted actuarial principles to provide pensions under the Plan, with respect to its Participants, and to maintain the Plan in an actuarially sound condition. All contributions under the Plan shall be made on the condition that they are deductible under Code section 404 of the Code by the Participating Employer for the taxable year for which made.

     11.2. No Contributions by Participants. Except as provided in Section 11.7, contributions to the Plan by Participants shall be neither required nor permitted.

     11.3. Establishment of Trust Fund. The Association will enter into a trust agreement with a Trustee under which agreement the Trustee shall accept, hold and invest such contributions as the Participating Employers shall deliver to it and pay such benefits as the Participating Employers shall direct in writing. Contributions with respect to a Participating Employer will be accounted for separately. The contributions, together with any income, gains, or profits, less distributions and losses, shall constitute the Trust Fund.

     11.4. No Liability Imposed on the Participating Employer. Except as otherwise expressly provided by law, any person having a right or claim under the Plan shall look solely to the assets of the Trust Fund; and in no event shall the Participating Employer or its officers or governing body be liable, jointly or severally, or to any person whomever on account of any claim arising by reason of provisions of the Plan or of any instrument or instruments implementing the provisions thereof.

     11.5. Exclusive Benefit Rule. No part of the corpus or income of the Trust forming part of the Plan will be used for or diverted to purposes other than for the exclusive benefit of each Participant and Beneficiary, except as otherwise provided under the provisions of the Plan relating to Qualified Domestic Relations Orders, the payment of reasonable expenses of administering the
Plan, the return of contributions upon nondeductibility or mistake of fact, or the failure of the Plan to qualify initially.

     11.6. Return of Contribution. If a contribution by a Participating Employer to the Trust is (i) made by reason of a good faith mistake or fact, or (ii) believed by said Participating
Employer in good faith to be deductible under Section 404 of the Code, but the deduction is disallowed, the Trustee will, upon request by the Participating Employer, return to the
Participating Employer the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Such excess will be reduced by the losses of the Trust attributable thereto, if and to the extent such losses exceed the gains and income attributable thereto. No return of a contribution will be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

     11.7. Direct transfers from Plan A. A Participant who is entitled to a distribution from
The Defined Contribution Pension Plan (Plan A) of The Cooperative
Banks Employees
Retirement Program may, in such manner as determined by the Association, elect a direct transfer of the distribution to the Plan. Any such direct transfer shall be permitted only at the Participant's
Early Retirement Age, Normal Retirement Age or Deferred Retirement Age and only for the purpose of applying the transferred amount to the payment of benefits from the Plan in the form of an annuity that is available under the Plan in accordance with
Article 9.

     11.8. Forfeitures. Forfeitures under the Plan will be applied to reduce the contributions of the Participating Employers and will not be applied to increase the benefits of any person hereunder prior to termination of the Plan. A Participant will forfeit any portion of his or her Accrued Pension to which he or she does not have a vested right upon the actual or deemed distribution of his or her vested Accrued Pension. In addition, the portion of any Participant's
Accrued Pension with respect to which he or she has previously received a distribution and which is attributable to prior service will be disregarded upon determination of the Accrued Pension to be paid after the Participant again severs from employment or ceases to be an Eligible Employee.
Any individual, however, who forfeits all of a portion of his or her Accrued Pension under this
Section and later accrues additional benefits under the Plan as an Eligible Employee may repay to the Plan the amount earlier distributed, with interest at the rate determined under Code section
411(c)(2)(C) in effect on the date of repayment; provided, however, that such repayment must be made prior to the earlier of (i) 5 years after the first day the employee is subsequently reemployed, or (ii) the Participant's annuity starting date after reemployment. In the case of any repayment under this Section, a Participant's Accrued Pension will be recomputed by taking into account service performed by the Participant with respect to which he or she already received a distribution.

ARTICLE   Section XII.    ADMINISTRATION OF THE PLAN

     12.1. Generally. The general administration of the Plan shall be accomplished by the
Association in accordance with its By-Laws, as in effect from time to time. For this purpose, and pursuant to the applicable provisions of Title I of ERISA, the plan administrator shall be the
Association; the named fiduciary or fiduciaries with respect to the Plan shall be either specified in the By-Laws or designated in accordance with a procedure set forth therein; and the applicable provisions of the By-Laws shall govern

          (a) the procedures with respect to the establishment of a funding and investment policy for the Plan;

          (b) the allocation of responsibility for the operation and administration of the Plan;

          (c)  the delegation of responsibility to others;

          (d)  the appointment of an investment manager, if any;

          (e) the procedures for claiming benefits under the Plan and appealing the denial of claims; and

          (f) the procedures for determining the qualified status of domestic relations orders and administering distributions under those orders that constitute Qualified Domestic Relations
Orders.

     12.2. Expenses of Administration. Subject to the applicable requirements of ERISA and, to the extent not preempted thereby, Section 30 of Chapter 170 of the Massachusetts General
Laws, as amended, expenses for the administration of the Association ("Association expenses"), expenses for the administration of the Plan ("Plan expenses") and expenses of the Trustees appointed to administer the Trust Fund (including reasonable legal fees and the compensation of the Trustees) ("Trust expenses") will be paid in such manner as the Association shall determine, which may include payment from the Trust Fund.

ARTICLE   Section XIII.    AMENDMENT AND TERMINATION

     13.1. Amendment or Termination by Association. The Association may, at any time or from time to time, amend the Plan set forth herein, in whole or in part, or terminate the Plan to the extent permitted by the By-Laws, either prospectively or retroactively, and the Association shall notify each Participating Employer of each such amendment or termination which shall be in writing and executed by the Association; provided, however, that, except as otherwise permitted under the Plan or by applicable law, the Plan shall not be amended or terminated in such a manner as would cause or permit any part of the Trust Fund to be diverted to purposes other than for the exclusive benefit of Participants, Terminated Eligible Employees entitled to benefits, and
Pensioners, or in such a manner as would cause or permit any portion of such Trust Fund to revert to, or become the property of, any Participating Employer, prior to the satisfaction of all the Participating Employers' liabilities under the Plan. Upon satisfaction of all of the Participating
Employers' liabilities under the Plan, assets of the Trust Fund may revert to the respective
Participating Employers.

     13.2. Voluntary Participation. Each Participating Employer shall adopt the Plan and
Trust, as to its Eligible Employees, with the bona fide intention and expectation that its participation and contributions will be continued indefinitely; but, subject to the limitations and conditions set forth herein, and subject to the provisions of any applicable collective bargaining agreement covering its Participants, the Participating Employer shall have no obligation to maintain its participation hereunder for any give length of time.

     13.3.  Withdrawal by Participating Employer.
Notwithstanding Section 13.2 above, a
Participating Employer shall withdraw from participation in the Plan upon the happening of any of the following events:

          (a)  the dissolution of the Participating Employer;

          (b) the merger, consolidation, or reorganization of the Participating Employer into one or more corporations or organizations, unless the surviving corporation or organization is a
Participating Employer or is an Employer which elects to continue participation in the Plan by adoption of the By-Laws in accordance with its terms;

          (c) sale of all or substantially all of the assets of the Participating Employer, unless the purchaser is a Participating Employer or is an Employer which elects to continue participation in the Plan by adoption of the By-Laws in accordance with its terms;

          (d)  a withdrawal date agreed to by the Participating
Employer and the
Association's Board of Trustees;

          (e) the resolution of the Association's Board of Trustees to terminate the participation of a Participating Employer under the Plan for failure of a Participating Employer to make proper contributions to or to comply with any other provision of the Retirement Program or the By-Laws of the Association;

          (f) final decree, from which no timely or further appeal is taken, terminating the
Plan as to a Participating Employer, by the United States
District Court for the District of
Massachusetts pursuant to the application of the Pension Benefit
Guaranty Corporation; or

          (g)  any act or occurrence which either

               (i)  the Trustees determine to be a "partial
termination" of the Plan as to
any or all Eligible Employees of a Participating Employer, or

               (ii)  which has been finally and expressly
determined in an administrative or
judicial proceeding to be a partial termination within the meaning of section 411(d)(3) of the Code.

               For purposes of paragraph (b)(i) above, the Trustees shall determine that the sale or other disposition of a branch, division or other unit of a Participating Employer is a "partial termination" of the Plan of such Bank as to the Eligible
Employees of such Bank who are
employed in such branch, division or other unit, if all of the following special conditions are satisfied:

                    (A)  such Participating Employer first
submits a written request for
such a determination to the Trustees; and

                    (B)  such Participating Employer submits to
the Trustees, in
addition to the written request described in subpart (A) above, a certified vote or votes of the governing body of such Bank, stating that all additional costs associated with the full vesting of such accrued benefits which are required pursuant to Section 13.6 of the Plan as a result of such partial termination shall be due and payable by such Participating Employer, as provided in
Section 13.4 of the Plan; and

                    (C)  the Trustees in their sole discretion
determine that under all the
facts and circumstances presented, such "partial termination" will not discriminate in favor of any highly compensated employee (as defined in section 414(q) of the Code) or otherwise cause the
Plan to fail to meet the applicable requirements of the Code or ERISA.

               For purposes of paragraph (b)(i) above, if the Trustees determine in their sole discretion that under all the facts and circumstances presented, a partial termination must be declared in order to cause the Plan to continue to meet the applicable requirements of the Code or ERISA, then they shall determine that such partial termination has occurred, whether or not a Participating Employer makes the written request described in subpart (A) above or submits the certified vote described in subpart (B) above. A Participating Employer's withdrawal under the
Plan shall be effective as of its Withdrawal Date which shall be the last day of the month during which any of the events set forth above occurs.

     13.4.  Effect of Withdrawal on a Withdrawing Participating
Employer.  In the event that
the Plan participation of a Participating Employer shall be terminated as provided in Section 13.3, the following amounts shall be due and payable from the withdrawing Participating Employer on the Participating Employer's Withdrawal Date:

          (a)  all unfunded accrued benefits of the Participating
Employer, based on the
accrued benefits and Plan assets attributable to the participation in the Plan of the Participating
Employer; and

          (b) the lump sum value of the anticipated costs, estimated by the Trustee, which will be necessary to administer the Plan and to pay the expenses of making all benefit payments
(excluding the amounts of such benefit payments) with respect to all Plan benefits which are or which are expected to become payable to Participants, Terminated Eligible Employees,
Beneficiaries, surviving spouses, or other eligible survivors, as the result of the participation in the Retirement Program of the withdrawing Participating Employer.

     13.5.  Effect of Withdrawal on Participants and
Beneficiaries.  In the event that a
Participating Employer shall withdraw from participation in the Plan as provided in Section 14.3:

          (a) any rights of Participants no longer employed by such Participating Employer as of such Participating Employer's Withdrawal Date (excluding any Participant who transfers to the employ of a new employer pursuant to the terms of the event described in Section 13.3 above which triggers such withdrawal), former Participants and their Beneficiaries, surviving spouses and other eligible survivors under the Plan shall be unaffected by such Participating Employer's withdrawal to the maximum extent permitted by law;

          (b)  with respect to each Participant who is and active
Employee of the
Participating Employer as of such Participating Employer's
Withdrawal Date or who transfers to
the employ of a new employer pursuant to the terms of the event described in Section 13.3 above which triggers such Participating Employer's withdrawal:

               (i) no further service for purposes of vesting or benefit accrual shall be earned by the Participant as an Employee of such Participating
Employer; and

               (ii)  notwithstanding the provisions of Section
7.1, each such Participant in
the Plan shall have a nonforfeitable right to his or her Accrued
Pension under the Plan, to the
extent that such benefits have accrued as of the Withdrawal Date;
and

          (c) Benefits to be provided under the Plan to a Participant, Terminated Eligible
Employee, Pensioner, Beneficiary, surviving spouse or eligible survivor shall be distributed at the time and in the form set forth in Articles 5 through 10. For this purpose, an individual shall be considered a Terminated Eligible Employee as of his or her Participating Employer's Withdrawal
Date.

     13.6. Effect of Plan Termination. In the event that the Plan terminates as provided in
Section 13.1, no further Credited Service or Accrued Pension shall be earned by affected Eligible
Employees, Participants, Terminated Eligible Employees or
Pensioners with respect to
employment after the date of termination of the Plan. The benefits of Participants as of the date of termination or partial termination shall be paid in accordance with the following:

     The rights of affected Participants, Terminated Eligible Employees and Pensioners whose pensions have not yet commenced, to the extent funded as of the date of termination or partial termination, shall become nonforfeitable and the available assets of the Plan shall be allocated among the Participants, Terminated Eligible Employees and Pensioners in the order of precedence set forth in section 4044(a) of ERISA. Any residual assets of the Plan remaining after distribution in accordance with the foregoing provisions of this paragraph shall be distributed to the respective
Participating Employers, provided that

          (a) all liabilities of the Plan to Participants, Terminated Eligible Employees and
Pensioners have been satisfied, and

          (b) the distribution does not contravene any provisions of law.

     13.7. Failure to Maintain Qualified Status. If the participation of any Participating
Employer in the Plan shall adversely affect the status of the Plan as a "qualified" plan under the applicable provisions of the Code, such Participating Employer shall thereby be deemed to have withdrawn from the Plan and the Trustee shall forthwith, upon receipt of notice to such effect from such Employer or otherwise, segregate the funds then standing to the credit of Eligible
Employees of such Participating Employer for their benefit. The funds thus segregated shall be held by the Trustee as a separate fund in a savings account, or otherwise as the Trustee may determine, to be dealt with and distributed in accordance with the written directions or instructions of such former Participating Employer. The Trustee shall be authorized to take such actions with respect to such Employer and the funds held for the account of its Employees as it shall deem necessary or desirable to maintain the Plan as a "qualified" plan under the Code.

     13.8.  Merger, Consolidation or Transfer of Plan Assets.
Any provision contained in this
Article to the contrary notwithstanding, following a Participating Employer's withdrawal under the Plan in accordance with this Article, no merger or consolidation of the Plan with, or transfer of any assets or liabilities of the Plan to, any plan outside of the Plan shall be effected unless the Association acting through its Board of Trustees shall specifically approve such merger, consolidation or transfer. In the event of such approval, and the subsequent merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan outside of the Retirement Program, a Participant who was an actively employed Participant of the transferor plan immediately prior to the effective date of such merger, consolidation or transfer, and who is included under such other plan, shall be entitled to a benefit under such other plan (if it were terminated immediately after such merger, consolidation or transfer) which is not less than the benefit which such actively employed Participant would have been entitled to receive under the transferor plan if the transferor plan had been terminated immediately prior to such merger, consolidation or transfer.

     13.9. Merger of Abington National Bank Pension Plan into the Plan. Effective July 1,
1989, the Abington National Bank Pension Trust ("Abington Plan") is merged into the Plan, conditional upon the receipt by the Association of a favorable determination from the Internal
Revenue Service that the merger of the Abington Plan into the Plan will not adversely affect the qualification of the Retirement Program. Upon receipt of such determination, the assets held in the trust under the Abington Plan shall be transferred to the Trust Fund. Participants who were former participants in the Abington Plan shall continue to vest in the amount of the benefits so transferred to the Plan in accordance with the vesting schedule set out in Section 7.1 with respect to any service with any Participating Employer after June 30, 1989. In accordance with Sections
3.12 and 3.13, all periods of service prior to June 30, 1989 during which such Employee was an employee of a Participating Employer or a non-Participating Employer which merged into a
Participating Employer shall be counted for purposes of eligibility to participate in the Plan and Vesting Service.

     13.10. Merger of Workingmens Plan. Effective June 1, 1992, the Workingmens
Cooperative Bank Pension Plan and Trust, as in effect on May 31, 1992, (the "Workingmens
Plan") is merged into the Plan, conditional upon approval of such merger by the Federal Deposit
Insurance Corporation. Upon receipt of such approval, the assets held in the trust under the Workingmens Plan shall be transferred to the Trust Fund. Individuals who were participants in the Workingmens Plan and had an accrued benefit thereunder on May 31, 1992 (the
"Workingmens Accrued Benefit") shall become Participants in the Plan ("Workingmens
Participants"); provided, however, that no Workingmens Participant shall accrue additional service or benefit for any purpose under the Plan after May 31, 1992.

     The amount of a Workingmens Participant's benefit under the Plan shall be his or her Workingmens Accrued Benefit; provided, however, that such benefit shall not include any death benefit, other than the qualified pre-retirement spousal death benefit. Each Workingmens
Participant shall be fully vested in his or her Workingmens Accrued Benefit. Each Workingmens
Participant shall continue to have the same forms of distributions with respect to his or her Workingmens Accrued Benefit as were provided for under the terms of the Workingmens Plan.
In all other respects, a Workingmens Participant's rights with respect to his or her Workingmens
Accrued Benefit will be determined under the terms of the Plan as from time to time in effect on or after June 1, 1992.

ARTICLE   Section XIV.    SPECIAL TOP HEAVY PROVISIONS

     14.1. Provisions to apply. The provisions of this Article shall apply for any top-heavy plan year notwithstanding anything to the contrary in the Plan.

     14.2. Minimum Benefits. The benefit payable at any time to each Participant who is not a key employee, determined as of the end of such Plan Year (and as of the end of any subsequent
Plan Year) and when expressed as an annual benefit payable as a single life annuity commencing at the Participant's Normal Retirement Date, shall not be less than the lesser of

          (a)  the product of (1) two percent of the
Participant's high five year compensation and (2) the number of his or her years of service for minimum benefit purposes (excluding any such year that was not a top heavy plan year), and

          (b) twenty percent of his or her high five year compensation;

provided, however, if the Participant is also covered by a top heavy defined contribution plan of a Participating Employer or its Affiliate, the Association may use any one of the four safe harbor rules set forth in Regulation Sec1.416-1(M-12) for determining the minimum benefits, if any, required under the Plan.

     If payment of the Participant's benefit under the Plan is suspended in circumstances in which, but for section 411(a)(3)(B) of the Code and section 203(a)(3)(B) of ERISA, such suspension would constitute a forfeiture of benefits, the minimum benefit described above, to the extent affected by such suspension, shall be actuarially increased (using the assumptions used in determining an Actuarial Equivalent benefit) to reflect such period of suspension.

     14.3.  Special Vesting Schedule.  Each individual who is a
Participant at any time during a
top-heavy Plan Year shall be vested in not less than the percentage of his or her Accrued Pension as set forth in the following schedule (or the Plan's general vesting schedule if faster), based on his or her completed years of Vesting Service:

          Years of Vesting         Nonforfeitable
              Service                Percentage

          Less than 2                    0
          2 but less than 3             20
          3 but less than 4             40
          4 but less than 5             60
          5 but less than 6             80
          6 or more                    100

Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as top heavy changes for any Plan Year. If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan's top heavy status, such shift shall be considered to be an amendment to the vesting schedule for all purposes of the Plan.

     14.4.  Adjustment to 415 Limitations.  For purposes of the
Code section 415 limits, the
definitions of "defined contribution plan fraction" and "defined benefit plan fraction" contained therein shall be modified, for any Plan Year which is a top-heavy
Plan Year, by substituting "1.0"
for "1.25" in Code sections 415(e)(2)(B) and 415(e)(3)(B).

     14.5.  Definitions.  For purposes of this Article:

          (a) "High Five Year Compensation" means the average of the Participant's annual
Compensation for those five consecutive years of service for minimum benefit purposes (or, if the Participant has less than sixty such months, then for his or her actual number of consecutive years of service for minimum benefit purposes) for which his or her aggregate Compensation is greatest.
Any Plan Year which is not a year of service for minimum benefit purposes shall be ignored in determining whether the Participant's years of service for minimum benefit purposes are consecutive.

          (b) "Key employee" means a key employee described in Code section 416(i)(1), and "non-key employee" means any employee who is not a key employee (including employees who are former key employees).

          (c) "Top heavy plan year" means a Plan Year if the sum of the present values of the total Accrued Pension of all key employees under the Plan and under each other defined benefit plan (as of the applicable determination date of each such plan) which is aggregated with this Plan, plus the sum of the account balances of all key employees under each defined contribution plan (as of the applicable determination date of each such plan) which is aggregated with this Plan, exceeds sixty percent of the sum of such amounts for all Employees or former
Employees (other than former key employees but including beneficiaries of deceased former
Employees) under such plans.

     The following rules shall apply for purposes of making the necessary determinations under the paragraph (c):

               (i) All determinations hereunder will be computed in accordance with section 416 of the Code and the regulations promulgated thereunder, which are specifically incorporated herein by reference.

               (ii) The term "determination date" means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term "applicable determination date" means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan. Accrued benefits or account balances under a plan will be determined as of the most recent valuation date of the plan;
provided, however, that in the case of a defined benefit plan such valuation date must be the same date as is employed for minimum funding purposes, and in the case of a defined contribution plan the value so determined will be adjusted for contributions made after the valuation date to the extent required by applicable Treasury regulations.

               (iii)  There shall be aggregated with this Plan
(A) any other plan of an
Employer under which at least one key employee participates and which is able to satisfy the requirements of sections 401(a)(4) and 410 of the Code by reason, at least in part, of the existence of this Plan, and (B) if at least one key employee is a Participant hereunder, any other plan of an Employer (B-1) in which a key employee participates or (B-2) which enables another such plan (including, but not limited to, the Plan) to satisfy the requirements of sections 401(a)(4) and 410 of the Code. Any plan of an Employer not required to be aggregated with the Plan may nevertheless, at the discretion of the Administrator, be aggregated with the Plan if the benefits and coverage of all aggregated plans would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

               (iv) The determination of the present value of accrued benefits under a defined benefit plan shall be made on the basis of the mortality assumptions and interest rate used in determining an Actuarial Equivalent benefit.

          (d) "Year of service for minimum benefit purposes" means, with respect to any
Participant, the aggregate of all of his or her Periods of Service except:

               (1) any such Period of Service which began before January 1, 1984, and

               (2) any such Period of Service after the last day of the most recent Plan
Year which was a top heavy plan year.

ARTICLE   Section XV.    ADOPTION AGREEMENT

     15.1. Adoption Agreement. The Adoption Agreement shall be that separate document through which the Participating Employer adopts the Plan and elects among the various options offered under the Plan, and which, when executed by the Participating Employer and the Trustee, becomes an integral part of the Plan. Any Participating Employer may change any election on the Adoption Agreement currently in effect by filing with the Trustee a duly executed Adoption
Agreement containing the change in election, provided that no change in election shall retroactively reduce the benefit or vested percentage to which any Participant, former Participant or Beneficiary is entitled under the Plan.

ARTICLE   Section XVI.    RETIREE MEDICAL ACCOUNT

16.1. In General. The Association will establish (or cause to be established), as of January 1, 1993, an account from which medical benefits may be paid with respect to eligible retired
Participants pursuant to Section 401(h) of the Code. The account, hereinafter referred to as the '401(h) Account', will be a separate account for recordkeeping purposes. The 401(h) Account need not be segregated from the other assets of the Plan for investment purposes; however, the
Association may segregate all or part of the 401(h) Account in its discretion, and to the extent the 401(h) Account is segregated, it may be held in a separate trust established under this Plan and qualifying under Code section 501(a). It shall be impossible, at any time prior to the satisfaction of all liabilities under the Plan to provide the medical benefits described in Section 16.2 below, for any part of the corpus or income of the 401(h) Account to be used for, or diverted to any purpose other than the providing of such benefits. However, upon the satisfaction of all liabilities under the Plan to provide such benefits, any amount remaining in the 401(h) Account will be returned to the Participating Employers, in such proportions as is determined by the Association.

16.2. Benefits from the 401(h) Account. Benefits for medical expenses (including without limitation premiums for sickness, accident or hospitalization insurance or similar coverage) will be paid in such amounts, at such time or times, in such manner, and to such payees as is provided under the Participating Employers' retiree medical programs as in effect from time to time. All assets of the 401(h) Account will be available to pay benefits with respect to any eligible retired
Participant, and no separate fund or subaccount need be segregated for any such Participant.

16.3. Contributions to the 401(h) Account. Each Participating Employer may make direct contributions to the 401(h) Account in such amounts and at such time or times as it determines in its discretion. Such contributions must be reasonable and ascertainable, and are subject to the general conditions relating to Plan contributions under Article
12.  However, in no event shall the
aggregate amount of such contributions, when added to any actual contributions for life insurance protection under the Plan, exceed 25 percent of the total actual contributions to the Plan under this Section and Section 11.1 (other than contributions to fund past service credits) after the date on which the 401(h) Account is established. Any forfeitures with respect to medical benefits under the 401(h) Account must be applied as soon as possible to reduce Participating Employer contributions to fund such benefits.

16.4. Eligible retired Participants. For purposes of this Article, an "eligible retired Participant" is a Participant

               (a) with respect to whom a Termination Date has occurred; and

               (b) who is eligible for retiree medical benefits under the Participating
Employers' retiree medical programs as in effect from time to time.



     IN WITNESS WHEREOF, The Cooperative Banks Employees
Retirement Association
has caused this instrument to be executed in its name and on its behalf by its officer thereunto duly authorized at Boston, Massachusetts, on this ______ day of _____________, 1994.


                              COOPERATIVE BANKS EMPLOYEES
                              RETIREMENT ASSOCIATION




                              By:

                              Title:
     SCHEDULE A

     Plan B Participants as of 12/31/88

Name              Soc. Sec. Num.   Bank Name       Bank Num.
Date of Birth  Annual Benefit

Howard Grimes  ###-##-####    Athol-Clinton  20   02/08/24  $
270.00

Margaret Harris     ###-##-####    Athol-Clinton  20   10/09/25
115.00

Therese Sullivan    ###-##-####    Avon Coop 35   12/08/25
252.36

Monique Ducharme    ###-##-####    City Coop 115  01/20/27
1,077.00

James Perkins  ###-##-####    Equitable Coop 165  10/26/30
366.00

Bertha Mulley
  (Wansley)    ###-##-####    George Peabody 220  05/02/34  10.00

Rose Marks     ###-##-####    Hyde Park Coop 280  05/15/11
  142.00

Marie Yagoda   ###-##-####    Coolidge Corner   130    11/14/40
        40.00

Kenneth Clark  ###-##-####    Greenfield        235
10/21/31            13.00

Thomas Lee     ###-##-####    Greenfield     235  07/03/27  57.00



















FIRST AMENDMENT
of the Defined Benefit Pension Plan (Plan C) of the Cooperative Banks Employees Retirement Program

(1994 Restatement)


     Pursuant to the provisions of Section 13.1 of the aforesaid Plan, Cooperative Banks
Employees Retirement Association hereby amends said Plan as follows:
     (1) Section 2.1 is amended by inserting at the end thereof the following additional paragraph:
          "Unless otherwise provided under the Plan, each section 401(a)(17) employee's
Accrued Pension under the Plan will be the greater of the Accrued Pension determined for the employee under (a) or (b) below:

               (a) the employee's Accrued Pension determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the employee's total years of service taken into account under the Plan for the purposes of benefit accruals, or

               (b)  the sum of:

                    (1) the employee's Accrued Pension as of the last day of the last
Plan Year beginning prior to January 1, 1994, frozen in accordance with section 1.401(a)(4)-13 of the regulations, and

                    (2)  the employee's Accrued Pension
determined under the benefit
formula applicable for the plan year beginning on or after January 1, 1994, as applied to the employee's years of service credited to the employee for Plan
Years beginning on or after January
1, 1994, for purposes of benefit accruals.

                    A section 401(a)(17) employee means an
Employee whose current
Accrued Pension as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on Compensation for a year beginning prior to the first day of the first
Plan Year beginning on or after January 1, 1994, that exceeded
$150,000."

     (2) Paragraph (d) of Section 2.11 is amended to read as follows:
          "(d) For each Plan Year commencing before January 1, 1994, a Participant's
Compensation will be limited for all purposes under the Plan to $200,000 (or such larger amount as the Secretary of the Treasury or his delegate may determine for such Plan Year under section
401(a)(17) of the Code). For each Plan Year commencing after December 31, 1993, a
Participant's Compensation will be limited for all purposes under the Plan to $150,000 (or such larger amount as the Secretary of the Treasury or his delegate may determine for such Plan Year under section 401(a)(17) of the Code). In determining compensation for purposes of this limitation, the family aggregation rules of section 414(q)(6) of the Code shall apply, except that in applying such rules, the term 'family' shall include only the spouse of the Participant or any lineal descendants who have not attained age 19 before the close of the calendar year."


     (3)  The final paragraph of Section 3.3 relating to Credited
Service is hereby amended
in its entirety to read as follows:

          "On his or her Reemployment Commencement Date, a former
Participant who
received a benefit hereunder shall have the right to repay the entire amount distributed. However,
such repayment shall be made before the earlier of      (i) the
fifth anniversary of the date the
Participant is reemployed or (ii) the Participant's annuity starting date after reemployment. The amount of the repayment shall bear interest at the rate determined under Code section
411(c)(2)(C). Upon the timely repayment of a distribution permitted under this Section, a
Participant's prior Years of Credited Service, attributable to service prior to the distribution, shall be reinstated. In the event that a Participant who received a distribution is reemployed and does not repay amounts distributed, the Participant's Accrued Pension under the Plan shall be adjusted to reflect the fact that the Participant's prior Years of Credited Service, attributable to his or her service prior to the distribution, were not restored. For purposes of Section 6.1, a Participating
Employer may elect, in its Adoption Agreement, either to limit the number of years of Credited
Service used in its pension formula's years-of-Credited Service multiplier to 25, or to provide that the number of such years shall be unlimited, with no maximum limit placed upon the number of such years used in such multiplier."

     (4)  A new Section 3.14 is hereby added to read as follows:
          "3.14 Application of Service Definitions. All provisions of the Plan relating to the crediting of service shall be construed and applied consistent with the requirements of section
413(c) of the Code."

     (5)  Section 9.6 is amended to read as follows:
          "9.12 Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that may otherwise limit a distributee's election under this Section, for distributions made on or after January 1, 1993, a distributee may elect, at the time and in the manner prescribed by the Association, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section, the following definitions shall apply:

               (i) An 'eligible rollover distribution' is any distribution of all or any portion of the distributee's benefit, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives of the distributee and the distributee's Beneficiary, or for a specified period of ten years or more, or any distribution to the extent such distribution is required under Code Section 401(a)(9).

               (ii) With respect to a distributee other than the Participant's surviving spouse, an 'eligible retirement plan' is an individual retirement account described in Code Section
408(a), an individual retirement annuity described in Code
Section 408(b), an annuity plan
described in Code Section 403(a), or a qualified trust described in Code Section 401(a). With respect to a distributee who is a Participant's surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.

               (iii) A 'distributee' includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse, who is an alternate payee under a qualified domestic relations order, are distributees with regard to the interest of the spouse or former spouse.

               (iv) A 'direct rollover' is a payment by the Plan to the eligible retirement plan specified by the distributee."

     (6) Section 12.2 is hereby amended in its entirety to read as follows:

          "12.2 Expenses of Administration. Subject to the applicable requirements of
ERISA and, to the extent not preempted thereby, Section 30 of Chapter 170 of the Massachusetts
General Laws, as amended, expenses for the administration of the Association ("Association expenses"), expenses for the administration of the Plan ("Plan expenses"), and expenses of the
Trustee appointed to administer the Trust Fund (including reasonable legal fees and the compensation of the Trustee) ("Trust expenses") will be paid in such manner as the Association in its sole discretion shall determine, which may include payment from the Trust fund. Plan expenses may include, but shall not be limited to, amounts due from a withdrawing Participating Employer under Section 13.4 and recordkeeping expenses charged by the Association for recordkeeping services provided to the Plan. The Association in its sole discretion shall determine what constitutes Association expenses, Plan expenses and Trust expenses."

     IN WITNESS WHEREOF, the Cooperative Banks Employees
Retirement Association
has caused this instrument to be executed in its name and on its behalf by its officer thereunto duly authorized at Boston, Massachusetts, on this ____ day of __________, 1995.

                              COOPERATIVE BANKS EMPLOYEES
                              RETIREMENT ASSOCIATION

                              By: _____________________________

                              Title: ____________________________







                                                  Exhibit 8

                             CUSTODIAN AGREEMENT


        AGREEMENT made as of this twentieth day of December, 1996, between The Bank Investment Fund - Fund One, a corporation having its principal place of business at Boston, MA (hereinafter called the "Company") and STATE STREET BANK AND TRUST COMPANY,
a
  Massachusetts banking corporation, having its principal place of business at Boston, Massachusetts (hereinafter called "State
  Street").


                            WITNESSETH THAT:

      In consideration of the mutual agreements herein contained the Company and State Street hereby agree as follows:

  1.     APPOINTMENT

    1.1 The Company hereby appoints State Street its Custodian for the safekeeping of securities and agrees that State Street shall hold all securities received from the Company at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 except as otherwise provided in Section 3.1.

  2.  DELIVERY OF SECURITIES

    2.1 All securities delivered to State Street (other than bearer securities) shall be properly endorsed and in proper form for transfer.

  3.     DUTIES

    3.1  State Street shall:

         (a) Receive delivery of certificates for safekeeping at its premises, or upon receipt of proper instructions from the Company and a representation that no rule or regulation applicable to the Company prohibits the safekeeping of the Company's securities in a foreign depository or in a book-entry system, at a domestic or foreign subcustodian or in a domestic or foreign book-entry system for the central handling of securities ("Subcustodian").

         (b) Maintain records of all receipts, deliveries and locations of securities, together with a current inventory thereof.

         (c) Upon receipt of proper instructions, and insofar as cash is available for the purpose, pay for and receive all securities purchased for the account of the Company and collect all dividends, interest or other distributions. In receiving or disbursing funds in connection with foreign securities transactions, it may be necessary for State Street to convert cash into U.S. dollars or into non-U.S. currency. State Street shall incur no liability for loss or expense as a result of such conversion, including but not limited to losses arising from fluctuations in exchange rates.

         (d) Upon receipt of proper instructions, exchange securities held by it for the account of the Company for other securities or cash or both, and to expend cash, in connection with any merger, consolidation, reorganization, recapitalization, split-up of shares, changes of par value or conversion or in connection with the exercise of subscription or purchase rights, or otherwise.

         (e) Upon receipt of proper instructions make delivery of securities which have been sold for the account of the Company, or which have been called, redeemed, retired, or otherwise become payable, upon payment therefor. All such payments are to be made in cash, by certified check or treasurer's or cashier's check, by wire transfer or in the case of delivery through a securities depository, by credit by the securities depository, all in accordance with street custom or the rules and regulations of the securities depository. In acting upon instructions to deliver securities against payment, State Street is authorized, in accordance with street delivery practices in the place where the transaction is settled, to deliver such securities against a receipt, before receiving payment. All collection and receipt of funds or securities and all payment and delivery of funds or securities under this Agreement shall be made by State Street, at Company's risk, including without limitation the risk associated with (i) such street delivery practices of delivering securities against a receipt, before receiving payment, or (ii) the restriction by foreign governmental authorities on the movement of funds or securities. Failure of the counter party to remit counter value shall be at the sole risk of the Company.

         (f) Promptly collect all income and other payments with respect to the securities and credit such income and other payments to the Company.

         (g) Promptly execute all proxies in favor of management unless otherwise directed and mail said proxies to the address specified.

         (h) Promptly transmit to the Company written
  information (including, without limitation, pendency of call and maturities of securities and expirations of rights in connection therewith) received by State Street from Subcustodians or from issuers of the securities being held for the Company. With respect to tender or exchange offers, State Street shall transmit promptly to the Company written
  information received by State   Street from Subcustodians or
  from issuers of the securities whose tender or exchange is sought or from the party (or his agents) making the tender or exchange offer. State Street shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with securities or other property of the Company at any time held by it unless (i) State Street or Subcustodians are in actual possession of such securities or property and (ii) State Street received proper instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which such right or power is to be exercised.

  4.     BANK ACCOUNT

    4.1  State Street shall:

         (a) Retain cash of the Company in the banking department of State Street or an agent bank in a separate account or accounts in the name of State Street for the account of the Company, subject only to draft or order by State Street acting pursuant to the terms of this Agreement.


         (b) Collect, receive and deposit in the bank account maintained pursuant to Section 4.1(a) all income and other payments with respect to the securities held hereunder.

         (c) Render reports as agreed upon from time to time between both parties.

    4.2 State Street reserves the right to reverse erroneous entries to the Company's account and to charge the account for the amount of securities for which payment has not been made and for any other amount due from the Company, by way of indemnity, reimbursement of expenses, compensation or otherwise, notwithstanding the provisions of Section 15.4.


  5.     INSTRUCTIONS

    5.1  State Street shall receive a list of one or more
  persons which the Board of Directors of the Company shall from time to time authorize to give instructions.  Different
  persons  may be authorized to give instructions for different
  purposes.   State Street is authorized to rely on any
  instructions believed by it in good faith to have been given or sent by an authorized person.

    5.2 A certified copy of a resolution or action of the Board of Directors of the Company may be received and accepted by State Street as conclusive evidence of the authority of any such person or persons, including investment managers, to act and may be considered as in full force and effect until receipt of written notice to the contrary.

    5.3 Instructions may be general or specific in terms, and unless specified to the contrary, State Street is authorized to act upon such instructions whether given orally, by telephone, telex, facsimile or other means of electronic transmission; provided that the Company shall not send and State Street shall not accept instructions delivered via electronic mail through the Internet. State Street may electronically record any instructions given by telephone, and any other telephone discussions with respect to the securities, the account and performance of this Agreement.

    5.4 State Street may consult counsel satisfactory to it, including house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

  6.     INDEMNITY

    6.1 State Street shall not be responsible for the title, validity or genuineness of any security received by it or delivered by it pursuant to this Agreement and shall be kept indemnified by the Company and be without liability for any action taken or thing done by it in carrying out the terms and provisions of this Agreement, including reasonable attorney's fees, provided that State Street has acted in good faith and has not been guilty of negligence. In no event shall State Street be liable for indirect, special or consequential damages even if advised of the possibility of such damages.

    6.2  State Street shall have no more or less
  responsibility or liability to the Company on account of any action or omission of any Subcustodian employed by State Street than any such subcustodian has to State Street, except
  (i) to the extent attributable to a failure by State Street in exercising due care in the selection or retention of the Subcustodian, or (ii) to the extent that such act or omission of the Subcustodian was caused by State Street's own negligence or bad faith.

    6.3 Except as otherwise agreed to in writing, any securities or other property of the Company at any time in the possession of State Street may at all times be held and treated as collateral for the payment of securities for which payment has not been made, or for the purchase and sale of foreign exchange or of contracts for foreign exchange, notwithstanding the provisions of Section 15.4.


  7.     COMPENSATION

    7.1 The Company shall pay to State Street the compensation set forth in Exhibit A hereto until a different compensation shall be agreed upon in writing between the parties and any other includable expenses incurred in connection herewith.

  8.     TEST KEY

    8.1 If State Street has issued to the Company a test key security system in order that State Street may verify that certain transmission of information has been originated by the Company, the Company hereby agrees:


         (a) To indemnify State Street against and to hold State street harmless from all liability, claims, loss and demands whatsoever, including reasonable attorney's fees, howsoever arising or incurred because of or in connection with State Street's relying on receipt of a test key to authenticate previous transmission received by State Street apparently from the Company.

         (b) Upon request, to cause the Company's internal auditors to verify to State Street from time to time that use of and access to the test key system is restricted to authorized employees.

  9.     DATA ACCESS

    9.1 If State Street has issued to the Company a data access security system in order that the Company may have access to certain data and functions, the Company hereby agrees:

         (a)  To access data and functions only in
  accordance with the Data Access Operating Procedures annexed hereto as Exhibit B and to regard and preserve as confidential all information obtained with respect to the issuance to the Company of a data access security system.

         (b) To access data and functions solely for its own internal use and benefit.

         (c) To discontinue use of the data access security system at any time for security reasons upon notice from State Street.

         (d) Upon request, to cause the Company's internal auditors to verify to State Street that data access is restricted to authorized employees.

         (e) To indemnify State Street against and to hold State Street harmless from all liability, claims, loss and demands whatsoever, including reasonable attorney's fees, howsoever arising or incurred because of or in connection with the access of data and functions by the Company and the use by the Company or any of its employees, whether authorized or unauthorized, of the data access security system.

  10.    SECURITY

    10.1 Except as provided in Sections 4.2 and 6.3, State
  Street may not pledge, assign, hypothecate or otherwise encumber securities or cash of the Company without the prior written consent of the Company.

  11.    TAXES

    11.1 The Company agrees that it shall assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any sale, transfer, delivery or receipt of securities under this Agreement, and it further agrees to indemnify and hold State Street harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against State Street on any such sales, transfer, deliveries or receipt or other activities under this Agreement.

    11.2 The Company undertakes to instruct State Street in writing with respect to State Street's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Custodian under this Agreement. The Company agrees to indemnify and hold State Street harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which State Street may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties.

  12.    COMPLIANCE WITH LEGAL PROCESS AND JUDICIAL ORDERS

    12.1 If any securities subject to this Agreement are at any time attached or levied upon, or in case the transfer or delivery of any such securities shall be stayed or enjoined, or in the case of any other legal process or judicial order affecting such securities, State Street is authorized to comply with any such order in any matter as State Street or its legal counsel reasonably deems appropriate. If State Street complies with any process, order, writ, judgment or decree relating to the securities subject to this Agreement, then State Street shall not be liable to the Company or to any other person or entity even if such order or process is subsequently modified, vacated or otherwise determined to have been without legal force or effect.

  13.    FORCE MAJEURE

    13.1 State Street shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

  14.      REPRESENTATIONS

    14.1 The Company represents and warrants that (i) it is duly incorporated or organized and is validly existing in good standing in its jurisdiction of incorporation or organization, (ii) the execution, delivery and performance of this Agreement and all documents and instruments to be delivered hereunder or thereunder have been duly authorized,
  (iii) the person executing this Agreement on its behalf has been duly authorized to act on its behalf, (iv) this Agreement constitutes its legal, valid, binding and enforceable agreement and (v) its entry into this Agreement will not violate any agreement, law, rule or regulation by which it is bound or by which any of its assets are affected.

  15.    MISCELLANEOUS

    15.1 These provisions may not be altered or changed in any manner except by written agreement between the Company and State Street.

    15.2 This Agreement may not be assigned without the prior written consent of the other party.

    15.3 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

    15.4 Either party may terminate this Agreement by notice in writing delivered or mailed to the other party hereto not less than thirty (30) days prior to the date on which such termination shall take place and thereupon this Agreement shall terminate in accordance with such notice and all property then held shall be delivered to the Company or upon its order to its successor. The provisions of Section 4.2 and Articles 6, 8, 9, 11 and 17 shall survive the termination of this Agreement.

    15.5 Any and all notices, requests, demands or other communications required or permitted to be given hereunder shall be deemed to have been duly given when personally delivered or mailed by first class certified or registered mail, return receipt requested, addressed to the parties at the addresses set forth below:

     (a) If to State Street, to:

     State Street Bank and Trust Company
     Insurance Services Division
     P.O. Box 351
     Boston, Massachusetts 02101
     Attention:  Mark J. Bowler




     (b) If to the Company, to:

     The Bank Investment Fund - Fund One
     75 Park Plaza
     Boston, MA 02116
     Attention:  Ms. Susan Ellis

     15.6 All computer programs, software specifications, formats, manuals and like materials written and used in connection with this Agreement are made available "as is" without warranty.

     15.7 Any waiver of any rights hereunder, of any failure to perform hereunder, or of any breach hereof shall not constitute or be deemed a waiver of any other right or failure to perform hereunder or breach hereof, whether of a similar or dissimilar nature.

     15.8 This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and no waiver, alteration or modification of any of the provisions hereof or rights to act hereunder shall be binding unless in writing.

  16.     INVESTMENT MANAGER

     16.1 The Company at any time may appoint one or more investment managers to manage the investment of all or any portion of the securities. In such event, the Company shall notify State Street in writing of the appointment of such investment manager and of the portion of the securities over which the investment manager may exercise its authority. The Company similarly shall notify State Street of the termination of the appointment of any investment manager.

     16.2 State Street, in performing its duties under this Agreement, shall be entitled to rely on proper instructions from an investment manager to the same extent as State Street would be entitled to accept such proper instructions from the Company if no investment manager had been appointed.

  17.     PRICING

     17.1 If State Street employs one or more nationally recognized pricing services to determine the market value of widely traded securities which may be owned by the Company or uses other services, publications and procedures to establish the value of the securities, including but not limited to the assignment of face value to some money market instruments and to the use of matrix pricing for other obligations, the Company acknowledges and agrees that these values may not equal actual market value and indemnifies and holds State Street harmless from any loss arising from the value ascribed to the securities.

18. REPRODUCTION OF DOCUMENTS

     18.1 This Agreement and all documents relating thereto, including, without limitation, confirmations and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.




     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name on its behalf by a duly authorized officer as of the day and year first above written.


          State Street Bank and Trust Company



          By:
               Mark J. Bowler
          Title:    Senior Vice President




          The Bank Investment Fund - Fund One,



          By:

          Title:


                                 EXHIBIT B


                   PROTECTION OF EQUIPMENT AND INFORMATION


  The databases, computer programs screen formats, screen designs, report formats, interactive design techniques, and other information furnished to Company by State Street as part of the services constitute copyrighted trade secret or proprietary information of substantial value to State Street. Such databases, programs and other information are collectively referred to below as "Proprietary Information". Company agrees that it shall treat all Proprietary Information as proprietary to State Street and that it shall not divulge any Proprietary Information to any person or organization except as is expressly permitted hereunder. Without limiting the foregoing Company agrees for itself and its employees and agents:

    (1) to use such programs and databases (i) solely on State Street's computers or designated Company devices, (ii) solely from devices at Company locations designations by the Company and (iii) solely in accordance with State Street's applicable user documentation;

    (2)  to refrain from copying or duplicating in any way
  (other than in the normal course of performing processing on State Street's computers) any part of any Proprietary
  Information;

    (3) to refrain from obtaining unauthorized access to any programs, data or other information to which Company is not entitled, and if such access is accidentally obtained, to respect and safeguard the same as Proprietary Information;

    (4) to refrain from causing or allowing information transmitted from State Street's computer to the Company's terminal to be transmitted to another computer, terminal or other device for other than the Company's own use, except upon prior written approval of State Street;

    (5) that the Company shall have access to only those authorized transactions agreed upon from time to time by State Street and the Company; and

    (6) to honor all reasonable written requests made by State Street to protect at State Street's expense the rights of State Street in Proprietary Information at common law, under the Federal copyright statute and under other Federal and state statutes.





                                                   Exhibit 8

                             CUSTODIAN AGREEMENT


        AGREEMENT made as of this twentieth day of December, 1996, between Bank Investment Fund - Liquidity Fund, a corporation having its principal place of business at Boston, MA (hereinafter called the "Company") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation, having its principal place of business at Boston, Massachusetts (hereinafter called "State Street").


                            WITNESSETH THAT:

      In consideration of the mutual agreements herein contained the Company and State Street hereby agree as follows:

  1.     APPOINTMENT

    1.1 The Company hereby appoints State Street its Custodian for the safekeeping of securities and agrees that State Street shall hold all securities received from the Company at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 except as otherwise provided in Section 3.1.

  2.  DELIVERY OF SECURITIES

    2.1 All securities delivered to State Street (other than bearer securities) shall be properly endorsed and in proper form for transfer.

  3.     DUTIES

    3.1  State Street shall:

         (a) Receive delivery of certificates for safekeeping at its premises, or upon receipt of proper instructions from the Company and a representation that no rule or regulation applicable to the Company prohibits the safekeeping of the Company's securities in a foreign depository or in a book-entry system, at a domestic or foreign subcustodian or in a domestic or foreign book-entry system for the central handling of securities ("Subcustodian").

         (b) Maintain records of all receipts, deliveries and locations of securities, together with a current inventory thereof.

         (c) Upon receipt of proper instructions, and insofar as cash is available for the purpose, pay for and receive all securities purchased for the account of the Company and collect all dividends, interest or other distributions. In receiving or disbursing funds in connection with foreign securities transactions, it may be necessary for State Street to convert cash into U.S. dollars or into non-U.S. currency. State Street shall incur no liability for loss or expense as a result of such conversion, including but not limited to losses arising from fluctuations in exchange rates.

         (d) Upon receipt of proper instructions, exchange securities held by it for the account of the Company for other securities or cash or both, and to expend cash, in connection with any merger, consolidation, reorganization, recapitalization, split-up of shares, changes of par value or conversion or in connection with the exercise of subscription or purchase rights, or otherwise.

         (e) Upon receipt of proper instructions make delivery of securities which have been sold for the account of the Company, or which have been called, redeemed, retired, or otherwise become payable, upon payment therefor. All such payments are to be made in cash, by certified check or treasurer's or cashier's check, by wire transfer or in the case of delivery through a securities depository, by credit by the securities depository, all in accordance with street custom or the rules and regulations of the securities depository. In acting upon instructions to deliver securities against payment, State Street is authorized, in accordance with street delivery practices in the place where the transaction is settled, to deliver such securities against a receipt, before receiving payment. All collection and receipt of funds or securities and all payment and delivery of funds or securities under this Agreement shall be made by State Street, at Company's risk, including without limitation the risk associated with (i) such street delivery practices of delivering securities against a receipt, before receiving payment, or (ii) the restriction by foreign governmental authorities on the movement of funds or securities. Failure of the counter party to remit counter value shall be at the sole risk of the Company.

         (f) Promptly collect all income and other payments with respect to the securities and credit such income and other payments to the Company.

         (g) Promptly execute all proxies in favor of management unless otherwise directed and mail said proxies to the address specified.

         (h) Promptly transmit to the Company written
  information (including, without limitation, pendency of call and maturities of securities and expirations of rights in connection therewith) received by State Street from Subcustodians or from issuers of the securities being held for the Company. With respect to tender or exchange offers, State Street shall transmit promptly to the Company written
  information received by State   Street from Subcustodians or
  from issuers of the securities whose tender or exchange is sought or from the party (or his agents) making the tender or exchange offer. State Street shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with securities or other property of the Company at any time held by it unless (i) State Street or Subcustodians are in actual possession of such securities or property and (ii) State Street received proper instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which such right or power is to be exercised.


  4.     BANK ACCOUNT

    4.1  State Street shall:

         (a) Retain cash of the Company in the banking department of State Street or an agent bank in a separate account or accounts in the name of State Street for the account of the Company, subject only to draft or order by State Street acting pursuant to the terms of this Agreement.


         (b) Collect, receive and deposit in the bank account maintained pursuant to Section 4.1(a) all income and other payments with respect to the securities held hereunder.

         (c) Render reports as agreed upon from time to time between both parties.

    4.2 State Street reserves the right to reverse erroneous entries to the Company's account and to charge the account for the amount of securities for which payment has not been made and for any other amount due from the Company, by way of indemnity, reimbursement of expenses, compensation or otherwise, notwithstanding the provisions of Section 15.4.


  5.     INSTRUCTIONS

    5.1  State Street shall receive a list of one or more
  persons which the Board of Directors of the Company shall from time to time authorize to give instructions.  Different
  persons  may be authorized to give instructions for different
  purposes.   State Street is authorized to rely on any
  instructions believed by it in good faith to have been given or sent by an authorized person.

    5.2 A certified copy of a resolution or action of the Board of Directors of the Company may be received and accepted by State Street as conclusive evidence of the authority of any such person or persons, including investment managers, to act and may be considered as in full force and effect until receipt of written notice to the contrary.

    5.3 Instructions may be general or specific in terms, and unless specified to the contrary, State Street is authorized to act upon such instructions whether given orally, by telephone, telex, facsimile or other means of electronic transmission; provided that the Company shall not send and State Street shall not accept instructions delivered via electronic mail through the Internet. State Street may electronically record any instructions given by telephone, and any other telephone discussions with respect to the securities, the account and performance of this Agreement.


    5.4 State Street may consult counsel satisfactory to it, including house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

  6.     INDEMNITY

    6.1 State Street shall not be responsible for the title, validity or genuineness of any security received by it or delivered by it pursuant to this Agreement and shall be kept indemnified by the Company and be without liability for any action taken or thing done by it in carrying out the terms and provisions of this Agreement, including reasonable attorney's fees, provided that State Street has acted in good faith and has not been guilty of negligence. In no event shall State Street be liable for indirect, special or consequential damages even if advised of the possibility of such damages.

    6.2  State Street shall have no more or less
  responsibility or liability to the Company on account of any action or omission of any Subcustodian employed by State Street than any such subcustodian has to State Street, except
  (i) to the extent attributable to a failure by State Street in exercising due care in the selection or retention of the Subcustodian, or (ii) to the extent that such act or omission of the Subcustodian was caused by State Street's own negligence or bad faith.

    6.3 Except as otherwise agreed to in writing, any securities or other property of the Company at any time in the possession of State Street may at all times be held and treated as collateral for the payment of securities for which payment has not been made, or for the purchase and sale of foreign exchange or of contracts for foreign exchange, notwithstanding the provisions of Section 15.4.


  7.     COMPENSATION

    7.1 The Company shall pay to State Street the compensation set forth in Exhibit A hereto until a different compensation shall be agreed upon in writing between the parties and any other includable expenses incurred in connection herewith.

  8.     TEST KEY

    8.1 If State Street has issued to the Company a test key security system in order that State Street may verify that certain transmission of information has been originated by the Company, the Company hereby agrees:




         (a) To indemnify State Street against and to hold State street harmless from all liability, claims, loss and demands whatsoever, including reasonable attorney's fees, howsoever arising or incurred because of or in connection with State Street's relying on receipt of a test key to authenticate previous transmission received by State Street apparently from the Company.

         (b) Upon request, to cause the Company's internal auditors to verify to State Street from time to time that use of and access to the test key system is restricted to authorized employees.

  9.     DATA ACCESS

    9.1 If State Street has issued to the Company a data access security system in order that the Company may have access to certain data and functions, the Company hereby agrees:

         (a)  To access data and functions only in
  accordance with the Data Access Operating Procedures annexed hereto as Exhibit B and to regard and preserve as confidential all information obtained with respect to the issuance to the Company of a data access security system.

         (b) To access data and functions solely for its own internal use and benefit.

         (c) To discontinue use of the data access security system at any time for security reasons upon notice from State Street.

         (d) Upon request, to cause the Company's internal auditors to verify to State Street that data access is restricted to authorized employees.

         (e) To indemnify State Street against and to hold State Street harmless from all liability, claims, loss and demands whatsoever, including reasonable attorney's fees, howsoever arising or incurred because of or in connection with the access of data and functions by the Company and the use by the Company or any of its employees, whether authorized or unauthorized, of the data access security system.

  10.    SECURITY

    10.1 Except as provided in Sections 4.2 and 6.3, State
  Street may not pledge, assign, hypothecate or otherwise encumber securities or cash of the Company without the prior written consent of the Company.

  11.    TAXES

    11.1 The Company agrees that it shall assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any sale, transfer, delivery or receipt of securities under this Agreement, and it further agrees to indemnify and hold State Street harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against State Street on any such sales, transfer, deliveries or receipt or other activities under this Agreement.

    11.2 The Company undertakes to instruct State Street in writing with respect to State Street's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Custodian under this Agreement. The Company agrees to indemnify and hold State Street harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which State Street may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties.

  12.    COMPLIANCE WITH LEGAL PROCESS AND JUDICIAL ORDERS

    12.1 If any securities subject to this Agreement are at any time attached or levied upon, or in case the transfer or delivery of any such securities shall be stayed or enjoined, or in the case of any other legal process or judicial order affecting such securities, State Street is authorized to comply with any such order in any matter as State Street or its legal counsel reasonably deems appropriate. If State Street complies with any process, order, writ, judgment or decree relating to the securities subject to this Agreement, then State Street shall not be liable to the Company or to any other person or entity even if such order or process is subsequently modified, vacated or otherwise determined to have been without legal force or effect.

  13.    FORCE MAJEURE

    13.1 State Street shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

  14.    REPRESENTATIONS

    14.1 The Company represents and warrants that (i) it is duly incorporated or organized and is validly existing in good standing in its jurisdiction of incorporation or organization, (ii) the execution, delivery and performance of this Agreement and all documents and instruments to be delivered hereunder or thereunder have been duly authorized,
  (iii) the person executing this Agreement on its behalf has been duly authorized to act on its behalf, (iv) this Agreement constitutes its legal, valid, binding and enforceable agreement and (v) its entry into this Agreement will not violate any agreement, law, rule or regulation by which it is bound or by which any of its assets are affected.

  15.    MISCELLANEOUS

    15.1 These provisions may not be altered or changed in any manner except by written agreement between the Company and State Street.

    15.2 This Agreement may not be assigned without the prior written consent of the other party.

    15.3 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

    15.4 Either party may terminate this Agreement by notice in writing delivered or mailed to the other party hereto not less than thirty (30) days prior to the date on which such termination shall take place and thereupon this Agreement shall terminate in accordance with such notice and all property then held shall be delivered to the Company or upon its order to its successor. The provisions of Section 4.2 and Articles 6, 8, 9, 11 and 17 shall survive the termination of this Agreement.

    15.5 Any and all notices, requests, demands or other communications required or permitted to be given hereunder shall be deemed to have been duly given when personally delivered or mailed by first class certified or registered mail, return receipt requested, addressed to the parties at the addresses set forth below:

     (a) If to State Street, to:

     State Street Bank and Trust Company
     Insurance Services Division
     P.O. Box 351
     Boston, Massachusetts 02101
     Attention:  Mark J. Bowler

     (b) If to the Company, to:

     Bank Investment Fund - Liquidity Fund
     75 Park Plaza
     Boston, MA 02116
     Attention:  Ms. Susan Ellis

     15.6 All computer programs, software specifications, formats, manuals and like materials written and used in connection with this Agreement are made available "as is" without warranty.

     15.7 Any waiver of any rights hereunder, of any failure to perform hereunder, or of any breach hereof shall not constitute or be deemed a waiver of any other right or failure to perform hereunder or breach hereof, whether of a similar or dissimilar nature.

     15.8 This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and no waiver, alteration or modification of any of the provisions hereof or rights to act hereunder shall be binding unless in writing.

  16.     INVESTMENT MANAGER

     16.1 The Company at any time may appoint one or more investment managers to manage the investment of all or any portion of the securities. In such event, the Company shall notify State Street in writing of the appointment of such investment manager and of the portion of the securities over which the investment manager may exercise its authority. The Company similarly shall notify State Street of the termination of the appointment of any investment manager.

     16.2 State Street, in performing its duties under this Agreement, shall be entitled to rely on proper instructions from an investment manager to the same extent as State Street would be entitled to accept such proper instructions from the Company if no investment manager had been appointed.

  17.     PRICING

     17.1 If State Street employs one or more nationally recognized pricing services to determine the market value of widely traded securities which may be owned by the Company or uses other services, publications and procedures to establish the value of the securities, including but not limited to the assignment of face value to some money market instruments and to the use of matrix pricing for other obligations, the Company acknowledges and agrees that these values may not equal actual market value and indemnifies and holds State Street harmless from any loss arising from the value ascribed to the securities.


  18. REPRODUCTION OF DOCUMENTS

     18.1 This Agreement and all documents relating thereto, including, without limitation, confirmations and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.




     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name on its behalf by a duly authorized officer as of the day and year first above written.


          State Street Bank and Trust Company



          By:
               Mark J. Bowler
          Title:    Senior Vice President




          Bank Investment Fund - Liquidity Fund



          By:

          Title:


                                 EXHIBIT B


                   PROTECTION OF EQUIPMENT AND INFORMATION


  The databases, computer programs screen formats, screen designs, report formats, interactive design techniques, and other information furnished to Company by State Street as part of the services constitute copyrighted trade secret or proprietary information of substantial value to State Street. Such databases, programs and other information are collectively referred to below as "Proprietary Information". Company agrees that it shall treat all Proprietary Information as proprietary to State Street and that it shall not divulge any Proprietary Information to any person or organization except as is expressly permitted hereunder. Without limiting the foregoing Company agrees for itself and its employees and agents:

    (1) to use such programs and databases (i) solely on State Street's computers or designated Company devices, (ii) solely from devices at Company locations designations by the Company and (iii) solely in accordance with State Street's applicable user documentation;

    (2)  to refrain from copying or duplicating in any way
  (other than in the normal course of performing processing on State Street's computers) any part of any Proprietary
  Information;

    (3) to refrain from obtaining unauthorized access to any programs, data or other information to which Company is not entitled, and if such access is accidentally obtained, to respect and safeguard the same as Proprietary Information;

    (4) to refrain from causing or allowing information transmitted from State Street's computer to the Company's terminal to be transmitted to another computer, terminal or other device for other than the Company's own use, except upon prior written approval of State Street;

    (5) that the Company shall have access to only those authorized transactions agreed upon from time to time by State Street and the Company; and

    (6) to honor all reasonable written requests made by State Street to protect at State Street's expense the rights of State Street in Proprietary Information at common law, under the Federal copyright statute and under other Federal and state statutes.





                                                  Exhibit 15

                 AMENDED BANK INVESTMENT FUND
                     PLAN OF DISTRIBUTION
                    PURSUANT TO RULE 12B-1



     WHEREAS, Co-operative Bank Investment Fund, d/b/a Bank Investment Fund, a corporation organized under the laws of the Commonwealth of Massachusetts (the "Corporation"), engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

     WHEREAS, the Corporation is authorized to issue an unlimited number of shares of beneficial interest without par value (the "Shares");

     WHEREAS, the Corporation intends to finance activities which may be considered to be primarily intended to result in the sale of its Shares, and desires to adopt a plan of distribution pursuant to Rule 12b-1 under the Act
 ("Rule12b-1") in order to ensure the Corporation's compliance with Section 12(b) of the Act and Rule 12b-1;

     WHEREAS, the Corporation intends to operate distinct investment funds as provided in Section 4(h) of Chapter 482 of the Massachusetts Acts of 1984, as amended, including the funds currently operated by the Corporation under the names
  "Fund One" and "Liquidity Fund";

     WHEREAS, none of the Directors of the Corporation is an interested person of the Corporation (as defined in the Act), nor has any direct or indirect financial interest in the operation of this Amended Plan or any agreement relating hereto;

     WHEREAS, the Directors approving this Amended Plan have concluded, in the exercise of reasonable business judgment and in light of their fiduciary duties under state law and under
  Section 36(a) and (b) of the Act, that there is a reasonable likelihood that adoption of this Amended Plan will benefit the Corporation and its shareholders; and have approved this Amended Plan by votes cast in person at a meeting called for the purpose of voting hereon;

     WHEREAS, the Corporation has been advised by the Office of Chief Counsel, Division of Investment Management of the Securities and Exchange Commission, that given the unique circumstances of the Corporation, it would not recommend any enforcement action to said Commission if the Corporation were to adopt a distribution plan pursuant to Rule 12b-1 without obtaining the approval of the Corporation's voting securities, as required by paragraph (b)(1) of Rule 12b-1;




     NOW, THEREFORE, the Corporation hereby adopts this Amended Plan in accordance with Rule 12b-1 under the Act, on the following terms and conditions:

     1. Distribution Activities. Subject to the supervision of the Directors of the Corporation, the Corporation may, directly or indirectly, make expenditures for the following purposes:

  a. Fees for membership in trade associations, including associations in which investors eligible to invest in the Corporation's investment funds are members;

          b. Sponsorship of program activities at conferences attended by eligible investors, or attendance at such conferences by Corporation personnel, and related travel, meals and other expenses;

          c. Meals and other expenses, including travel expenses, related to business meetings with investors and potential investors in the Corporation;

          d. Personal items marked with the name or logo of the Corporation for distribution to investors or eligible investors in the Corporation;

          e. Printing and postage expenses for written materials to be sent to eligible investors who are not Shareholders in the Corporation;

          f. Subscription to publications for re-distribution to eligible investors of the Corporation;

          g. Formulation and implementation of marketing and promotional activities, including, but not limited to, newspaper and other mass media advertising;

          h. Compensation to personnel engaged in sales activities;

          i. Any other activities of a substantially similar nature which may result in the sale of Shares, either directly or through other persons with which the Corporation may enter into agreements related to this Amended Plan in accordance with Rule 12b-1.

               The President of the Corporation, or any officer of the
  Corporation designated by the Board of Directors, is authorized to direct the disposition of amounts payable by the Corporation pursuant to this Amended Plan. Such payments for distribution activities may be made directly by the Corporation or to other persons with which the Corporation may enter into agreements related to this Amended Plan in accordance with Rule 12b-1.

     2. Maximum Expenditures. In no event may expenditures under this Amended Plan in any year exceed an amount equal to .12% of the average daily net assets of the Corporation for such year.


                            - 2 -
     3. Allocation of Corporation Expenses among Distinct Investment Funds. If the Corporation shall divide the Shares into two or more classes of Shares to represent Shares in two or more distinct investment funds as provided in Section 4(h) of Chapter 482 of the Massachusetts Acts of 1984, as amended (including the investment funds designated or to be designated by the Corporation as Fund One and Liquidity Fund), the assets of the Corporation in respect of a particular investment fund shall be charged with the liabilities, expenses, costs, and charges incurred by the Corporation pursuant to the provisions of this Amended Plan in respect of such investment fund. Any general liabilities, expenses, costs, or charges of the Corporation incurred under this Amended Plan which are not readily identifiable to any particular investment fund shall be allocated and charged by the Corporation to and among such investment funds in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable.

     4. Term and Termination.

        a. This Amended Plan shall become effective on the date hereof. Unless terminated as herein provided, this Amended Plan shall continue in effect as long as such continuance is approved at least annually by a vote of the Board of Directors of the Corporation cast in person at a meeting called for the purpose of voting on such approval. If at any time any of the Directors shall be an interested person of the Amended Plan or have any direct or indirect financial interest in the operation of the Amended Plan or in any related agreements, then such continuance shall also be approved by the directors who are not interested persons and have no such interest, voting in the manner provided in the preceding sentence.

        b. This Amended Plan may be terminated at any time by vote of a majority of the Directors of the Corporation who are not interested persons of the Corporation and have no direct or indirect financial interest in the operation of the Amended Plan or in any agreements related to the Amended Plan.

     5. Amendments. This Amended Plan may not be amended to increase materially the amount of expenditures authorized in
  Section 2 hereof or to make any other material amendment to this Amended Plan unless such amendment is approved in the manner described in Section 4(a).

     6. Quarterly Reports. The President, or any other officer authorized to direct the disposition of amounts paid or payable by the Corporation pursuant to this Amended Plan or any related agreement which may be entered into by the Corporation in accordance with Rule 12b-1, shall provide to the Directors of the Corporation, and the Directors shall review at least quarterly, a written report of the amounts expended pursuant to this Amended
  Plan and any related agreement and the purpose for which such expenditures were made.


                            - 3 -

     7. Recordkeeping. The Corporation shall preserve copies of this Amended Plan and any related agreements and all reports made pursuant to Section 6 hereof for a period of not less than six years from the date of this Amended Plan, the agreements or such reports, as the case may be, the first two years in an easily accessible place.

     8. Selection of Non-Interested Directors. While this
  Amended Plan is in effect, the selection and nomination of those Directors who are not interested persons of the Corporation are committed to the discretion of such disinterested Directors.

     9. Severability. The provisions of the Plan, whenever applicable, are severable for each class of Shares, including the funds currently operated by the Corporation under the names
  "Fund One" and "Liquidity Fund".

     IN WITNESS WHEREOF, the Corporation has caused this Amended Plan to be executed as of the date set forth below.


  Dated: _____________________     CO-OPERATIVE BANK INVESTMENT
  FUND
                              D/B/A BANK INVESTMENT FUND


  Attest:

                              By:______________________________
                                        President


  ____________________________
          Clerk























                            - 4 -



                                                  Exhibit 16



                        BANK INVESTMENT FUND

                          Yield worksheet

                   FUND ONE         DATE 12/31/96



           Yield = 2[( a - b        6
                        ____    + 1)  -1]
                     [(  cd )

  a = dividends and interest earned during the period.

  b = expenses accrued for the period (net of reimbursements).

  c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

  d = the maximum offering price per share on the last day of the period.

              a = 793,660.31         b =  22,850.00
              c = 153,695.5138        d =  974.8002

                a - b =  770,810.31

                            cd =  149,822,417.59

  Yield in accordance with the above formula is    6.25%.


                                                     Exhibit 16




                           BANK INVESTMENT FUND

                          Total Return Worksheet

           FUND ONE                         DATE 1 year
                                            Ended 12/31/96


                        n                          1
  Total Return: P(l + T)       =  ERV or     [(ERV)   /n}
                                             -------       -1
                                             [(P  )     }


  p = a hypothetical initial payment of $1000

  T = average annual total return

  n = number of years

  ERV =    ending redeemable value of a hypothetical $1000
           payment made at the beginning of the 1, 5, or 10 year periods to the end of the 1, 5, or 10 year periods (or fractional portion thereof).

           P    = 1000.00            T = 4.10%

           n    = 1                ERV = 1,040.9647

  Total return in accordance with the above formula is 4.10%.



                                                    Exhibit 16




                           BANK INVESTMENT FUND

                          Total Return Worksheet

                       FUND ONE                DATE 5 years
                                               Ended 12/31/96

                               n                    1
         Total Return: P(l + T)   =    ERV or [( ERV)    /n}
                                              --------       -1
                                                (P )       }


  p = a hypothetical initial payment of $1000

  T = average annual total return

  n = number of years

  ERV =    ending redeemable value of a hypothetical $1000
           payment made at the beginning of the 1, 5, or 10 year periods to the end of the 1, 5, or 10 year periods (or fractional portion thereof).

             P = 1000.00       T   =      5.22%

             n = 5 years      ERV =  1289.7238

  Total return in accordance with the above formula is 5.22%.




















                                                     Exhibit 16




                           BANK INVESTMENT FUND

                          Total Return Worksheet

                       FUND ONE            DATE 10 years
                                           Ended 12/31/96

                              n                        1
        Total Return: P(l + T)     ERV or    [( ERV )   /n}
                                               -----       -1
                                              [( P  )     }

  p = a hypothetical initial payment of $1000

  T = average annual total return

  n = number of years

  ERV    = ending redeemable value of a hypothetical $1000
           payment made at the beginning of the 1, 5, or 10 year periods to the end of the 1, 5, or 10 year periods (or fractional portion thereof).

                     P = 1000.00     T   = 6.83%

                     n = 10 years    ERV = 1936.5907

  Total return in accordance with the above formula is 6.83%.

                                                   Exhibit 16


                          BANK INVESTMENT FUND

                             Yield worksheet


                             LIQUIDITY FUND       DATE 12/31/96




                   Yield = c  *     365
                                    ----
                                       7

                     c   =    a
                            ----
                              b

           a net investment income (per share) or net change

           b beginning value = 1000.00

           c base period return = net investment income
                                  ---------------------
                                  beginning value

           a =      .9962                     b=   1000.00

                            c =    .0009962


           Yield in accordance with the above formula is 5.19%.

                                                Exhibit 17

                   INDEPENDENT AUDITOR'S CONSENT








  We consent to the incorporation by reference in Form N-1A of our report dated January 21, 1997, and appearing on Page 12 of the Offering Circular on the financial statements of Bank Investment Fund - Fund One, appearing on Pages 13 through 22 of the Offering Circular for the year ended December 31, 1996.








                                   Parent, McLaughlin & Nangle
                                   Certified Public Accountants








  Boston, Massachusetts
  January 21, 1997

                                                 Exhibit 17

                     INDEPENDENT AUDITOR'S CONSENT








  We consent to the incorporation by reference in Form N-1A of our report dated January 21, 1997, and appearing on Page 12 of the Offering Circular on the financial statements of Bank Investment Fund - Liquidity Fund, appearing on Pages 13 through 23 of the Offering Circular for the year ended December 31, 1996.





                                   Parent, McLaughlin & Nangle
                                   Certified Public Accountants







  Boston, Massachusetts
  January 21, 1997


                                                     Exhibit 19

                           BANK INVESTMENT FUND

                                 FUND ONE

                            PRICE MAKE UP SHEET


           Date:         12/31/96

  Net Asset Value - January 1

                                                  $ 146,555,031

  Cash Invested:

       YTD-Yesterday        $23,325,618

       INV-Today                 -0-                 23,325,618

  Dividends Reinvested:

      YTD-Yesterday           2,892,797

      DR-Today                  267,154               3,159,951

  Cash Redeemed:

      YTD-Yesterday         (18,071,181)

      RED-Today                  -0-               (18,071,181)

  Realized Gains (Losses):

     YTD-Yesterday              119,293

    G/L-Today                   -0-                     119,293

  Unrealized Depreciation:

     YTD-Yesterday            (3,497,470)

     Appreciation/
     (Depreciation) Today        -0-                (3,497,470)


  TOTAL NET ASSETS - TODAY                         $151,591,242


                                                   Exhibit 19


  PRE-NET ASSET VALUE COMPUTATION:

       Total Net Assets - Yesterday

        (Adjusted - see below)                     $151,324,088

        Today's Appreciation/
         Depreciation in Inv. Sec.*                        0

        Number of Shares Outstanding-
        Yesterday (Adjusted - see below)           155,235.9983

        Pre-NAV per share                             $974.8002


           POST-NET ASSET VALUE COMPUTATION:

           Total Net Assets - Today                $155,591,242

           Shares Outstanding:

               Today                               155,510.0582

               Current
               Redemptions                              - 0 -
               Current
               Investments   (Dividend Reinvestment)   274.0599

               Number of
               shares out-
               standing today                      155,510.0582

           NET ASSET VALUE PER SHARE                   974.8002


           *INVESTMENT SECURITIES  PORTFOLIO

                            Yesterday            Today

            Market          $149,965,612         $149,965,612

            Cost             150,962,428          150,962,428

           Appreciation/
           Depreciation       $ -0-                $  -0-

           TODAY'S CHANGE                          $  -0-


                                                Exhibit 19

                           BANK INVESTMENT FUND

                              Liquidity Fund

                            PRICE MAKE UP SHEET

                            Date:  12/31/96


  Net Asset Value - January 1
                                                   $245,150,513

  Cash Invested:

      YTD-Yesterday            $784,710,565

      INV-Today                     -0-             784,710,565

  Dividends Reinvested:

      YTD-Yesterday            $  7,071,763

  DR-Today                          607,643           7,679,406

  Cash Redeemed:

      YTD-Yesterday            $827,332,928

      RED-Today                     -0-             827,332,928

  Realized Gains (Losses):

      YTD-Yesterday                 -0-

      G/L-Today                     -0-                  -0-

  Unrealized Appreciation:

      YTD-Yesterday                 -0-
     Appreciation/
      (Depreciation) Today          -0-                   -0-



           TOTAL NET ASSETS - TODAY                $210,207,556









                              Exhibit 19 PRE-NET ASSET VALUE
  COMPUTATION:

           Total Net Assets - Yesterday            $210,207,556

           Today's Appreciation/
           Depreciation in Inv. Sec.                       0

           Number of Shares Outstanding-
               Yesterday                           210,207.5572

           Pre-NAV per share                         $1000.00


           POST-NET ASSET VALUE COMPUTATION:

           Total Net Assets - Today                $210,207,556

           Shares Outstanding:

           Today                                   209,599.9140

           Current
           Redemptions                                  - 0 -


           Current
           Investments   (Dividend Reinvestment)       607.6432

           Number of
           shares out-standing today              210,207.5572

  NET ASSET VALUE PER SHARE                         $1000.00


           INVESTMENT SECURITIES PORTFOLIO*

                           Yesterday                      Today

           Market                  $

           Cost

           Appreciation/
           Depreciation            $


           TODAY'S CHANGE                                    $


   This Section is Not Applicable - Amortized Cost Method used.